Exhibit 10.1

Lease Agreement

(NNN Tenant Improvements)

Basic Lease Information

Lease Date:                                      May 20, 2014

Landlord:                                          HINES VAF NO CAL PROPERTIES, L.P.,

a Delaware limited partnership

Landlord's Address

For Notices:                                      HINES VAF NO CAL PROPERTIES, L.P.

c/o Hines Interests Limited Partnership

2479 E. Bayshore Road, Suite 265

Palo Alto, California 94303

Attn: Property Manager

With a copy to:

HINES VAF NO CAL PROPERTIES, L.P.

c/o Hines Interests Limited Partnership

101 California Street, Suite 1000

San Francisco, CA 94111

Attn: Thomas Kruggel

Landlord’s Address

For Rent:                                           Hines VAF No Cal Properties LP

PO Box 742247

Los Angeles, CA 90074-2247

Tenant:                                              SPANSION INC.,

a Delaware corporation

Tenant's Address:                          Prior to Commencement Date:

Spansion Inc.

915 DeGuigne Drive

P.O. Box 3453, MS 251

Sunnyvale, CA 94088-3453

Attn: Ajay Changaran, Procurement Manager

With a copy to:

Spansion Inc.

915 DeGuigne Drive

P.O. Box 3453, MS 251

Sunnyvale, CA 94088-3453

Attn: Allan Manzagol

Director, Commercial Law

Following Commencement Date:

Spansion Inc.

1001 Ridder Park Drive

San Jose, CA 95131

Attn: Ajay Changaran, Procurement Manager

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With a copy to:

Spansion Inc.

1001 Ridder Park Drive

San Jose, CA 95131

Attn: Allan Manzagol

Director, Commercial Law

Premises:

Approximately 154,416 rentable square feet as shown on Exhibit A, which is comprised of approximately 124,375 rentable square feet consisting of the entire building located at 1001 Ridder Park Drive, San Jose, California (the “1001 Ridder Premises”), and approximately 30,041 rentable square feet consisting of a portion of the building located at 1717 Fox Drive, San Jose, California (“1717 Fox Premises”). The 1001 Ridder Premises shall include the patio areas adjacent to the 1001 Ridder Building but such patio areas shall not be included in the measurement of the 1001 Ridder Building. The 1001 Ridder Premises are measured in accordance with BOMA ANSI Z.65.3 (2009) standards for a single tenant building and the 1717 Fox Premises are measured in accordance with the same standards applicable for a multi-tenant building (i.e., measured to the exterior walls, not the drip line).

1001 Ridder Building:                   Approximately 124,375 rentable square feet

1717 Fox Building:                         Approximately 49,024 rentable square feet

Term:                                                 Twelve (12) years commencing on January 1, 2015 ("Commencement Date") and expiring on December 31, 2026 ("Expiration Date").

Base Rent (¶3):	Two Hundred Twenty Three Thousand Twenty Nine Hundred Three and 20/100 Dollars ($223,903.20) per month.

Adjustments to Base Rent:

Period	Rate/SF/Month NNN (Approx.)	Monthly Base Rent
January 1, 2015 – December 31, 2015	$1.45	$223,903.20
January 1, 2016 – December 31, 2016	$1.49	$230,620.30
January 1, 2017 – December 31, 2017	$1.54	$237,538.90
January 1, 2018 – December 31, 2018	$1.58	$244,665.07
January 1, 2019 – December 31, 2019	$1.63	$252,005.02
January 1, 2020 – December 31, 2020	$1.68	$259,565.17
January 1, 2021 – December 31, 2021	$1.73	$267,352.13
January 1, 2022 – December 31, 2022	$1.78	$275,372.69
January 1, 2023 – December 31, 2023	$1.84	$283,633.87
January 1, 2024 – December 31, 2024	$1.89	$292,142.89
January 1, 2025 – December 31, 2025	$1.95	$300,907.18
January 1, 2026 – December 31, 2026	$2.01	$309,934.39

Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant hereby agree that for the twelve (12) month period commencing on January 1, 2015 and ending on December 31, 2015 (each such calendar month, an “Abatement Month”), the monthly Base Rent due hereunder shall be abated; provided, that (i) Tenant is at no time in default under any of the terms and provisions of this Lease beyond any applicable notice and cure period, and (ii) Tenant agrees that notwithstanding the foregoing monthly Base Rent abatement, Tenant shall observe and perform all of the other terms, covenants and provisions set forth in this Lease, including without limitation, payment of all other Rent (as defined below) required to be paid by Tenant under this Lease during such monthly Base Rent abatement period, including Tenant’s Share of Operating Expenses, Tax Expenses, Common Area Utility Costs and Utility Expenses. Notwithstanding anything to the contrary contained herein, Landlord shall have the right, at any time and from time to time, to elect, upon delivery of ten (10) days’ prior written notice to Tenant, to make a cash payment to Tenant equal to the monthly Base Rent for any one or more of the Abatement Months which have not theretofore occurred, in which case Tenant shall no longer be entitled to the aforementioned abatement of monthly Base Rent for the applicable Abatement Month(s) for which Landlord has made such cash payment.

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Advance Rent (¶3):	Two Hundred Thirty Thousand Six Hundred Twenty and 30/100 Dollars ($230,620.30).

Security Deposit (¶4):	One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00), subject to reduction as provided in Section 4 below.

Tenant's Share of Operating Expenses (¶6.1):	100% of the 1001 Ridder Building; 61.28% of the 1717 Fox Building
Tenant's Share of Tax Expenses (¶6.2):	100% of the 1001 Ridder Building; 61.28% of the 1717 Fox Building
Tenant's Share of Common Area Utility Costs (¶7.2):	100% of the 1001 Ridder Building; 61.28% of the 1717 Fox Building
Tenant's Share of Utility Expenses (¶7.1):	100% of the 1001 Ridder Building; 61.28% of the 1717 Fox Building

Permitted Uses (¶9):

General office, research and development and other related uses, but only to the extent permitted by the City of San Jose and all agencies and governmental authorities having jurisdiction thereof, and for no other use or purpose.

Parking Spaces:

Three and 4/10 (3.4) non-exclusive and non-designated spaces per 1,000 rentable square feet of the Premises and twenty (20) reserved spaces in the location shown on Exhibit I pursuant to Section 22 below.

Broker (¶33):	Jones Lang LaSalle/JLL for Tenant
CB Richard Ellis/Cassidy Turley Northern California, Inc. for Landlord

Exhibits:	Exhibit A -	Premises, Building and Ridder Park Technology Center
	Exhibit B -	Tenant Improvements
	Exhibit C -	Rules and Regulations
	Exhibit D -	New HVAC Units Specifications
	Exhibit E -	Tenant's Initial Hazardous Materials Disclosure Certificate
	Exhibit F -	Change of Commencement Date - Example
	Exhibit G -	Sign Criteria
	Exhibit H -	Utility Provider Authorization
	Exhibit I -	Location of Parking Area
	Exhibit J -	Inventory of Patio Furniture

Addenda:	Addendum 1 -	Options to Extend

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Table of Contents

Section	Page

1.	Premises; License to Use Patio Furniture	1

2.	Occupancy; Adjustment of Commencement Date; Early Termination Right	1

3.	Rent	2

4.	Security Deposit	2

5.	Condition of Premises; Tenant Improvements and Landlord’s Work	3

6.	Additional Rent	4

7.	Utilities and Services	7

8.	Late Charges	8

9.	Use of Premises	8

10.	Alterations; and Surrender of Premises	9

11.	Repairs and Maintenance	11

12.	Insurance	12

13.	Limitation of Liability and Indemnity	14

14.	Assignment and Subleasing	14

15.	Subordination	16

16.	Right of Entry	16

17.	Estoppel Certificate	17

18.	Tenant's Default	17

19.	Remedies for Tenant's Default	18

20.	Holding Over	19

21.	Landlord's Default	19

22.	Parking	20

23.	Transfer of Landlord's Interest	20

24.	Waiver	20

25.	Casualty Damage	20

26.	Condemnation	22

27.	Environmental Matters/Hazardous Materials	22

28.	Financial Statements	24

29.	General Provisions	24

30.	Signs	26

31.	Mortgagee Protection	27

32.	Warranties of Tenant	27

33.	Brokerage Commission	27

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34.	Quiet Enjoyment	28

35.	Roof Equipment	28

36.	Right of First Offer	29

37.	Energy Use Disclosure	29

38.	Brokaw Commons Amenities	29

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NNN Tenant Improvements

Lease Agreement

The Basic Lease Information and this Lease are, and shall be construed as, a single instrument.

1.            Premises; License to Use Patio Furniture

Landlord leases the Premises to Tenant upon the terms and conditions contained herein. Tenant shall have the right to use, on a non-exclusive basis (except as otherwise expressly provided herein), parking areas and ancillary facilities located within the Common Areas of the Project (as hereinafter defined), subject to the terms of this Lease. For purposes of this Lease, as of the Lease Date, the rentable square footage area of each of the Premises, the 1001 Ridder Premises, the 1717 Fox Premises, the 1001 Ridder Building and the 1717 Fox Building shall be deemed to be the number of rentable square feet as set forth in the Basic Lease Information. The term "Project" means and collectively refers to the 1001 Ridder Building, the 1717 Fox Building and the Common Areas. The Project is part of a multi-building development commonly known as the Ridder Park Technology Center (the “Ridder Park Technology Center”) as shown on Exhibit A. In addition, Landlord hereby grants Tenant an exclusive right to use, all existing patio furniture (the “Patio Furniture”) currently located on the patio adjacent to the 1001 Ridder Building and listed on the inventory attached to this Lease as Exhibit J. Said right shall be coterminous with this Lease and upon such termination, the Patio Furniture shall be deemed to constitute part of the Premises and surrendered by Tenant to Landlord in the same condition and repair as existing on the Delivery Date, ordinary wear and tear and damage by casualty excepted.

2.            Occupancy; Adjustment of Commencement Date; Early Termination Right

2.1     Tenant shall be entitled to early occupancy of the Premises for the sole purposes of performing the Tenant Improvements (as defined in Exhibit B) and installing its furniture, fixtures and equipment commencing on the date (the “Delivery Date”) of the mutual execution and delivery of this Lease and continuing until the Commencement Date; provided that during such early occupancy period, all terms, provisions and conditions of this Lease shall apply, including, but not limited to, (a) Tenant’s obligation to provide Landlord with evidence of liability insurance coverage pursuant to Section 12 hereof and Exhibit B attached hereto, (b) Tenant’s indemnity obligations pursuant to Section 13 hereof, and (c) Utility Expenses, but excluding the obligation to pay Base Rent or Tenant’s Share of Operating Expenses, Tax Expenses and Common Area Utility Costs; provided, further, Landlord shall not be obligated to deliver possession of the Premises to Tenant until Landlord has received from Tenant all of the following: (i) the Advance Rent; (ii) the Security Deposit; and (iii) executed copies of policies of insurance or certificates or binders thereof as required under Section 12. If Landlord chooses not to deliver possession of the Premises to Tenant because one (1) or more of the above items are not received by Landlord, the Commencement Date shall not be affected or delayed thereby. If the commencement date and/or the expiration date of this Lease is other than the Commencement Date and Expiration Date specified in the Basic Lease Information, the parties shall execute a written amendment to this Lease, substantially in the form of Exhibit F hereto specifying the actual Commencement Date, Expiration Date and the date on which Tenant is to commence paying Rent. Tenant shall execute and return such amendment to Landlord within fifteen (15) days after Tenant's receipt thereof. The word "Term" means the initial term of this Lease and any valid extension(s) thereof.

2.2     Tenant’s occupancy of the Premises prior to the actual Commencement Date shall be at Tenant's sole risk and subject to all the provisions of this Lease (excluding the requirement to pay Base Rent and Tenant’s Share of Operating Expenses, Tax Expenses and Common Area Utility Costs). Additionally, Landlord shall have the right to impose additional reasonable conditions on Tenant's early occupancy. Tenant may install its furniture, fixtures and equipment during such early occupancy period.

2.3     If Tenant needs additional space in the Ridder Park Technology Center, Tenant shall provide a written request to Landlord specifying Tenant’s additional space needs (an “Additional Space Request”). Landlord shall notify Tenant in writing whether there is additional space available for lease in the Ridder Park Technology Center within forty-five (45) days of Landlord’s receipt of an Additional Space Request (“Reply Notice”). If Tenant delivers an Additional Space Request on or after November 16, 2021 specifying Tenant’s additional space requirements in excess of 30,000 rentable square feet (the “Additional Space Threshold”) and Landlord has not delivered a Reply Notice to Tenant within forty-five (45) days after Landlord’s receipt of such Additional Space Request (or at any time after such forty-five day period) stating that Landlord can provide such additional space in the Ridder Park Technology Center to satisfy such expansion requirements within twelve (12) months after the date of the Reply Notice, Tenant may terminate this Lease effective at any time during the period commencing on January 1, 2023 and ending on December 31, 2024 (the “Early Termination Period”) by delivering to Landlord written notice (the “Termination Notice”) of Tenant’s election to terminate the Lease not less than twelve (12) months prior to the termination date specified in the Termination Notice (the “Early Termination Date”). Tenant may only exercise its termination right under this Section 2.3 if Tenant is not then in default under this Lease beyond any applicable notice and cure period. In no event may Tenant exercise its termination right under this Section 2.3 if Tenant’s expansion requirements do not exceed the Additional Space Threshold (i.e., Tenant has not leased space or otherwise acquired property in excess of the total rentable square feet of the Premises and the Additional Space Threshold to relocate its business immediately following the termination of this Lease). In connection with such termination, Tenant shall pay to Landlord, in addition to all Rent (as hereinafter defined) due through the later of the Early Termination Date or the date Tenant actually vacates the Premises, a termination fee (the “Termination Fee”) equal to the sum of the following: (a) the unamortized leasing costs incurred by Landlord in connection with this Lease, including the Tenant Improvement Allowance disbursement by Landlord (as defined in Exhibit B to this Lease), all leasing commissions and the free twelve months of Base Rent (i.e. $2,686,838.40), amortized on a straight line basis over the initial twelve (12) year Term, including interest at seven percent (7%) per annum, and (b) an amount equal to six (6) months of Base Rent at the same amount due under this Lease during the ninth (9th) year of the Term, which Termination Fee shall be due and payable by Tenant to Landlord within thirty (30) days of Landlord’s written notice to Tenant of the calculation of the Termination Fee. Failure to timely exercise such option or pay such Termination Fee shall result in such option expiring and being of no further force or effect. If Tenant properly exercises its option to terminate in accordance with the provisions hereof, this Lease shall be terminated on the Early Termination Date without further liability of Tenant hereunder, except for such liability that has accrued on or prior to the Early Termination Date and such liability that survives termination of the Lease by the terms hereof.

3.            Rent

On the date that Tenant executes this Lease, Tenant shall deliver to Landlord the original executed Lease, the Advance Rent (which shall be applied against Rent payable for the first month(s) Tenant is required to pay Rent), the Security Deposit and all insurance certificates required to be delivered under Section 12 and Exhibit B of this Lease. Tenant agrees to pay Landlord without prior notice or demand, abatement, offset, deduction or claim, in advance at Landlord's Address for Rent, on the Commencement Date and thereafter on the first (1st) day of each month throughout the Term (i) Base Rent (except during the abatement period as set forth in the Basic Lease Provisions) and (ii) as Additional Rent, Tenant's Share of Operating Expenses, Tax Expenses, Common Area Utility Costs, and Utility Expenses. The term "Rent" means the aggregate of all these amounts. If Landlord permits Tenant to occupy the Premises without requiring Tenant to pay rental payments for a period of time, the waiver of the requirement to pay rental payments shall only apply to the waiver of Base Rent. If any rental payment date (including the Commencement Date) falls on a day of the month other than the first day of such month or if any rental payment is for a period which is shorter than one (1) month, then the rental for any such fractional month shall be a proportionate amount of a full calendar month's rental based on the proportion that the number of days in such fractional month bears to the number of days in the calendar month during which the fractional month occurs. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated in the same manner. To the extent not already paid as part of the Advance Rent any prorated Rent shall be paid on the Commencement Date, and any prorated Rent for the final calendar month shall be paid on the first day of the calendar month in which the date of expiration or termination occurs.

4.            Security Deposit

Simultaneously with Tenant's execution and delivery of this Lease, Tenant shall deliver to Landlord, as a Security Deposit for the faithful performance by Tenant of its obligations under this Lease, the amount specified in the Basic Lease Information. If Tenant is in default hereunder, Landlord may, but without obligation to do so, use all or any portion of the Security Deposit to cure the default or to compensate Landlord for all damages sustained by Landlord in connection therewith. Tenant shall, immediately on demand, pay to Landlord a sum equal to the portion of the Security Deposit so applied or used to replenish the amount of the Security Deposit held to increase such deposit to the amount initially deposited with Landlord. At the expiration or earlier termination of this Lease, within the time period(s) prescribed by California Civil Code Section 1950.7 (or any successor law), Landlord shall return the Security Deposit to Tenant, less such amounts as are reasonably necessary, as determined by Landlord, to remedy Tenant's default(s) hereunder, including, but not limited to, Tenant’s obligation to surrender possession of and restore the Premises in the condition required under this Lease, including the obligations set forth in Section 10.2 below. If the cost to restore the Premises exceeds the amount of the Security Deposit, Tenant shall promptly deliver to Landlord any and all of such excess sums. Landlord shall not be required to segregate the Security Deposit from other funds, and, unless required by law, interest shall not be paid on the Security Deposit. Tenant shall not have any use of, or right of offset against, the Security Deposit. Tenant hereby waives (i) California Civil Code Section 1950.7 (except subsection (b)) (or any successor law) and any and all other laws, rules and regulations applicable to security deposits in the commercial context ("Security Deposit Laws"), and (ii) any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Notwithstanding anything to the contrary contained herein, the Security Deposit may be retained and applied by Landlord (a) to offset Rent which is unpaid either before or after termination of this Lease, and (b) against other damages suffered by Landlord before or after termination of this Lease. Notwithstanding anything to the contrary contained herein and provided that Tenant has not at any time been in default under the Lease during the Term beyond any applicable notice and cure period, (1) on the fifth (5th) anniversary of the Commencement Date, the Security Deposit shall be reduced to One Million Two Hundred Thousand and No/100 Dollars ($1,200,000.00) and Landlord shall credit the excess in the amount of $300,000.00 against the next installments of Base Rent coming due until the full amount of the excess has been applied, (2) on the seventh (7th) anniversary of the Commencement Date, the Security Deposit shall be reduced to Nine Hundred Thousand and No/100 Dollars ($900,000.00) and Landlord shall credit the excess in the amount of $300,000.00 against the next installments of Base Rent coming due until the full amount of the excess has been applied, and (3) on the ninth (9th) anniversary of the Commencement Date, the Security Deposit shall be reduced to Six Hundred Thousand and No/100 Dollars ($600,000.00) and Landlord shall credit the excess in the amount of $300,000.00 against the next installments of Base Rent coming due until the full amount of the excess has been applied.

5.            Condition of Premises; Tenant Improvements and Landlord’s Work

Tenant acknowledges that it has had the opportunity to inspect the Premises prior to the execution of this Lease and agrees to accept the Premises on the Commencement Date (and by taking possession of the Premises Tenant shall be deemed to have accepted the Premises) as then being suitable for Tenant's intended use in its then existing "AS IS" condition, except as otherwise set forth in this Section 5 and Exhibit B hereto. Tenant agrees that neither Landlord nor any of Landlord's agents, representatives or employees has made any representations as to the suitability, fitness or condition of the Premises for the conduct of Tenant's business or for any other purpose. The Tenant Improvements (defined in Exhibit B) shall be installed in accordance with the terms and provisions of Exhibit B. In addition, Landlord shall, at Landlord’s sole cost and expense (except as otherwise expressly provided below) using Building standard materials, perform the following work (collectively, “Landlord’s Work”) (a) at the 1001 Ridder Building: (i) install new heating, ventilation and air-conditioning units (“HVAC Units”) serving the 1001 Ridder Premises in accordance with the specifications to be provided by Tenant to Landlord prior to May 30, 2014 and attached as Exhibit D to this Lease, including any necessary improvements to the roof in connection with the installation of such new HVAC Units (collectively, the “New 1001 Ridder HVAC Units”), (ii) install a new roof membrane and insulation on the 1001 Ridder Building, excluding any structural components of the roof unless damaged or in need of repair or replacement (the “New 1001 Ridder Roof”), (iii) replace the existing telephone in the elevator with an ADA compliant “behind the panel” telephone, (iv) replace the water heaters exclusively serving the restrooms of the 1001 Ridder Building which are older than ten (10) years as of the Lease Date with new water heaters, (v) jet clean existing under slab waste piping, (vi) replace or repair sealant and gaskets on exterior walls, window headers, sills and jambs showing evidence of leaks or otherwise in need of repair as reasonably determined by Landlord, (vii) replace or repair door threshold and window gaskets surrounding windows and doors on all four (4) balcony decks of the 1001 Ridder Building, and (viii) relocate the fence in front of PG&E transformer if and as required by code; and (b) at the 1717 Fox Building: (i) install new HVAC Units serving the 1717 Fox Premises in accordance with the specifications to be provided by Tenant to Landlord prior to May 30, 2014 and attached as Exhibit D to this Lease, including any necessary improvements to the roof in connection with the installation of such new HVAC Units (collectively, the “New 1717 Fox HVAC Units”) (Tenant shall deliver to Landlord the specifications for the New 1001 Ridder HVAC Units and the New 1717 Fox HVAC Units on or before May 30, 2014; Tenant acknowledges (A) that the code requirements will be changing after June 30, 2014, (B) the failure to obtain a permit prior to such date may result in additional costs and delays, (C) Landlord shall not be responsible for such additional costs and delays caused by Tenant’s failure to timely provide such specifications, and (D) in no event shall the Commencement Date be extended as a result thereof), (ii) install a new roof membrane and insulation on the 1717 Fox Building, excluding any structural components of the roof unless damaged or in need of repair or replacement (the “New 1717 Fox Roof”), (iii) replace the water heaters exclusively serving the restrooms of the 1717 Fox Premises which are older than ten (10) years as of the Lease Date with new water heaters, (iv) jet clean existing under slab waste piping, (v) remove residual black mastic containing asbestos in the “Pipe Closet Electrical Closet” and remove mastic containing asbestos under the floor tile located in (1) the “Coffee Area South West Area Water Storage,” (2) the “Electric Closed Storage Closet,” and (3) “Storage 3,” as identified on the Asbestos Sampling Results for 1717 Fox Drive, Table 2, of the Asbestos and Lead Paint Survey, Baseline Mold Air Sampling and Slab Moisture Testing report dated April 29, 2014 prepared by Professional Services Industries, Inc., and remove any other asbestos discovered by Landlord or Tenant during the demolition of the existing improvements in the 1717 Fox Premises, provided that if Tenant discovers any additional asbestos, Tenant shall provide written notice to Landlord of the location of such asbestos and provide Landlord with the opportunity to remove such materials during the demolition phase of the Tenant Improvements, (vi) replace or repair sealant and gaskets on exterior walls, window headers, sills and jambs showing evidence of leaks or otherwise in need of repair as reasonably determined by Landlord, (vi) perform any upgrades to the Common Areas of the 1717 Fox Building, including all walkways and parking areas serving the 1717 Fox Building, required to correct any noncompliance with the ADA in effect and being enforced as of the Lease Date, and (vii) install a new Building fire alarm control panel (all connections to such panel from the 1717 Fox Premises shall be performed by Tenant as part of the Tenant Improvements). Landlord acknowledges that in Tenant’s inspection of the 1717 Fox Premises, Tenant discovered higher than customary levels of moisture on the floor of the 1717 Fox Premises. Consequently, Landlord and Tenant agree that all flooring in the 1717 Fox Premises shall be removed during the demolition phase of the Tenant Improvements and that after the floor has been exposed for a reasonable period of time during the normal course of the construction to permit evaporation, the floor shall be retested by a reputable contractor selected by Landlord specializing in such testing. If the results of such test recommend any actions be taken to permit the installation of customary flooring by Tenant for its intended use of the 1717 Fox Premises (i.e., without the risk of any lifting or bubbling of such flooring or compromising a typical manufacturer’s warranty for Building standard flooring as a result of such moisture levels), Landlord agrees to take such actions at Landlord’s sole cost and expense. Notwithstanding the foregoing, Landlord shall provide an improvement allowance of up to One Million Two Hundred Sixty Five Thousand Nine Hundred Thirty and No/100 Dollars ($1,265,930.00) (the “HVAC Allowance”) to pay costs (collectively, “HVAC Costs”) incurred by Landlord in installing the New 1001 Ridder HVAC Units and the New 1717 Fox HVAC Units (including any necessary improvements to the roof in connection with the installation of such new HVAC Units). The contractor performing such installation shall be selected by Landlord pursuant to a competitive bidding process. All HVAC Costs in excess of the HVAC Allowance (“Excess HVAC Costs”) shall be paid from the Tenant Improvement Allowance. Tenant shall not be entitled to any credit, abatement or payment from Landlord in the event that the maximum amount of the HVAC Allowance exceeds the HVAC Costs. The HVAC Allowance (and the Tenant Improvement Allowance as applicable) shall be the maximum contribution by Landlord for installation of the New 1001 Ridder HVAC Units and the New 1717 Fox HVAC Units. Upon completion of Landlord’s Work, the New 1001 Ridder Roof, the New 1717 Fox Roof, the building envelope of the 1001 Ridder Building and the building envelope of the 1717 Fox Building shall be in a watertight condition. Landlord’s Work shall be commenced as soon as reasonably practicable after the mutual execution and delivery of this Lease and subject to delays caused by Tenant, circumstances beyond Landlord’s reasonable control and force majeure, Landlord shall complete Landlord’s Work prior to the Commencement Date. Landlord acknowledges that Tenant will be occupying the Premises and performing the Tenant Improvements while Landlord is performing Landlord’s Work, and Landlord shall use commercially reasonable good faith efforts to minimize interference with Tenant’s operations during the period that Landlord is performing the Landlord’s Work, provided that Tenant shall in no manner delay the completion of Landlord’s Work. Landlord shall perform the Landlord’s Work in compliance with all applicable Laws (as defined in Section 9.1 below), in a good and workmanlike manner, free of defects and using new materials and equipment of good quality. In addition, Landlord warrants to Tenant that the then existing mechanical, electrical, plumbing, heating, ventilation and air-conditioning and other systems serving the Premises, other than those constructed or modified by Tenant, shall be in good operating condition on the Commencement Date. If a non-compliance with said warranty exists as of the Commencement Date, Landlord shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Tenant setting forth with specificity the nature and extent of such non-compliance, commence to rectify same at Landlord’s expense and complete such repairs or work within a commercially reasonable period of time. If Tenant does not give Landlord written notice of a non-compliance with this warranty within one hundred twenty (120) days after the Commencement Date, correction of that non-compliance shall be handled as a maintenance and repair item pursuant to the provisions of Section 11 of this Lease. If the New 1001 Ridder HVAC Units, the New 1717 Fox HVAC Units, the New 1001 Ridder Roof or the New 1717 Fox Roof is in need of repair (excluding ordinary maintenance or repairs caused by Tenant’s acts or omissions) at any time prior to the first anniversary of the Commencement Date (the “Warranty Period”), at Landlord’s sole cost and expense, Landlord shall perform such repairs following receipt of written notice from Tenant during the Warranty Period of the need for such repairs. On the Commencement Date, the 1001 Ridder Building and the 1717 Fox Drive Building shall be in compliance with all applicable Laws, provided that Tenant shall be responsible for complying with all applicable Laws relating to the Tenant Improvements and all ADA Work (as defined below) relating to the interior of the Premises, except for any ADA Work then required to the elevator or exit stairwells located within the Premises as of the Commencement Date which shall be Landlord’s responsibility.

6.            Additional Rent

Landlord and Tenant intend that this Lease be a "triple net lease." The costs and expenses described in this Section 6 and all other sums, charges, costs and expenses specified in this Lease other than Base Rent are to be paid by Tenant to Landlord as additional rent (collectively, "Additional Rent").

6.1        Operating Expenses:

6.1.1     Definition of Operating Expenses: Tenant shall pay to Landlord Tenant's Share of all Operating Expenses as Additional Rent. The term "Operating Expenses" means the total amounts paid or payable by Landlord in connection with the ownership, management, maintenance, repair and operation of the Premises and Project. The term "Common Areas" means all areas and facilities within the Project exclusive of the Premises and other portions of the Project leasable exclusively to other tenants. The Common Areas include, but are not limited to, parking areas, access and perimeter roads, sidewalks, rail spurs (if any), and landscaped areas. Operating Expenses may include, but are not limited to, Landlord's cost of: (i) repairs to, and maintenance of, the roof membrane, the non-structural portions of the roof and the non-structural elements of the perimeter exterior walls of the 1001 Ridder Building and the 1717 Fox Building; (ii) maintaining the Common Areas of the Project; (iii) annual insurance premium(s) for any and all insurance Landlord reasonably elects to obtain based on industry standards for comparable buildings in the vicinity of the Project, including without limitation, "causes of loss – special form" or "special purpose" coverage, earthquake and flood for the Project, rental value insurance, and subject to Section 25 below, any deductible (provided that any earthquake deductible shall be amortized on a straight-line basis over the estimated useful life of the repaired or replaced improvements, as reasonably determined by Landlord in accordance with GAAP, together with reasonable interest on the unamortized balance); (iv) (a) modifications and/or new improvements to any portion of the Project occasioned by any rules, laws or regulations effective subsequent to the Lease Date; (b) reasonably necessary replacement improvements to any portion of the Project after the Commencement Date; and (c) new improvements to the Project that are intended to reduce operating costs or improve life/safety conditions, all of the foregoing as reasonably determined by Landlord; provided, if such costs are of a capital nature, then such costs or allocable portions thereof shall be amortized on a straight-line basis over the estimated useful life of the capital item or twenty (20) years, whichever is shorter, as reasonably determined by Landlord, together with reasonable interest on the unamortized balance; (v) the management and administration of the Project, including, without limitation, a property management fee (Tenant’s Share of such property management fee shall not exceed three percent (3%) of Base Rent due under this Lease, provided that during the first (1st) twelve (12) months after the Commencement Date, Tenant’s share of such property management fee shall be based on the Base Rent shown on the Base Rent schedule set forth in the Basic Lease Information without the abatement of Base Rent during the Abatement Months), accounting, auditing, billing, postage, salaries and benefits for employees (prorated to reflect time spent on operating and managing the Project as compared with time spent on matters unrelated to operating and managing the Project), payroll taxes and legal and accounting costs to the extent related to the Project and all fees, licenses and permits related to the ownership, operation and management of the Project; (vi) preventative maintenance and repair contracts including, but not limited to, contracts for elevator systems (if any), heating, ventilation and air conditioning systems (if maintained by Landlord pursuant to Section 11.4 below) and lifts for disabled persons; (vii) reasonable security and fire protection services for any portion of the Project, if and to the extent, in Landlord's reasonable discretion, such services are provided (provided that if Tenant provides security services for the Project and there is no reasonable basis to provide additional security services, Landlord agrees not to provide any such security services for the Project); (viii) the creation and modification of any licenses, easements or other similar undertakings with respect to the Project; (ix) supplies, materials, equipment, rental equipment and other similar items used in the operation and/or maintenance of the Project and any reasonable reserves established for replacement or repair of any Common Area equipment; (x) any and all levies, charges, fees and/or assessments payable to any applicable owner's association or similar body; (xi) any barrier removal work or other required improvements, alterations or work to any portion of the Project generally required under the ADA (defined below) (the "ADA Work"); provided, if such ADA Work is required under the ADA due to Tenant's use of the Premises, the Tenant Improvements or any Alteration (defined below) made to the Premises by or on behalf of Tenant, then the cost of such ADA Work shall be borne solely by Tenant and shall not be included as part of the Operating Expenses; (xii) the repairs and maintenance items set forth in Section 11.2 below; and (xiii) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the 1001 Ridder Building and the 1717 Fox Building at the Ridder Park Technology Center. Tenant acknowledges that the Project is part of the Ridder Park Technology Center and that there are certain Operating Expenses attributable to the development as a whole (and not attributable solely to any individual building therein) which shall be allocated by Landlord to the 1001 Ridder Building, the 1717 Fox Building and to the other buildings within such development on an equitable basis (for example, a shared day porter, security, certain parking expenses and insurance premiums). Landlord shall have the right, from time to time, to equitably allocate and prorate some or all of the Operating Expenses among different tenants and/or different buildings of the Ridder Park Technology Center and/or on a building by building basis (the "Cost Pools"). In such event, Tenant's Share shall be commensurately revised to reflect any such increases or decreases. If the 1717 Fox Building or Project is less than ninety-five percent (95%) occupied during all or a portion of a calendar year, the variable components of the Operating Expenses as determined by Landlord shall be calculated as if the 1717 Fox Building and Project had been 95% occupied for the full calendar year.

6.1.2     Operating Expense Exclusions: The term "Operating Expenses" shall not include: (i) costs (including permit, license, and inspection fees) incurred in renovating, improving or decorating vacant space or space for other tenants within the Project or providing other services not provided on a regular basis to tenants within the Project; (ii) costs incurred because Landlord or another tenant actually violated the terms and conditions of any lease within the Project; (iii) legal and auditing fees (other than those fees reasonably incurred in connection with the maintenance and operation of any portion the Project), leasing commissions, advertising expenses, and other costs incurred in connection with the original leasing of the Project or future re-leasing of any portion of the Project; (iv) depreciation of the 1001 Ridder Building and the 1717 Fox Building or any other improvements situated within the Project; (v) any items for which Landlord is actually reimbursed by insurance or any other third party; (vi) costs of repairs or other work necessitated by casualty (excluding any deductibles) and/or costs of repair or other work necessitated by the exercise of the right of eminent domain to the extent insurance proceeds or a condemnation award, as applicable, is actually received by Landlord for such purposes; provided, such costs of repairs or other work shall be paid by the parties in accordance with the provisions of Sections 25 and 26, below; (vii) other than any interest charges for capital improvements referred to in Section 6.1.1(iv) hereinabove, any interest or payments on any financing for the 1001 Ridder Building, the 1717 Fox Building or the Project, interest and penalties incurred as a result of Landlord's late payment of any invoice (provided that Tenant pays Tenant's Share of Operating Expenses and Tax Expenses to Landlord when due as set forth herein), and any bad debt loss, rent loss or reserves for same; (viii) costs associated with the investigation and/or remediation of Hazardous Materials (hereafter defined) present in, on or about any portion of the Project, unless such costs and expenses are the responsibility of Tenant as provided in Section 27 hereof, in which event such costs and expenses shall be paid solely by Tenant in accordance with Section 27 hereof; (ix) Landlord's cost for the repairs and maintenance items set forth in Section 11.3; (x) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Project to the extent the same exceeds the costs of such by unaffiliated third parties on a competitive basis; or any costs included in Operating Expenses representing an amount paid to any entity related to Landlord which is in excess of the amount which would have been paid in the absence of such relationship; (xi) any payments under a ground lease or master lease; (xii) any structural repairs to the 1001 Ridder Building, 1717 Fox Building or the Project, other than capital improvements pursuant to Section 6.1.1(iv) and (xi) above; and (xiii) costs incurred in connection with upgrading the Common Areas to correct any noncompliance with the ADA in effect and being enforced as of the date of this Lease.

6.2     Tax Expenses: Tenant shall pay to Landlord Tenant's Share of all Tax Expenses applicable to the Project. Prior to delinquency, Tenant shall pay any and all taxes and assessments levied upon Tenant's Property (defined below in Section 10) located or installed in or about the Premises by, or on behalf of Tenant. To the extent any such taxes or assessments are not separately assessed or billed to Tenant, then Tenant shall pay the amount thereof as invoiced by Landlord. Tenant shall also reimburse and pay Landlord, as Additional Rent, within thirty (30) days after demand therefor, one hundred percent (100%) of (i) any increase in real property taxes attributable to any and all Alterations (defined below in Section 10), Tenant Improvements, fixtures, equipment or other improvements of any kind whatsoever placed in, on or about the Premises for the benefit of, at the request of, or by Tenant, and (ii) taxes and assessments levied or assessed upon or with respect to the possession, operation, use or occupancy by Tenant of the Premises or any other portion of the Project. "Tax Expenses" means, without limitation, any form of tax and assessment (general, special, supplemental, ordinary or extraordinary), commercial rental tax, payments under any improvement bond or bonds, license fees, license tax, business license fee, rental tax, transaction tax or levy imposed by any authority having the direct or indirect power of tax (including any governmental, school, agricultural, lighting or other improvement district) as against any legal or equitable interest of Landlord in the Premises or the Project or any other tax, fee, or excise, however described, including, but not limited to, any tax imposed in substitution (partially or totally) of any tax previously included within the definition of Tax Expenses and any cost and/or fee (including without limit attorneys’ and appraisers’ fees and court costs) incurred by Landlord in calculating, contesting or negotiating any such taxes or assessments. "Tax Expenses" shall not include (a) any franchise, estate, inheritance, gift, net income, transfer or excess profits tax imposed upon Landlord, (b) any penalty or fee imposed solely as a result of Landlord's failure to pay Tax Expenses when due, and (c) any items included as Operating Expenses.

6.3     Payment of Expenses: Landlord shall estimate Tenant's Share of the Operating Expenses and Tax Expenses for the calendar year in which the Lease commences. Commencing on the Commencement Date, one-twelfth (1/12th) of this estimated amount shall be paid by Tenant to Landlord, as Additional Rent, and thereafter on the first (1st) day of each month throughout the remaining months of such calendar year. Thereafter, Landlord may estimate such expenses for each calendar year during the Term of this Lease and Tenant shall pay one-twelfth (1/12th) of such estimated amount as Additional Rent on the first (1st) day of each month throughout the Term. Tenant's obligation to pay Tenant's Share of Operating Expenses and Tax Expenses shall survive the expiration or earlier termination of this Lease.

6.4     Annual Reconciliation: By June 30th of each calendar year, Landlord shall furnish Tenant with an accounting of actual and accrued Operating Expenses and Tax Expenses; provided, failure by Landlord after reasonable diligence to give such accounting by such date shall not constitute a waiver by Landlord of its right to collect any underpayment or obligation to pay an overpayment by Tenant at any time. Within thirty (30) days of Landlord's delivery of such accounting, Tenant shall pay to Landlord the amount of any underpayment. Landlord shall credit the amount of any overpayment by Tenant toward the next estimated monthly installment(s) falling due, or if the Term of the Lease has expired, refund the amount of overpayment to Tenant as soon as possible thereafter. If the Term of the Lease expires prior to the annual reconciliation of expenses Landlord shall have the right to reasonably estimate Tenant's Share of such expenses, and deduct any underpayment from Tenant's Security Deposit. Failure by Landlord to accurately estimate Tenant's Share of such expenses or to otherwise perform such reconciliation shall not constitute a waiver of Landlord's right to collect any underpayment or obligation to reimburse an overpayment at any time during the Term or after the expiration or earlier termination of this Lease, provided that Tenant shall not be required to pay any such underpayment if Tenant has not received written notice of such unpaid amount on or before the date two (2) years after the end of the calendar year in which such underpayment occurred.

6.5     Audit: After delivery to Landlord of at least thirty (30) days prior written notice, Tenant, at its sole cost and expense through any accountant designated by it, shall have the right to examine and/or audit the books and records evidencing such expenses for the previous two (2) calendar years, during Landlord's reasonable business hours but not more frequently than once during any calendar year. Tenant may not compensate any such accountant on a contingency fee basis. The results of any such audit (and any negotiations between the parties related thereto) shall be maintained strictly confidential by Tenant and its accounting firm and shall not be disclosed, published or otherwise disseminated to any other party other than to Landlord and its authorized agents, except as may be required by law. Landlord and Tenant each shall use its commercially reasonable efforts to cooperate in such negotiations and to promptly resolve any discrepancies between Landlord and Tenant in the accounting of such expenses. If such audit accurately reveals that Landlord’s determination of Operating Expenses, Tax Expenses and Common Area Utility Costs overstated the actual Operating Expenses, Tax Expenses and Common Area Utility Costs by more than four percent (4%), then Landlord shall give Tenant a credit against future rental amounts for an amount equal to the reasonable cost of the audit or shall promptly reimburse Tenant for the reasonable cost of the audit if the Lease has expired (provided that in no event shall such credit or reimbursement exceed $6,000.00).

7.            Utilities and Services

Tenant shall pay the cost of all (i) water, sewer use, sewer discharge fees and sewer connection fees, gas, electricity, telephone, telecommunications, cabling and other utilities billed or metered separately to the Premises and (ii) refuse pickup and janitorial service to the Premises. Upon Landlord’s request, Tenant shall deliver to Landlord copies of all bills for separately metered utilities supplied to the Premises for the past twelve (12) month period within thirty (30) days of Landlord’s request. Tenant shall provide all necessary authorizations for Landlord to obtain any bills relating to utility usage at the Premises directly from the utility provider, including delivering a signed and completed original of the authorization form attached as Exhibit G to this Lease to Landlord concurrently with Tenant’s execution and delivery of this Lease to Landlord. If Landlord is unable to obtain the information from the utility provider, following Landlord’s request, Tenant shall provide copies of all utility bills within ten (10) days of Tenant’s receipt.

7.1     Utility Expenses: Tenant shall pay the utility provider if billed directly, or to Landlord Tenant's Share of any utility fees, use charges, or similar services that are not billed or metered separately to Tenant (collectively, "Utility Expenses"). If Landlord reasonably determines that Tenant's Share of Utility Expenses is not commensurate with Tenant's use of such services, Tenant shall pay to Landlord the amount which is attributable to Tenant's use of the utilities or similar services, as reasonably estimated and determined by Landlord, based upon factors such as size of the Premises and intensity of use of such utilities by Tenant such that Tenant shall pay the portion of such charges reasonably consistent with Tenant's use of such utilities and similar services. Tenant shall also pay Tenant's Share of any assessments, charges and fees included within any tax bill for the tax parcel on which the Premises are situated, including without limitation, entitlement fees, allocation unit fees and sewer use fees.

7.2     Common Area Utility Costs: Tenant shall pay to Landlord Tenant's Share of any utility fees, charges and expenses incurred in connection with the operation of the Common Areas (collectively, "Common Area Utility Costs"). Tenant shall pay to Landlord one-twelfth (1/12th) of the estimated amount of Tenant's Share of the Common Area Utility Costs on the Commencement Date and thereafter on the first (1st) day of each month throughout the Term. Any reconciliation thereof shall be substantially in the same manner as set forth in Section 6.4 above.

7.3     Security Measures: Tenant hereby acknowledges that Landlord does not have any obligation to provide guard service or other security measures. Tenant assumes all responsibility for the protection of the Premises, Tenant, its agents and invitees and their property from the acts of third parties and shall install, at Tenant’s sole cost and expense, any and all necessary security devices. If Tenant provides security services for the Project and there is no reasonable basis to provide additional security services, Landlord agrees not to provide any such security services for the Project.

7.4     Miscellaneous: Tenant acknowledges that the Premises may become subject to the rationing of utility services or restrictions on utility use as required by a public utility company, governmental agency or other similar entity having jurisdiction thereof. Tenant agrees that its tenancy and occupancy hereunder shall be subject to such rationing restrictions as may be imposed upon Landlord, Tenant or the Premises, and Tenant shall in no event be excused or relieved from any covenant or obligation to be kept or performed by Tenant by reason of any such rationing or restrictions.

8.            Late Charges

The sums and charges set forth in this Section 8 shall be "Additional Rent". Tenant acknowledges that late payment (the second (2nd) day of each month or any time thereafter) of Rent and all other sums due hereunder, will cause Landlord to incur costs not contemplated by this Lease. Such costs may include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any note secured by any encumbrance against the Premises, and late charges and penalties due to the late payment of real property taxes on the Premises. Therefore, if any installment of Rent or any other sum payable by Tenant is not received by Landlord within three (3) days of when due, Tenant shall promptly pay to Landlord a late charge, as liquidated damages, in an amount equal to five percent (5%) of such delinquent amount plus interest thereon at five percent (5%) per annum for every month or portion thereof that such sums remain unpaid. Notwithstanding the foregoing, Tenant shall not be obligated to pay such late charge for the first such late payment in any twelve (12) month period, provided that such payment is made within three (3) days after notice from Landlord that such amount was not paid when due. No other notices will be required during the following twelve (12) months for a late charge to be incurred. If Tenant delivers to Landlord two (2) checks for which there are not sufficient funds, Landlord may require Tenant to replace such check with a cashier's check for the amount of such check and all other charges payable hereunder for payments due during the next twelve (12) months. The parties agree that this late charge and the other charges referenced above represent a fair and reasonable estimate of the costs that Landlord will incur by reason of such late payment by Tenant, excluding attorneys' fees and costs. Acceptance of any late charge or other charges shall not constitute a waiver by Landlord of Tenant's default with respect to the delinquent amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord for any other default of Tenant under this Lease.

9.            Use of Premises

9.1     Compliance with Laws, Recorded Matters, and Rules and Regulations: The Premises shall be used solely for the permitted uses specified in the Basic Lease Information and for no other uses without Landlord's prior written consent. Landlord's consent shall not be unreasonably withheld or delayed so long as the proposed change in use (i) does not involve the use of Hazardous Materials other than as expressly permitted under the provisions of Section 27 below, (ii) does not require any additional parking spaces, and (iii) is compatible and consistent with the other uses then being made in the Ridder Park Technology Center, as reasonably determined by Landlord. The use of the Premises by Tenant and its employees, representatives, agents, invitees, licensees, subtenants, customers or contractors (collectively, "Tenant's Representatives") shall be subject to, and at all times in compliance with, (a) any and all applicable laws, rules, codes, ordinances, statutes, orders and regulations as same exist from time to time throughout the Term (collectively, the "Laws"), including without limitation, the requirements of the Americans with Disabilities Act, a federal law codified at 42 U.S.C. 12101 et seq., including, but not limited to Title III thereof, all regulations and guidelines related thereto and all requirements of Title 24 of the State of California (collectively, the "ADA"), (b) any and all instruments, licenses, restrictions, easements or similar instruments, conveyances or encumbrances which are at any time required to be made by or given by Landlord relating to the initial development of the Project and/or the construction, from time to time, of any additional improvements in the Project, including without limitation, any Tenant Improvements and any Alterations (collectively, "Development Documents"), (c) any and all documents, easements, covenants, conditions and restrictions, and similar instruments, together with any and all amendments and supplements thereto made, from time to time, each of which has been or hereafter is recorded in any official or public records with respect to the Premises or any other portion of the Project (collectively, "Recorded Matters"), and (d) any and all rules and regulations set forth in Exhibit C hereto, any other reasonable rules and regulations now or hereafter promulgated by Landlord, and any rules, restrictions and/or regulations imposed by any applicable owners association or similar entity (collectively, "Rules and Regulations"). Landlord reserves to itself the right, from time to time, to grant, without the consent of Tenant, such easements, rights and dedications that Landlord deems reasonably necessary, and to cause the recordation of parcel or subdivision maps and/or restrictions, so long as such easements, rights, dedications, maps and restrictions, as applicable, do not materially and adversely interfere with Tenant's operations in the Premises. Tenant agrees to sign promptly any documents reasonably requested by Landlord to effectuate any such easements, rights, dedications, maps or restrictions. Tenant agrees to, and does hereby, assume full and complete responsibility (x) to ensure that the Premises, including without limitation, the Tenant Improvements and any Alterations, are in compliance with all applicable Laws throughout the Term and (y) for the payment of all costs, fees and expenses associated with any modifications, improvements or other Alterations to the Premises and/or any other portion of the Project occasioned by the enactment of, or changes to, any Laws arising from Tenant's particular use of the Premises or Alterations or other improvements made to the Premises regardless of when such Laws became effective. Tenant shall have no right to initiate, submit an application for, or otherwise request, any land use approvals or entitlements with respect to the Premises or any other portion of the Project. Pursuant to California Civil Code Section 1938, Landlord is required to inform Tenant whether the Premises has undergone inspection by a Certified Access Specialist (“CASp”) to determine whether the Premises meets all applicable construction-related accessibility standards pursuant to Section 55.53 of the California Civil Code. Landlord hereby informs Tenant that the Premises have not been so inspected by a CASp. Tenant hereby waives any and all rights under and benefits of California Civil Code Section 1938 and acknowledges that the Ridder Park Technology Center, the Project and the Premises have not undergone inspection by a CASp.

9.2     Prohibition on Use: Tenant shall not use the Premises or permit anything to be done in or about the Premises nor keep or bring anything therein which will increase the existing rate of or affect any policy of insurance upon the 1001 Ridder Building, the 1717 Fox Building or any of their contents, or cause a cancellation of any insurance policy. No auctions may be conducted in, on or about any portion of the Premises or the Project without Landlord's prior written consent thereto. Tenant shall not do or permit anything to be done in or about the Premises or any other portion of the Project which will obstruct or interfere with the rights of Landlord or other tenants or occupants of any portion of the Ridder Park Technology Center. The Premises shall not be used for any unlawful purpose. Tenant shall not cause, maintain or permit any private or public nuisance in, on or about any portion of the Premises or the Project, including, but not limited to, any offensive odors, noises, fumes or vibrations. Tenant shall not damage or deface or otherwise commit or suffer to be committed any waste in, upon or about the Premises or any other portion of the Project. Tenant shall not place or store, nor permit any other person or entity to place or store, any property, equipment, materials, supplies or personal property outside of the Premises. Tenant shall not permit any animals, including, but not limited to, any household pets, to be brought or kept in or about the Premises. Except as expressly provided in this Lease, Tenant shall neither install any radio or television antenna, satellite dish, microwave or other device on the roof or exterior walls of the 1001 Ridder Building or the 1717 Fox Building or any other portion of the Project nor make any penetrations of or to the roof of the 1001 Ridder Building or the 1717 Fox Building. Tenant shall not interfere with radio, telecommunication, or television broadcasting or reception from or in the 1001 Ridder Building or the 1717 Fox Building or elsewhere. Tenant shall place no loads upon the floors, walls, or ceilings in excess of the maximum designed load permitted by the applicable Uniform Building Code or which may damage the 1001 Ridder Building or the 1717 Fox Building.

9.3     Access: Tenant and its employees shall have access to the Premises twenty four (24) hours per day, seven (7) days per week, subject to the terms of this Lease, including but not limited to, the Rules and Regulations attached hereto as Exhibit C, as such Rules and Regulations may be reasonably amended from time to time.

10.         Alterations; and Surrender of Premises

10.1     Alterations: Tenant shall be permitted to make, at its sole cost and expense, non-structural alterations and additions to the interior of the Premises without obtaining Landlord’s prior written consent, provided said alterations are not part of Tenant’s Wi-Fi Network (defined hereinbelow), do not affect the Building systems and the cost of such alterations does not exceed Fifty Thousand Dollars ($50,000) cumulatively each calendar year (the “Permitted Improvements”). Tenant, however, shall first notify Landlord of the scope of such Permitted Improvements so that Landlord may post a Notice of Non-Responsibility on the Premises. Except for the Permitted Improvements, Tenant shall neither install any signs, fixtures~~,~~ or improvements, nor make or permit any other alterations or additions (individually, an “Alteration”, and collectively, “Alterations”) to the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld so long as any such Alteration does not affect the Building systems, structural integrity or structural components of the Premises or Building. If any such Alteration is expressly permitted by Landlord or with respect to any Permitted Improvements, Tenant shall deliver at least ten (10) days prior written notice to Landlord, from the date Tenant commences construction, sufficient to enable Landlord to post and record a Notice of Non-Responsibility. Tenant shall obtain all permits or other governmental approvals prior to commencing any work and deliver a copy of same to Landlord. All Alterations shall be (i) at Tenant’s sole cost and expense in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord, and shall be installed by a licensed, insured contractor (reasonably approved by Landlord) in compliance with all applicable Laws, Development Documents, Recorded Matters, and Rules and Regulations, (ii) performed in a good and workmanlike manner and so as not to obstruct access to any portion of the Ridder Park Technology Center or any business of Landlord or any other tenant at the Ridder Park Technology Center, and (iii) in accordance with the specifications and procedures set forth in the Tenant Improvement Manual attached as Exhibit B-2 to this Lease. Landlord’s approval of any plans, specifications or working drawings for Tenant’s Alterations shall neither create nor impose any responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with any Laws. As Additional Rent, Tenant shall reimburse Landlord, within thirty (30) days after demand, for actual legal, engineering, architectural, planning and other expenses incurred by Landlord in connection with Tenant’s Alterations, plus Tenant shall pay to Landlord a fee equal to three percent (3%) of the total cost of the Alterations (provided that no such fee shall be charged in connection with any Permitted Improvements). The Tenant Improvements (as defined in Exhibit B) are not considered Alterations and shall be governed by the provisions of Exhibit B. If Tenant makes any Alterations, Tenant shall carry “Builder’s All Risk” insurance, in an amount approved by Landlord and such other insurance as Landlord may require. All such Alterations shall be insured by Tenant in accordance with Section 12 of this Lease immediately upon completion. Tenant shall keep the Premises and the tax parcel on which the Premises are located free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant. Tenant shall, prior to commencing any Alterations, (a) cause its contractor(s) and/or major subcontractor(s) to provide insurance as reasonably required by Landlord, and (b) provide such assurances to Landlord, including without limitation, notarized waivers of lien, and, if such Alterations are expected to cost in excess of $500,000.00 and Tenant does not have sufficient cash available to pay for such Alterations, escrow accounts or other assurances as Landlord shall require to assure payment of the costs thereof to protect Landlord and the Project from and against any mechanic’s, materialmen’s or other liens.

10.1.1     Wi-Fi Network: Without limiting the generality of the foregoing, in the event Tenant desires to install wireless intranet, Internet and communications network ("Wi-Fi NetworkRidder Park Technology Center or with any other tenant's communication equipment, and not to damage the 1001 Ridder Building or the 1717 Fox Building or interfere with the normal operation of the 1001 Ridder Building or the 1717 Fox Building and Tenant hereby agrees to indemnify, defend and hold Landlord harmless from and against any and all claims, costs, damages, expenses and liabilities (including attorneys' fees) arising out of Tenant's failure to comply with the provisions of this Section 10.1.1, except to the extent same is caused by the gross negligence or willful misconduct of Landlord and which is not covered by the insurance carried by Tenant under this Lease (or which would not be covered by the insurance required to be carried by Tenant under this Lease). Should any interference occur, Tenant shall take all necessary steps as soon as reasonably possible and no later than three (3) calendar days following such occurrence to correct such interference. If such interference continues after such three (3) day period, Tenant shall immediately cease operating such Wi-Fi Network until such interference is corrected or remedied to Landlord’s satisfaction. Tenant acknowledges that Landlord has granted and/or may grant telecommunication rights to other tenants and occupants of the 1001 Ridder Building or the 1717 Fox Building and to telecommunication service providers and in no event shall Landlord be liable to Tenant for any interference of the same with such Wi-Fi Network. Landlord makes no representation that the Wi-Fi Network will be able to receive or transmit communication signals without interference or disturbance. Tenant shall (i) be solely responsible for any damage caused as a result of the Wi-Fi Network, (ii) promptly pay any tax, license or permit fees charged pursuant to any laws or regulations in connection with the installation, maintenance or use of the Wi-Fi Network and comply with all precautions and safeguards recommended by all governmental authorities, and (iii) pay for all necessary repairs, replacements to or maintenance of the Wi-Fi Network.

10.2     Surrender of Premises: At the expiration of the Term or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord (a) in good condition and repair (damage by acts of God, casualty, and normal wear and tear excepted), but with all interior walls cleaned, any carpets cleaned, all floors cleaned and waxed, all non-working light bulbs and ballasts replaced and all roll-up doors and plumbing fixtures in good condition and working order, and (b) in accordance with Section 27 hereof. Normal wear and tear shall not include any damage or deterioration that would have been prevented by proper maintenance by Tenant, or Tenant otherwise performing all of its obligations under this Lease, or any damage or deterioration due to or associated with prolonged hours, non-office use, unusually heavy people loads (defined as more than one person per one hundred seventy five (175) rentable square feet), unusually heavy utility use, unusually heavy floor loads, or other unusual occupancy factors. On or before the expiration or earlier termination of this Lease, Tenant shall remove (i) all of Tenant’s Property (defined below) and Tenant’s signage from the Premises and other portions of the Project, (ii) any Alterations Landlord may, by notice to Tenant given not later than one hundred twenty (120) days prior to the Expiration Date (except in the event of a termination of this Lease prior to the scheduled Expiration Date, in which event no advance notice shall be required), as to Alterations made without Landlord’s consent, or if requested by Tenant at the time Tenant requests Landlord’s consent to any Alterations requiring Landlord’s consent, by notice given to Tenant at the time Landlord consents to such Alterations (or as to any Permitted Improvements, if requested by Tenant at the time Tenant notifies Landlord of such Permitted Improvements, by notice given to Tenant within 30 days after Landlord’s receipt of Tenant’s notice of such Permitted Improvements), require Tenant, at Tenant’s expense, to remove, and Tenant shall repair any damage caused by all of such removal activities. “Tenant’s Property” means all equipment, trade fixtures, furnishings, all telephone, data, and other cabling and wiring (including any cabling and wiring associated with the Wi-Fi Network, if any) installed or caused to be installed by Tenant (including any cabling and wiring, installed above the ceiling of the Premises or below the floor of the Premises), inventories, goods and personal property of Tenant. Any of Tenant’s Property not so removed by Tenant as required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and disposition of such property; provided, however, Tenant shall remain liable to Landlord for all costs incurred in storing and disposing of such abandoned property of Tenant. Notwithstanding anything to the contrary contained herein, Tenant shall, prior to the expiration of this Lease, at Tenant’s expense and in compliance with the National Electric Code and other applicable Laws, remove all electronic, fiber, phone and data cabling and related equipment that has been installed by or for the benefit of Tenant in or around the Premises (collectively, the “Cabling”); provided, however, Tenant shall not remove such Cabling if Tenant receives a written notice from Landlord at least one hundred twenty (120) days prior to the expiration of the Lease authorizing such Cabling to remain in place, in which event the Cabling shall be surrendered with the Premises upon the expiration or earlier termination of this Lease. All Alterations except those which Landlord requires Tenant to remove, shall remain in the Premises as the property of Landlord. Tenant shall indemnify, defend and hold the Indemnitees (hereafter defined) harmless from and against any and all Claims (defined below) (x) arising from any delay by Tenant in so surrendering the Premises including, without limitation, any Claims made against Landlord by any succeeding tenant or prospective tenant founded on or resulting from such delay and (y) suffered by Landlord due to lost opportunities to lease any portion of the Premises to any such succeeding tenant or prospective tenant.

11.         Repairs and Maintenance

11.1     Tenant's Repairs and Maintenance Obligations: Except for those portions of the 1001 Ridder Building and the 1717 Fox Building to be maintained by Landlord, as provided in Sections 11.2 and 11.3 below, Tenant shall, at its sole cost and expense, keep and maintain all parts of the Premises and such portions of the 1001 Ridder Building (including the patio areas) and the 1717 Fox Building as are within the exclusive control of Tenant in good, clean and safe condition and repair, promptly making all necessary repairs and replacements, whether ordinary or extraordinary, with materials and workmanship of the same character, kind and quality as the original thereof, all of the foregoing in accordance with the applicable provisions of Section 10 hereof, and to the reasonable satisfaction of Landlord including, but not limited to, repairing any damage (and replacing any property so damaged) caused by Tenant or any of Tenant's Representatives, or due to or associated with prolonged hours, non-office use, unusually heavy people loads (defined as more than one person per one hundred seventy five (175) rentable square feet), unusually heavy utility use, unusually heavy floor loads, or other unusual occupancy factors, and restoring the Premises and other portions of the Project to the condition existing prior to the occurrence of such damage. Without limiting any of the foregoing, Tenant shall be solely responsible for promptly maintaining, repairing and replacing (a) all mechanical systems, heating, ventilation and air conditioning systems serving the Premises, unless maintained by Landlord, (b) all plumbing work and fixtures, (c) electrical wiring systems, fixtures and equipment exclusively serving the Premises, (d) all interior lighting (including, without limitation, light bulbs and/or ballasts) and exterior lighting exclusively serving the Premises or adjacent to the Premises, (e) all glass, windows, window frames, window casements, skylights, interior and exterior doors, door frames and door closers, (f) all roll-up doors, ramps and dock equipment, including without limitation, dock bumpers, dock plates, dock seals, dock levelers and dock lights, (g) all Tenant signage, (h) lifts for disabled persons serving the Premises, (i) sprinkler systems, fire protection systems and security systems, except to the extent maintained by Landlord, (j) all partitions, fixtures, equipment, interior painting, interior walls and floors, and floor coverings of the Premises and every part thereof (including, without limitation, any demising walls contiguous to any portion of the Premises), and (k) the patio areas, including the water features, located adjacent to the 1001 Ridder Building. Any such work shall be performed by licensed and insured contractors and subcontractors reasonably approved by Landlord. Additionally, Tenant shall be solely responsible for the performance of the regular removal of trash and debris. Further, Tenant shall, at Tenant’s sole cost and expense, procure and maintain a contract, with copies to Landlord, in customary form and substance for and with a contractor specializing and experienced in the inspection, maintenance and service of the heating, air conditioning and ventilation for the Premises, which provides for not less than quarterly maintenance of the heating, air conditioning and ventilation system. Tenant shall deliver to Landlord quarterly reports evidencing such inspection and maintenance.

11.2     Maintenance by Landlord: Subject to the provisions of Section 11.1, and further subject to Tenant's obligation under Section 6 to reimburse Landlord, in the form of Additional Rent, for Tenant's Share of the cost and expense of the following described items, Landlord shall repair and maintain the following items: fire protection services; the roof and roof coverings (provided that Tenant installs no additional air conditioning or other equipment on the roof that damages the roof coverings, in which event Tenant shall pay all costs relating to the presence of such additional equipment); the plumbing and mechanical systems serving the Common Areas and the 1717 Fox Building, excluding the plumbing, mechanical and electrical systems exclusively serving the Premises; exterior painting of the 1001 Ridder Building or the 1717 Fox Building; and the parking areas, pavement, landscaping, sprinkler systems, sidewalks, driveways, curbs, and exterior lighting systems in the Common Areas. If Landlord elects to perform any repair or restoration work required to be performed by Tenant and failed to be performed by Tenant, Tenant shall reimburse Landlord upon demand for all costs and expenses incurred by Landlord in connection therewith, including a reasonable administrative fee. Tenant shall promptly report, in writing, to Landlord any defective condition known to it which Landlord is required to repair.

11.3     Landlord's Repairs and Maintenance Obligations: Subject to the provisions of Sections 11.1, 25 and 26, and except for repairs rendered necessary by the intentional or negligent acts or omissions of Tenant or any of Tenant's Representatives, Landlord shall, at Landlord's sole cost and expense, (a) keep in good repair the structural portions of the floors, foundations and exterior perimeter walls (including seals and waterproofing) of the 1001 Ridder Building and the 1717 Fox Building (exclusive of glass and exterior doors, subject to Section 5), and (b) replace the structural portions of the roof of the 1001 Ridder Building and the 1717 Fox Building (excluding the roof membrane).

11.4     Tenant's Failure to Perform Repairs and Maintenance Obligations: If Tenant refuses or neglects to repair and maintain the Premises and the other areas properly as required herein and to the reasonable satisfaction of Landlord, (i) Landlord may, but without obligation to do so, at any time make such repairs or maintenance without Landlord having any liability to Tenant for any loss or damage that may accrue to Tenant's Property or to Tenant's business by reason thereof, except to the extent any damage is caused by the willful misconduct or gross negligence of Landlord or its authorized agents and representatives and (ii) Tenant shall pay to Landlord, as Additional Rent, Landlord's costs and expenses incurred therefor. Tenant's obligations under this Section 11 shall survive the expiration of the Term or earlier termination thereof. Tenant hereby waives any right to repair at the expense of Landlord under any applicable Laws now or hereafter in effect.

11.5     Capital Replacements: Notwithstanding anything in this Lease to the contrary, if at any time after the eighth (8th) anniversary of the Commencement Date any of the components of the Premises (excluding any components installed by Tenant in the Premises, including the Tenant Improvements or any Alteration) is found to need replacement, which replacement (a) costs in excess of $250,000.00, (b) is Tenant’s obligation to replace under Section 11.1 above, and (c) constitutes a capital replacement as determined by Landlord in its reasonable discretion (for example, the replacement of an HVAC Unit), provided that such replacement is not caused by Tenant’s misuse of such component, specific use of the Premises or improvement or Alteration to the Premises, Landlord shall perform such capital replacement and Tenant shall reimburse Landlord for the portion of the cost of the such replacement relating to the remaining Term of this Lease. Tenant’s portion shall be equal to the cost of such capital replacement multiplied by a fraction, the numerator of which shall be the number of days in the remaining Term of the Lease and the denominator of which shall be the useful life of the replaced component (but in no event less than ten (10) years) as determined in accordance with Landlord’s sound accounting principles. For example, if on the tenth anniversary of the Commencement Date and in accordance with the provisions of this Section 11.5, Landlord completes a capital replacement costing $500,000.00 with a useful life of ten (10) years, Tenant shall pay to Landlord a reimbursement amount equal to $100,000.00 (i.e. $500,000.00 x 730/3,650 = $100,000.00). Tenant shall pay to Landlord such reimbursement amount within thirty (30) days after Landlord’s delivery to Tenant of documentation reasonably evidencing such capital replacement cost and the calculation of Tenant’s portion of such cost. Tenant shall perform and pay for all capital replacements (a) caused by Tenant’s misuse of such component, specific use of the Premises or Alteration to the Premises, or (b) which relate to the Tenant Improvements or any Alterations.

12.          Insurance

12.1     Types of Insurance: Tenant shall maintain in full force and effect at all times during the Term, at Tenant's sole cost and expense, for the protection of Tenant and Landlord, as their interests may appear, policies of insurance issued by carriers reasonably acceptable to Landlord and its lender which afford the following coverages: (i) worker's compensation and employer's liability, as required by law; (ii) commercial general liability insurance (occurrence form) providing coverage against any and all claims for bodily injury and property damage occurring in, on or about the Premises arising out of Tenant's and Tenant's Representatives' use or occupancy of the Premises and such insurance shall (a) include coverage for blanket contractual liability, fire damage, premises, personal injury, completed operations and products liability, and (b) have a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence with a Two Million Dollar ($2,000,000) aggregate limit and excess/umbrella insurance in the amount of Ten Million Dollars ($10,000,000) (if Tenant has other locations which it owns or leases, the policy shall include an aggregate limit per location endorsement); (iii) comprehensive automobile liability insurance with a combined single limit of at least $1,000,000 per occurrence for claims arising out of any owned, non-owned or hired automobiles; (iv) "causes of loss – special form" property insurance, including without limitation, sprinkler leakage, covering damage to or loss of any of Tenant's Property, the Tenant Improvements and any Alterations located in, on or about the Premises, and in addition, coverage for flood (if required by Landlord’s or Tenant’s lender) and business interruption of Tenant, together with, if the property of any of Tenant's invitees, vendors or customers is to be kept in the Premises, warehouser's legal liability or bailee customers insurance for the full replacement cost of the property belonging to such parties and located in the Premises. Such insurance shall be written on a replacement cost basis (without deduction for depreciation) in an amount equal to one hundred percent (100%) of the full replacement value of the aggregate of the items referred to in this clause (iv); and (v) such other insurance as is then customarily required for similar types of buildings within the general vicinity of the Project or as may be reasonably required by any of Landlord's lenders.

12.2     Insurance Policies: Insurance required to be maintained by Tenant shall be written by companies (i) licensed to do business in the State of California, (ii) domiciled in the United States of America, and (iii) having a "General Policyholders Rating" of at least A-:VIII (or such higher rating as may be required by a lender having a lien on the Premises) as set forth in the most current issue of "A.M. Best's Rating Guides." Any deductible amounts under any of the insurance policies required hereunder shall not exceed Twenty Thousand Dollars ($20,000), or such higher amount approved by Landlord, which approval shall not be unreasonably withheld. Tenant shall deliver to Landlord certificates of insurance and true and complete copies of any and all endorsements required herein for all insurance required to be maintained by Tenant hereunder at the time of execution of this Lease by Tenant. Tenant shall, at least five (5) days prior to expiration of each policy, furnish Landlord with certificates of renewal or "binders" thereof. Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms of this Lease under a blanket insurance policy, provided such blanket policy expressly affords coverage for the Premises and Landlord as required by this Lease.

12.3     Additional Insureds and Coverage: Each of Landlord, Landlord's property management company or agent, and Landlord's lender(s) having a lien against the Premises or any other portion of the Project shall be named as additional insureds or loss payees (as applicable) under all of the policies required in Section 12.1(ii) and, with respect to the Tenant Improvements and any Alterations, in Section 12.1(iv) hereof. All insurance to be maintained by Tenant shall, except for workers' compensation and employer's liability insurance, be endorsed to state that it is primary, without right of contribution from insurance maintained by Landlord, and shall be in excess of coverage which Landlord may have and shall be unaffected by any insurance or self-insurance Landlord may have regardless of whether any other insurance names Landlord as an insured or whether such insurance stands primary or secondary. Any umbrella/excess liability policy (which shall be in "following form") shall provide that if the underlying aggregate is exhausted, the excess coverage will drop down as primary insurance. The limits of insurance maintained by Tenant shall not limit Tenant's liability under this Lease. It is the parties' intention that the insurance to be procured and maintained by Tenant as required herein shall provide coverage for any and all damage or injury arising from or related to Tenant's operations of its business and/or Tenant's or Tenant's Representatives' use of the Premises and any of the areas within the Ridder Park Technology Center. Notwithstanding anything to the contrary contained herein, to the extent Landlord's cost of maintaining insurance with respect to the 1001 Ridder Building and the 1717 Fox Building and/or any other buildings within the Ridder Park Technology Center is increased as a result of Tenant's acts, omissions, Alterations, improvements, use or occupancy of the Premises, Tenant shall pay one hundred percent (100%) of, and for, each such increase as Additional Rent.

12.4     Failure of Tenant to Purchase and Maintain Insurance: If Tenant fails to obtain and maintain the insurance required herein throughout the Term, Landlord may, but without obligation to do so, purchase the necessary insurance and pay the premiums therefor. If Landlord so elects to purchase such insurance, Tenant shall promptly pay to Landlord as Additional Rent, the amount so paid by Landlord, upon Landlord's demand therefor. In addition, Landlord may recover from Tenant and Tenant agrees to pay, as Additional Rent, any and all Claims which Landlord may incur due to Tenant's failure to obtain and maintain such insurance.

12.5     Waiver of Subrogation: Landlord and Tenant mutually waive their respective rights of recovery against each other for any loss of, or damage to, either party's property to the extent that such loss or damage is insured by an insurance policy required to be in effect at the time of such loss or damage. Each party shall obtain any special endorsements, if required by its insurer, whereby the insurer waives its rights of subrogation against the other party. This provision is intended to waive fully, and for the benefit of the parties hereto, any rights and/or claims which might give rise to a right of subrogation in favor of any insurance carrier.

12.6     Self Insurance: The Original Tenant or any Affiliate (as such terms are defined below) shall be permitted to satisfy the first $10,000,000.00 of property insurance required under Section 12.1(iv) above in whole or in part through any plan of self-insurance maintained by Tenant from time to time, provided that Tenant (i) shall have and maintain a tangible net worth of at least One Hundred Fifty Million Dollars ($150,000,000.00), and (ii) shall agree to assume all duties, obligations and responsibilities of an insurance company with respect to any claim made under such self-insurance program. In the event Tenant elects to self insure as provided herein and thereafter elects to terminate such self insurance program, Tenant shall provide Landlord at least thirty (30) days prior written notice of such termination together with copies of replacement policies of insurance or certificates in accordance with the requirements set forth in this Section 12.

13.          Limitation of Liability and Indemnity

Except to the extent of Claims (defined below) resulting from the gross negligence or willful misconduct of Landlord or its authorized representatives, Tenant agrees to protect, defend (with counsel reasonably acceptable to Landlord) and hold Landlord and Landlord's lenders, partners, members, property management company (if other than Landlord), agents, directors, officers, employees, representatives, contractors, successors and assigns and each of their respective partners, members, directors, officers, employees, representatives, agents, contractors, heirs, successors and assigns (collectively, the "Indemnitees") harmless and indemnify the Indemnitees from and against all liabilities, damages, demands, penalties, costs, claims, losses, judgments, charges and expenses (including reasonable attorneys' fees, costs of court and expenses necessary in the prosecution or defense of any litigation including the enforcement of this provision) (collectively, "Claims") arising from or in any way related to, directly or indirectly, (i) Tenant's or Tenant's Representatives' use of the Premises and other portions of the Project, (ii) the conduct of Tenant's business, (iii) from any activity, work or thing done, permitted or suffered by Tenant in or about the Premises, and/or (iv) Tenant's failure to perform any covenant or obligation of Tenant under this Lease. Tenant agrees that the obligations of Tenant herein shall survive the expiration or earlier termination of this Lease.

Except to the extent of Claims resulting from the gross negligence or willful misconduct of Landlord or its authorized representatives, to the fullest extent permitted by law, Tenant agrees that neither Landlord nor any of the Indemnitees shall at any time or to any extent whatsoever be liable, responsible or in any way accountable for any loss, liability, injury, death or damage to persons or property which at any time may be suffered or sustained by Tenant or by any person(s) whomsoever who may at any time be using, occupying or visiting the Premises or any other portion of the Project, including, but not limited to, any acts, errors or omissions of any other tenants or occupants of the Ridder Park Technology Center. Tenant shall not, in any event or circumstance, be permitted to offset or otherwise credit against any payments of Rent required herein for matters for which Landlord may be liable hereunder. Notwithstanding any provision to the contrary contained in this Lease, at no time shall Landlord be responsible or liable to the Tenant for any lost profits or lost economic opportunities as the result of any actual or alleged breach by Landlord of its obligations under this Lease.

14.          Assignment and Subleasing

14.1     Prohibition: Tenant shall not, without the prior written consent of Landlord, assign, mortgage, hypothecate, encumber, grant any license or concession, pledge or otherwise transfer this Lease or any interest herein, permit any assignment or other transfer of this Lease by operation of law, sublet the Premises or any part thereof, or permit the use of the Premises by any persons other than Tenant and Tenant's Representatives (collectively, "Transfers" and any entity to whom any Transfer is made or sought to be made is sometimes referred to as a "Transferee"). No consent to any Transfer shall constitute a waiver of the provisions of this Section 14, and all subsequent Transfers may be made only with the prior written consent of Landlord, which consent shall not be unreasonably withheld, but which consent shall be subject to the provisions of this Section 14. Notwithstanding anything to the contrary contained in this Section 14, an assignment or sublease of all or a portion of the Premises to (1) an entity which is controlled by, controls, or is under common control with, Tenant, or (2) a successor entity (whether by merger, consolidation or other non-bankruptcy reorganization of Tenant) or which acquires all or substantially all of Tenant’s assets (both (1) and (2) shall be referred to as an “Affiliate”), shall not be deemed a Transfer under this Section 14, and shall accordingly not require Landlord’s consent or payment of any amount to Landlord, provided that (a) Tenant promptly notifies Landlord of any such assignment or sublease at least twenty (20) days prior to such assignment or sublease (or if the assignment to an Affiliate is deemed confidential and is not disclosed to the public prior to closing of the transaction, within five (5) business days after the closing of the transaction), (b) Tenant promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such assignment or sublease or the Affiliate, (c) the Affiliate agrees in writing to be bound by all of the terms and conditions of this Lease, (d) such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease, and (e) such Affiliate shall have a tangible net worth (not including goodwill as an asset) computed in accordance with generally accepted accounting principles (the “Net Worth”) at least equal to the Net Worth immediately prior to the applicable event set forth in subsection (1) or (2) above. “Control,” as used in this Section 14.1, shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interests in an entity.

                14.2     Request for Consent: If Tenant seeks to make a Transfer, Tenant shall notify Landlord, in writing ("Tenant's Notice"), and deliver to Landlord at least thirty (30) days prior to the proposed commencement date of the Transfer ("Proposed Effective Date") the following: (i) a description of the portion of the Premises to be transferred (the "Subject Space"); (ii) all of the terms of the proposed Transfer, including without limitation, the Proposed Effective Date, the name and address of the proposed Transferee, and a copy of the existing or proposed assignment, sublease or other agreement governing the proposed Transfer; (iii) current financial statements of the proposed Transferee certified by an officer, member, partner or owner thereof, and audited financial statements for the previous three (3) most recent consecutive fiscal years; and (iv) such other information as Landlord may then reasonably require. Within fifteen (15) days after Landlord's receipt of the Tenant's Notice (the "Landlord Response Period") Landlord shall notify Tenant, in writing, of its determination with respect to such requested proposed Transfer and Landlord's election as set forth in Section 14.5. If Landlord does not elect to recapture pursuant to Section 14.5 and Landlord does consent to the requested proposed Transfer, Tenant may thereafter assign its interests in and to this Lease or sublease all or a portion of the Premises to the same party and on the same terms as set forth in the Tenant's Notice.

14.3     Criteria for Consent: Tenant agrees that, among other circumstances for which Landlord could reasonably withhold consent to a proposed Transfer, it shall be reasonable for Landlord to withhold its consent where (a) Tenant is in default of its obligations under this Lease beyond applicable notice and cure periods or at any time during the Term of this Lease Tenant has been in Chronic Default, (b) the use to be made of the Premises by the proposed Transferee is prohibited, or differs from the uses permitted, under this Lease, (c) the proposed Transferee or its business is subject to compliance with additional requirements of the ADA beyond those requirements which are applicable to Tenant, (d) the proposed Transferee does not intend to occupy the Premises, (e) Landlord reasonably disapproves of the proposed Transferee's business operating ability or history, reputation or creditworthiness or the character of the business to be conducted at the Premises, (f) the proposed Transferee is a governmental agency or unit, (g) the proposed Transferee is an existing tenant in the Ridder Park Technology Center and Landlord has comparable space available for lease within the Ridder Park Technology Center, (h) intentionally deleted, (i) either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee: (1) is negotiating with Landlord to lease space in the Ridder Park Technology Center at such time or (2) has negotiated with Landlord during the four (4) month period immediately preceding the Tenant's Notice and Landlord has comparable space available for Lease within the Ridder Park Technology Center, (j) intentionally deleted, or (k) the proposed Transferee will use, store or handle Hazardous Materials (defined below) of a type, nature or quantity not then being used by Tenant.

14.4     Effectiveness of Transfer and Continuing Obligations: Prior to the date on which any permitted Transfer becomes effective, Tenant shall deliver to Landlord (i) a counterpart of the fully executed Transfer document, (ii) an executed Hazardous Materials Disclosure Certificate substantially in the form of Exhibit E hereto (the "Transferee HazMat Certificate"), and (iii) Landlord's standard form of Consent to Assignment or Consent to Sublease, as applicable, executed by Tenant and the Transferee in which each of Tenant and the Transferee confirms its obligations under this Lease. Failure or refusal of a Transferee to execute any such consent instrument shall not release or discharge the Transferee from its obligation to do so or from any liability as provided herein. The voluntary, involuntary or other surrender of this Lease by Tenant, or a mutual cancellation by Landlord and Tenant, shall not work a merger, and any such surrender or cancellation shall, at the option of Landlord, either terminate all or any existing subleases or operate as an assignment to Landlord of any or all of such subleases. Each permitted Transferee shall assume and be deemed to assume this Lease and shall be and remain liable jointly and severally with Tenant for payment of Rent and for the due performance of, and compliance with all the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed or complied with, for the Term of this Lease. No Transfer shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee) under this Lease whether occurring before or after such Transfer, and Tenant shall not be released from performing any of the terms, covenants and conditions of this Lease. An assignee of Tenant shall become directly liable to Landlord for all obligations of Tenant hereunder. The acceptance of any Rent by Landlord from any other person (whether or not such person is an occupant of the Premises) shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer. For purposes hereof, if Tenant is a business entity, direct or indirect transfer of fifty percent (50%) or more of the ownership interest of the entity (whether in a single transaction or in the aggregate through more than one transaction) shall be deemed a Transfer and shall be subject to this Section 14. Any and all options, rights of refusal, the Tenant Improvement Allowance (as defined in Exhibit B) and other similar rights granted to Tenant in this Lease, if any, shall not be assignable by Tenant unless expressly authorized in writing by Landlord. Any transfer made without Landlord's prior written consent, shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute a material default by Tenant of this Lease. As Additional Rent, Tenant shall promptly reimburse Landlord for actual legal and other expenses incurred by Landlord in connection with any actual or proposed Transfer, not to exceed $2,000.00 in the aggregate per Transfer.

14.5     Recapture: In the event of an assignment or sublease by itself or taken together with then existing or pending subleases covers or totals, as the case may be, more than thirty percent (30%) of the rentable square feet of the Premises for substantially the remainder of the Term of this Lease as of the time of the Proposed Effective Date, then Landlord shall have the right, to be exercised by giving written notice to Tenant, to recapture the Subject Space described in the Tenant's Notice. If such recapture notice is given, it shall serve to terminate this Lease with respect to the proposed Subject Space, or, if the proposed Subject Space covers all the Premises, it shall serve to terminate the entire Term of this Lease, in either case, as of the Proposed Effective Date. If this Lease is terminated with respect to less than the entire Premises, Rent shall be adjusted on the basis of the proportion of rentable square feet retained by Tenant to the rentable square feet originally demised and this Lease as so amended shall continue thereafter in full force and effect. If Landlord exercises its recapture rights under this Section 14.5, Tenant shall have no obligation to remove any Tenant Improvements and/or Alterations located in the recaptured Subject Space provided that Tenant’s Notice expressly states that such Tenant Improvements and/or Alterations shall remain in the Subject Space after the proposed assignment or sublease.

14.6     Transfer Premium: If Landlord consents to a Transfer, as a condition thereto, Tenant shall pay to Landlord monthly, as Additional Rent, at the same time as the monthly installments of Rent are payable hereunder, fifty percent (50%) of any Transfer Premium. The term "Transfer Premium" shall mean all rent, additional rent and other consideration payable by such Transferee which either initially or over the term of the Transfer exceeds the Rent or pro rata portion of the Rent, as the case may be, for the Subject Space, and after recovery by Tenant, (a) of the actual brokers’ commissions paid by Tenant, not to exceed industry standard commissions for similar transactions, (b) reasonable attorneys’ fees and all fees or costs paid or reimbursed to Landlord, and (c) reasonable tenant improvement costs (including allowances) incurred by Tenant to effect such Transfer. “Transfer Premium” shall also include, but not be limited to, key money and bonus money paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer.

14.7     Waiver: Notwithstanding any Transfer, or any indulgences, waivers or extensions of time granted by Landlord to any Transferee, or failure by Landlord to take action against any Transferee, Tenant agrees that Landlord may, at its option, proceed against Tenant without having taken action against or joined such Transferee, except that Tenant shall have the benefit of any indulgences, waivers and extensions of time granted to any such Transferee.

15.           Subordination

To the fullest extent permitted by law, this Lease, the rights of Tenant under this Lease and Tenant's leasehold interest shall be subject and subordinate at all times to: (i) all ground leases or underlying leases which may now exist or hereafter be executed affecting the 1001 Ridder Building or the 1717 Fox Building or any other portion of the Project, and (ii) the lien of any mortgage or deed of trust which may now or hereafter exist for which the 1001 Ridder Building or the 1717 Fox Building, ground leases or underlying leases, any other portion of the Project or Landlord's interest or estate therein is specified as security, provided, however, that any such subordination to any subsequent ground lease, underlying lease, mortgage or deed of trust shall be conditioned upon the ground lessor, mortgagee or beneficiary executing a commercially reasonable non-disturbance agreement in favor of Tenant. Notwithstanding the foregoing, Landlord or any such ground lessor, mortgagee, or any beneficiary shall have the right to require this Lease be superior to any such ground leases or underlying leases or any such liens, mortgage or deed of trust. If any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall attorn to and become the Tenant of the successor in interest to Landlord, provided such successor in interest will not disturb Tenant's use, occupancy or quiet enjoyment of the Premises if Tenant is not in material default of this Lease. The successor in interest to Landlord following foreclosure, sale or deed in lieu thereof shall not be: (a) liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) subject to any offsets or defenses which Tenant might have against any prior lessor; (c) bound by prepayment of more than one (1) month's Rent; or (d) liable to Tenant for any Security Deposit not actually received by such successor in interest to the extent any portion of such Security Deposit has not already been forfeited by, or refunded to, Tenant. Landlord shall be liable to Tenant for all or any portion of the Security Deposit not forfeited by, or refunded to Tenant, until and unless Landlord transfers such Security Deposit to the successor in interest. Tenant covenants and agrees to execute (and acknowledge if required by Landlord, any lender or ground lessor) and deliver, within ten (10) business days of a written demand or request by Landlord and in the form reasonably requested by Landlord, ground lessor, mortgagee or beneficiary, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases or the lien of any such mortgage or deed of trust. Landlord shall obtain a commercially reasonable subordination and non-disturbance agreement from any lender holding an encumbrance against the 1001 Ridder Building or the 1717 Fox Building as of the Lease Date on such lender’s recordable form (the “SNDA”) after the mutual execution and delivery of this Lease.

16.           Right of Entry

Landlord and its agents shall have the right to enter the Premises at all reasonable times, upon reasonable one (1) business day prior notice (except in the event of an emergency), for purposes of inspection, exhibition, posting of notices, investigation, replacements, repair, maintenance and alteration and Landlord shall have the right to take photographs of the Premises in connection with such entry. It is further agreed that Landlord shall have the right to use any and all means Landlord deems necessary to enter the Premises in an emergency. Landlord shall have the right to place (i) during the last twelve (12) months of the Term, "for rent" or "for lease" signs in the Common Areas, and (ii) "for sale" signs in the Common Areas. Tenant hereby waives any Claim from damages or for any injury or inconvenience to or interference with Tenant's business, or any other loss occasioned thereby except for any Claim for any of the foregoing to the extent arising out of the gross negligence or willful misconduct of Landlord or its authorized representatives.

17.           Estoppel Certificate

Tenant shall execute (and acknowledge if required by any lender or ground lessor) and deliver to Landlord, within ten (10) business days after Landlord provides such to Tenant, a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification), the date to which the Rent and other charges are paid in advance, if any, acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder or specifying such defaults as are claimed, and such other matters as Landlord may reasonably require. Any such statement may be conclusively relied upon by Landlord and any prospective purchaser or encumbrancer of the 1001 Ridder Building or the 1717 Fox Building or other portions of the Project. Tenant's failure to deliver such statement within such time shall be conclusive upon the Tenant that (a) this Lease is in full force and effect, without modification except as may be represented by Landlord; (b) there are no uncured defaults in Landlord's performance; and (c) not more than one month's Rent has been paid in advance.

18.           Tenant's Default

The occurrence of any one or more of the following events shall, at Landlord's option, constitute a material default by Tenant of the provisions of this Lease:

18.1     The abandonment of the Premises by Tenant, as abandonment is statutorily defined in California Civil Code Section 1951.3 or all similar or successor laws;

18.2     The failure by Tenant to make any payment of Rent, Additional Rent or any other payment or charge required hereunder within three (3) days after Landlord provides Tenant with written notice that said payment was not paid when due;

18.3     Except as otherwise provided in Section 19.4 hereof, the failure by Tenant to observe, perform or comply with any of the conditions, covenants or provisions of this Lease (except failure to make any payment of Rent and/or Additional Rent and any other payment or charge required hereunder) and such failure is not cured within (i) thirty (30) days of the date on which Landlord delivers written notice of such failure to Tenant for all failures other than with respect to (a) Hazardous Materials (defined in Section 27 hereof), (b) Tenant making the repairs, maintenance and replacements required under the provisions of Section 11.1 hereof, or (c) the timely delivery by Tenant of a subordination, non-disturbance and attornment agreement (an "SNDA"), a counterpart of a fully executed Transfer document and a consent thereto (collectively, the "Transfer Documents"), an estoppel certificate and insurance certificates, (ii) ten (10) days of the date on which Landlord delivers written notice of such failure to Tenant for all failures in any way related to Hazardous Materials or Tenant failing to timely make the repairs, maintenance or replacements required by Section 11.1, and (iii) the time period, if any, specified in the applicable sections of this Lease with respect to subordination, assignment and sublease, estoppel certificates and insurance. However, provided a Chronic Default has not occurred, Tenant shall not be in default of its obligations hereunder if such failure (other than any failure of Tenant to timely and properly make the repairs, maintenance, or replacements required by Section 11.1, or timely deliver an SNDA, the Transfer Documents, an estoppel certificate or insurance certificates, for which no additional cure period shall be given to Tenant) cannot reasonably be cured within such thirty (30) or ten (10) day period, as applicable, and Tenant promptly commences, and thereafter diligently proceeds with same to completion, all actions necessary to cure such failure as soon as is reasonably possible, but in no event shall the completion of such cure be later than one hundred twenty (120) days after the date on which Landlord delivers to Tenant written notice of such failure, unless Landlord, acting reasonably and in good faith, otherwise expressly agrees in writing to a longer period of time based upon the circumstances relating to such failure as well as the nature of the failure and the nature of the actions necessary to cure such failure. Any such written notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Sections 1161, et seq. and all similar or successor laws; or

18.4     The making of a general assignment by Tenant for the benefit of creditors, the filing of a voluntary petition by Tenant or the filing of an involuntary petition by any of Tenant's creditors seeking the rehabilitation, liquidation, or reorganization of Tenant under any law relating to bankruptcy, insolvency or other relief of debtors and, in the case of an involuntary action, the failure to remove or discharge the same within sixty (60) days of such filing, the appointment of a receiver or other custodian to take possession of substantially all of Tenant's assets or this leasehold, Tenant's insolvency or inability to pay Tenant's debts or failure generally to pay Tenant's debts when due, any court entering a decree or order directing the winding up or liquidation of Tenant or of substantially all of Tenant's assets, Tenant taking any action toward the dissolution or winding up of Tenant's affairs, the cessation or suspension of Tenant's use of the Premises, or the attachment, execution or other judicial seizure of substantially all of Tenant's assets or this leasehold.

19.           Remedies for Tenant's Default

19.1     Landlord's Rights: In the event of Tenant's material default under this Lease, Landlord may terminate Tenant's right to possess the Premises by any lawful means. Following delivery of written notice by Landlord, this Lease shall terminate on the date specified in such notice and Tenant shall immediately surrender possession of the Premises to Landlord. In addition, whether or not this Lease is terminated, Landlord shall have the right to immediately re-enter the Premises, and if Landlord's right of re-entry is exercised following Tenant's abandonment of the Premises, all of Tenant's Property left on the Premises or in the Project shall be deemed abandoned. If Landlord relets the Premises or any portion thereof, Tenant shall immediately be liable to Landlord for all costs Landlord incurs in reletting the Premises or any part thereof, including, without limitation, broker's commissions, expenses of cleaning, redecorating, and further improving the Premises and other similar costs (collectively, the "Reletting Costs"). All Reletting Costs shall be fully chargeable to Tenant and shall not be prorated or otherwise amortized in relation to any new lease for the Premises or any portion thereof. Reletting may be for a period shorter or longer than the remaining term of this Lease. In no event shall Tenant be entitled to any excess rent received by Landlord. No act by Landlord other than giving written notice to Tenant shall terminate this Lease or Tenant's right to possess the Premises, including without limitation, acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease. At all times Landlord shall have the right to remedy any default of Tenant, to maintain or improve the Premises, to cause a receiver to be appointed to administer the Premises and any new or existing subleases and to add to the Rent payable hereunder all of Landlord's reasonable costs in so doing, with interest at the maximum rate permitted by law from the date of such expenditure.

19.2     Damages Recoverable: If Tenant breaches this Lease and abandons the Premises before the end of the Term, or if Landlord terminates Tenant's right to possession following Tenant's breach or default under this Lease, then in either such case, Landlord may recover from Tenant all damages suffered by Landlord as a result of Tenant's failure to perform its obligations hereunder, including without limitation, all Reletting Costs, and the worth at the time of the award (computed in accordance with paragraph (3) of Subdivision (a) of Section 1951.2 of the California Civil Code) of the amount by which the Rent then unpaid hereunder for the balance of the Lease Term exceeds the amount of such loss of Rent for the same period which Tenant proves could be reasonably avoided by Landlord and in such case, Landlord prior to the award, may relet the Premises for the purpose of mitigating damages suffered by Landlord because of Tenant's failure to perform its obligations hereunder; provided, however, that even if Tenant abandons the Premises following such breach, this Lease shall nevertheless continue in full force and effect for as long as Landlord does not terminate Tenant's right of possession, and until such termination, Landlord shall have the remedy described in Section 1951.4 of the California Civil Code (Landlord may continue this Lease in effect after Tenant's breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations) and may enforce all its rights and remedies under this Lease, including the right to recover the Rent from Tenant as it becomes due hereunder. The "worth at the time of the award" within the meaning of Subparagraphs (a)(1) and (a)(2) of Section 1951.2 of the California Civil Code shall be computed by allowing interest at the rate of ten percent (10%) per annum. Tenant hereby waives for itself and for all those claiming under Tenant its right to obtain redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179 (or any successor or substitute statute), or under any other present or future law, in the event judgment for possession enters against Tenant or Landlord takes possession of the Premises following any default of Tenant hereunder.

19.3     Audit Rights: Intentionally deleted.

19.4     Chronic Default: The term "Chronic Default" as used in this Lease shall mean that Tenant has materially defaulted in the performance of any of its obligations under this Lease more than three (3) times during the any twenty-four (24) month period during the term of the Lease, regardless of whether or not Tenant cures any such material default. A Chronic Default is not curable by Tenant. Upon the occurrence of a Chronic Default and at all times thereafter during the balance of the Term of this Lease, Landlord shall no longer be obligated to provide Tenant written notice of default as set forth in Section 18.3 hereof and Tenant shall no longer be entitled to any cure period set forth in this Lease, including without limitation, those cure periods set forth in Section 18.3. Following a Chronic Default, Landlord, in its sole discretion, may elect to provide written notice of default to Tenant or grant Tenant a period during which it may cure any such default, however, no such delivery of written notice or grant of a cure period by Landlord shall in any way obligate Landlord to provide Tenant any subsequent written notices of default or cure periods.

19.5     Recapture of Landlord Concessions: Intentionally deleted.

19.6     Rights and Remedies Cumulative: The foregoing rights and remedies of Landlord are not exclusive; they are cumulative in addition to any rights and remedies now or hereafter existing at law, in equity, by statute or otherwise, and to any remedies Landlord may have under bankruptcy laws or laws affecting creditors' rights generally. In addition to all of the remedies set forth above, if Tenant materially defaults under this Lease, all options granted to Tenant hereunder shall automatically terminate, unless otherwise expressly agreed to in writing by Landlord.

20.           Holding Over

If Tenant holds over after the expiration of the Term, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to one hundred fifty percent (150%) of the Base Rent applicable during the last rental period of the Term under this Lease. Such month-to-month tenancy shall be subject to every other term and provision contained herein. Landlord hereby expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord in the condition required herein upon the expiration or earlier termination of this Lease. The provisions of this Section 20 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the expiration or earlier termination of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all Claims resulting from such failure, including but not limited to, any Claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom, provided that Tenant has received thirty (30) days prior written notice from Landlord that any portion of the Premises have been leased to another person or entity, and Tenant does not vacate the Premises within such thirty (30) day period.

21.           Landlord's Default

Landlord shall not be considered in default of this Lease unless Landlord fails within a reasonable time to perform an obligation required to be performed by Landlord hereunder. For purposes hereof, a reasonable time shall in no event be less than thirty (30) days after receipt by Landlord of written notice specifying the nature of the obligation Landlord has not performed; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days, after receipt of written notice, is reasonably necessary for its performance, then Landlord shall not be in default of this Lease if performance of such obligation is commenced within such thirty (30) day period and thereafter diligently pursued to completion. Notwithstanding the foregoing, if Landlord defaults in performing any of its non-structural repair and maintenance obligations to the Premises as expressly stated in this Lease (including, without limitation, repair of the roof membrane of the 1001 Ridder Building or the 1717 Fox Building) and such default creates a risk of imminent injury to person or substantial property damage, or unreasonably and materially interferes with Tenant's ability to conduct its business at the Premises, and Landlord has not cured such default within twenty (20) business days after Tenant shall have given Landlord written notice specifying such default, and in the case of any such default which cannot with due diligence and in good faith be cured within twenty (20) business days, within such additional period, if any, as may be reasonably required to cure such default with due diligence and in good faith (it being intended that, in connection with any such default which is not susceptible of being cured with due diligence and in good faith within twenty (20) business days, the time within which Landlord is required to cure such default shall be extended for such additional period as may be necessary for the curing thereof with due diligence and in good faith), then Tenant, upon delivery of an additional five (5) business days advance written notice to Landlord specifying that Tenant intends to perform the nonstructural repair or maintenance obligation, without being obligated to do so, shall have the right, but not the obligation, to perform the nonstructural repair or maintenance obligation to the Premises which Landlord failed to perform. If such nonstructural repair or maintenance was required under the terms of this Lease to be taken by Landlord, the full amount of the reasonable costs and expenses so incurred by Tenant (the "Reimbursable Costs") shall be paid by Landlord to Tenant, within thirty (30) days after written demand therefor (provided that such written demand is accompanied by reasonable documented evidence of the Reimbursable Costs). In the event Tenant performs such repair or maintenance, and such work will affect the Building systems, Tenant shall use only those contractors used or approved by Landlord in the Project for work on such Building systems unless such contractors are unwilling or unable to perform, or timely and competitively perform, such work, in which event Tenant may utilize the services of any other qualified contractor which normally and regularly performs similar work in buildings comparable to the 1001 Ridder Building or the 1717 Fox Building. Tenant shall give advance notice by telephone to the individual from time to time designated by Landlord to receive such notice of Tenant's intentions to exercise its rights under this Section in the case of an emergency.

22.           Parking

At no cost to Tenant, Tenant may use the parking spaces specified in the Basic Lease Information. Landlord shall exercise reasonable efforts to ensure that such spaces are available to Tenant for its use, but Landlord shall not be required to enforce Tenant's right to use the same, provided that Tenant may enforce such rights. In addition to such non-designated and non-exclusive parking spaces, at no additional cost to Tenant, Landlord shall provide Tenant with the exclusive use of twenty (20) reserved spaces, which reserved spaces shall be located directly in front of the 1001 Ridder Building. Tenant and Tenant's Representatives shall not park or permit any parking of vehicles overnight (excluding company vans which are in good condition [any inoperable vehicles must be removed from the Project as soon as reasonably practicable] and any vehicles owned by employees who are traveling on business trips but in no event shall such vehicle be permitted to park overnight for more than ten (10) consecutive days without prior written notice to Landlord).

23.           Transfer of Landlord's Interest

Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Premises, the 1001 Ridder Building, the 1717 Fox Building, the Project, the Ridder Park Technology Center and this Lease. Tenant expressly agrees that in the event of any such transfer, Landlord shall automatically be entirely released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder after the date of such transfer. Landlord shall use commercially reasonable efforts to cause each such transferee to agree to perform Landlord's obligations hereunder arising or accruing after the date of such transfer. A ground lease or similar long term lease by Landlord of the entire 1001 Ridder Building, the 1717 Fox Building or the legal parcel of which the Premises are a part, shall be deemed a sale within the meaning of this Section 23. Tenant agrees to attorn to such new owner provided such new owner does not disturb Tenant's use, occupancy or quiet enjoyment of the Premises so long as Tenant is not in material default of this Lease.

24.           Waiver

No delay or omission in the exercise of any right or remedy of either party on any default by the other party shall impair such a right or remedy or be construed as a waiver. The subsequent acceptance of Rent by Landlord after default by Tenant of this Lease shall not be deemed a waiver of such default, other than a waiver of timely payment for the particular Rent payment involved, and shall not prevent Landlord from maintaining an unlawful detainer or other action based on such default. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Rent and other sums due hereunder shall be deemed to be other than on account of the earliest Rent or other sums due, nor shall any endorsement or statement on any check or accompanying any check or payment be deemed an accord and satisfaction; and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of such Rent or other sum or pursue any other remedy provided in this Lease. No failure, partial exercise or delay on the part of the Landlord in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

25.           Casualty Damage

25.1     Casualty: If the Premises or any part [excluding any of Tenant's Property, any Wi-Fi Network, any Tenant Improvements and any Alterations installed by or for the benefit of Tenant (collectively, "Tenant's FF&E")] shall be damaged or destroyed by fire or other casualty, Tenant shall give immediate written notice thereof to Landlord. Within sixty (60) days after receipt by Landlord of such notice, Landlord shall notify Tenant, in writing, of the following time period within which the necessary repairs can reasonably be made, as estimated by Landlord: (a) within three hundred sixty five (365) days, or (b) in more than three hundred sixty five (365) days, from the date of such notice.

                             25.1.1 Minor Insured Damage: If the Premises (other than Tenant's FF&E) are damaged only to such extent that repairs, rebuilding and/or restoration can be reasonably completed within three hundred sixty five (365) days, this Lease shall not terminate and, provided that insurance proceeds are available and paid to Landlord to fully repair the damage and/or Tenant otherwise voluntarily contributes any shortfall thereof, Landlord shall repair the Premises to substantially the same condition that existed prior to the occurrence of such casualty, except Landlord shall not be required to rebuild, repair, or replace any of Tenant's FF&E. The Rent payable hereunder shall be abated proportionately from the date and to the extent Tenant vacates the affected portions of the Premises until any and all repairs required herein to be made by Landlord are substantially completed, but such abatement shall (i) only be to the extent of the portion of the Premises which is actually rendered unusable and unfit for occupancy in the manner of Tenant’s use, and (ii) only during the time Tenant is not actually using same.

             25.1.2     Major Insured Damage: If only (a) the 1717 Fox Premises, or (b) the 1001 Ridder Premises (other than Tenant's FF&E) are damaged to such extent that repairs, rebuilding and/or restoration cannot be reasonably completed, as reasonably determined by Landlord, within three hundred sixty five (365) days, then Tenant may terminate this Lease with respect to (i) the entire Premises, or (ii) the damaged portion of the Premises that cannot be reasonably repaired within 365 days (i.e., the entire 1717 Fox Premises or the entire 1001 Ridder Premises, as the case may be) by giving written notice within twenty (20) days after notice from Landlord regarding the time period of repair. If both the 1717 Fox Premises and the 1001 Ridder Premises (other than Tenant's FF&E) are damaged to such extent that repairs, rebuilding and/or restoration cannot be reasonably completed, as reasonably determined by Landlord, within three hundred sixty five (365) days, then either Landlord or Tenant may terminate this Lease by giving written notice within twenty (20) days after notice from Landlord regarding the time period of repair. If Tenant notifies Landlord of its exercise of its termination right of only its lease of the 1717 Fox Premises or the 1001 Ridder Premises under the first sentence of this Section 25.1.2, then Landlord and Tenant shall enter into an amendment of this Lease on Landlord’s standard form which provides for the reduction of the Premise to only the portion of the Premises that has not been terminated (i.e., the 1717 Fox Premises or the 1001 Ridder Premises, as the case may be), provided Tenant diligently proceeds to and expeditiously vacates the terminated portion of the Premises (but, in all events Tenant must vacate and surrender the terminated portion of the Premises to Landlord by no later than thirty (30) business days thereafter). If Tenant notifies Landlord of its exercise of its termination right of its lease of the entire Premises under the first sentence of this Section or either party notifies the other of its exercise of its termination right under the second sentence of this Section 25.1.2, then this Lease shall terminate and the Rent shall be abated from the date of the occurrence of such damage, provided Tenant diligently proceeds to and expeditiously vacates the Premises (but, in all events Tenant must vacate and surrender the Premises to Landlord by no later than thirty (30) business days thereafter or there shall not be any abatement of Rent until Tenant so vacates the Premises). If neither party elects to terminate this Lease, Landlord shall promptly commence and diligently prosecute to completion the repairs to the Premises, provided insurance proceeds are available and paid to Landlord to fully repair the damage (along with Landlord’s insurance deductible amount as set forth in Section 25.2 below) or Tenant voluntarily contributes any shortfall thereof (except that Landlord shall not be required to rebuild, repair, or replace any of Tenant's FF&E). During the time when Landlord is prosecuting such repairs to substantial completion, the Rent payable hereunder shall be abated proportionately from the date and to the extent Tenant actually vacates the affected portions of the Premises until any and all repairs required herein to be made by Landlord are substantially completed, but such abatement shall (i) only be to the extent of the portion of the Premises which is actually rendered unusable and unfit for occupancy, and (ii) only during the time Tenant is not actually using same.

             25.1.3     Damage Near End of Term: Notwithstanding anything to the contrary contained in this Lease except for the provisions of Section 25.3 below, if the Premises are substantially damaged during the last year of then applicable term of this Lease, either Landlord or Tenant may, at their option, cancel and terminate this Lease by giving written notice to the other party of its election to do so within forty-five (45) days after receipt by Landlord of notice from Tenant of the occurrence of such casualty. If either party so elects to terminate this Lease, all rights of Tenant hereunder shall cease and terminate thirty (30) days after Tenant's receipt or delivery of such notice, as applicable, and Tenant shall immediately vacate the Premises and surrender possession thereof to Landlord.

25.2     Deductible and Uninsured Casualty: Tenant shall pay to Landlord, as Additional Rent, the deductible amounts under the insurance policies obtained by Landlord and Tenant under this Lease if the proceeds are used to repair the Premises, except for earthquake deductibles which will be amortized as an Operating Expense as set forth in Section 6.1.1 above. However, if other portions of the 1001 Ridder Building or the 1717 Fox Building are also damaged by said casualty and insurance proceeds are payable therefor, then Tenant shall only pay its proportionate share of the deductible as reasonably determined by Landlord. Notwithstanding the foregoing, Tenant shall not be obligated to pay the amount of any deductible to the extent such deductible exceeds the amounts expressly permitted under Section 6.1 of this Lease or in the event that either Landlord or Tenant terminates this Lease as provided in this Article 25. If any portion of the Premises is damaged and is not fully covered by the aggregate of insurance proceeds received by Landlord and any applicable deductible, and Tenant does not voluntarily contribute any shortfall thereof, then Landlord or Tenant shall have the right to terminate this Lease by delivering written notice of termination to the other party within thirty (30) days after the date of notice to Tenant of such event, whereupon all rights of Tenant shall cease and terminate ten (10) days after Tenant's receipt of such notice, and Tenant shall immediately vacate the Premises and surrender possession thereof to Landlord.

25.3     Tenant's Fault and Lender's Rights: Notwithstanding anything to the contrary contained herein, if the Premises (other than Tenant's FF&E) or any other portion of the 1001 Ridder Building or the 1717 Fox Building is damaged by fire or other casualty due to the acts or omissions of Tenant or any of Tenant's Representatives, (i) the Rent shall only be abated during the repair of such damage to the extent Landlord receives rental loss insurance proceeds therefor, (ii) Tenant will not have any right to terminate this Lease due to the occurrence of such casualty, and (iii) Tenant will be responsible for the excess cost and expense of the repair and restoration of the 1001 Ridder Building or the 1717 Fox Building (including any deductible) to the extent not covered by insurance proceeds.

25.4     Tenant's Waiver: Landlord shall not be liable for any inconvenience or annoyance to Tenant, injury to the business of Tenant, loss of use of any part of the Premises by Tenant or loss of Tenant's Property, resulting in any way from such damage or the repair thereof. With respect to any damage which Landlord is obligated to repair or may elect to repair, Tenant waives all rights to terminate this Lease or offset any amounts against Rent pursuant to rights accorded Tenant by any law currently existing or hereafter enacted, including without limitation, all rights pursuant to California Civil Code Sections 1932(2.), 1933(4.), 1941 and 1942 and any similar or successor laws.

26.          Condemnation

If ten percent (10%) or more of (a) the 1717 Fox Premises, or (b) the 1001 Ridder Premises is condemned by eminent domain, inversely condemned or sold in lieu of condemnation for any public or quasi-public use or purpose ("Condemned"), then Tenant may terminate this Lease with respect to (i) the entire Premises, or (ii) the portion of the Premises affected by such condemnation (i.e., the entire 1717 Fox Premises or the entire 1001 Ridder Premises, as the case may be) by giving written notice within twenty (20) days after Tenant receives written notice of such condemnation. If ten percent (10%) or more of both the 1717 Fox Premises and the 1001 Ridder Premises is Condemned, then Tenant or Landlord may terminate this Lease as of the date when physical possession of the Premises is taken and title vests in such condemning authority, and Rent shall be adjusted to the date of termination. If Tenant notifies Landlord of its exercise of its termination right of only its lease of the 1717 Fox Premises or the 1001 Ridder Premises under the first sentence of this Section 26, then Landlord and Tenant shall enter into an amendment of this Lease on Landlord’s standard form which provides for the reduction of the Premise to only the portion of the Premises that has not been terminated (i.e., the 1717 Fox Premises or the 1001 Ridder Premises, as the case may be). Tenant shall not because of such condemnation assert any claim against Landlord or the condemning authority for any compensation because of such condemnation, and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate of interest or other interest of Tenant; provided, however, the foregoing shall not preclude Tenant, at Tenant's sole cost and expense, from obtaining any separate award to Tenant for loss of, or damage to, Tenant's Property or for damages for cessation or interruption of Tenant's business provided such award is separate from Landlord's award and does not diminish nor otherwise impair the award otherwise payable to Landlord. In addition to the foregoing, Tenant shall be entitled to seek compensation for the relocation costs and all costs recoverable by Tenant pursuant to the provisions of California Government Code Section 7262. If neither party elects to terminate this Lease, Landlord shall, if necessary, promptly proceed to restore the Premises or the 1001 Ridder Building or the 1717 Fox Building, as applicable, to substantially the same condition prior to such partial condemnation, allowing for the reasonable effects of such partial condemnation, and a proportionate allowance shall be made to Tenant, as determined by Landlord, for the Rent corresponding to the time during which, and to the part of the Premises of which, Tenant is deprived on account of such partial condemnation and restoration. Landlord shall not be required to spend funds for restoration in excess of the condemnation proceeds received by Landlord.

27.          Environmental Matters/Hazardous Materials

27.1     Hazardous Materials Disclosure Certificate: Simultaneously herewith, Tenant has delivered to Landlord Tenant's executed initial Hazardous Materials Disclosure Certificate (the "Initial HazMat Certificate"), a copy of which is attached hereto as Exhibit E. Tenant covenants, represents and warrants to Landlord that the information in the Initial HazMat Certificate is true and correct and accurately describes the use(s) of Hazardous Materials which will be made and/or used on the Premises by Tenant. In the event that any of the Hazardous Materials made and/or used by Tenant at the Premises shall change or upon Landlord’s written request made not more often than one time per calendar year, Tenant shall deliver to Landlord, an executed Hazardous Materials Disclosure Certificate ("the "HazMat Certificate"), in substantially the form attached hereto as Exhibit E, describing Tenant's then present use of Hazardous Materials on the Premises, and any other reasonably necessary documents as requested by Landlord.

27.2     Definition of Hazardous Materials: "Hazardous Materials" means (a) any hazardous or toxic wastes, materials or substances, and other pollutants or contaminants, which are or become regulated by any Environmental Laws; (b) petroleum, petroleum by products, gasoline, diesel fuel, crude oil or any fraction thereof; (c) asbestos and asbestos containing material, in any form, whether friable or nonfriable; (d) polychlorinated biphenyls; (e) radioactive materials; (f) lead and lead-containing materials; (g) any other material, waste or substance displaying toxic, reactive, ignitable or corrosive characteristics, as all such terms are used in their broadest sense, and are defined or become defined by any Environmental Law (defined below); (h) any materials which cause or threatens to cause a nuisance upon or waste to any portion of the Ridder Park Technology Center or any surrounding property; or (i) any materials which pose or threaten to pose a hazard to the health and safety of persons on the Premises, any other portion of the Ridder Park Technology Center or any surrounding property. For purposes of this Lease, "Hazardous Materials" shall not include nominal amounts of ordinary household cleaners, office supplies and janitorial supplies which are not actionable under any Environmental Laws.

27.3     Prohibition; Environmental Laws: Tenant shall not be entitled to use or store any Hazardous Materials on, in, or about any portion of the Premises or Project without, in each instance, obtaining Landlord's prior written consent thereto. If Landlord, in its reasonable discretion, consents to any such usage or storage, then Tenant shall be permitted to use and/or store only those Hazardous Materials and in such quantities (A) that are necessary for Tenant's business, (B) to the extent disclosed in the most recent HazMat Certificate, and (C) expressly approved by Landlord in writing, such approval not to be unreasonably withheld. Notwithstanding the foregoing, Tenant may, without Landlord’s prior consent, but upon written notice to Landlord and in compliance with all Environmental Laws (as defined below), use any customary materials (which may include Hazardous Materials) reasonably required to be used by Tenant in the normal course of the permitted uses specified in the Basic Lease Information, so long as such use is not a Reportable Use (as defined below) and does not, in Landlord’s good faith and reasonable business judgment, expose the Premises, the 1717 Fox Building, the 1001 Ridder Building or the Project, or any part thereof, or neighboring properties to any risk of contamination or damage or, in Landlord’s good faith and reasonable business judgment, expose Landlord to the possibility of any liability therefor. “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of Hazardous Materials that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and (iii) the presence in, on or about the Premises of Hazardous Materials with respect to which the Environmental Laws require that a notice be given to persons entering or occupying the Premises (except for customary and typical Proposition 65 notices) or neighboring properties. In all events such usage and storage must at all times be in full compliance with any and all applicable local, state and federal environmental, health and/or safety-related laws, statutes, orders, standards, courts' decisions, ordinances, rules and regulations (as interpreted by judicial and administrative decisions), decrees, directives, guidelines, permits or permit conditions, currently existing and as amended, enacted, issued or adopted in the future (collectively, the "Environmental Laws"). Tenant agrees that any changes to the type and/or quantities of Hazardous Materials specified in the most recent HazMat Certificate may be implemented only with the prior written consent of Landlord, which consent shall not be unreasonably withheld. Tenant shall not be entitled nor permitted to install any tanks in the Premises for the storage of Hazardous Materials without the express written consent of Landlord, which may be given or withheld in Landlord's reasonable discretion (provided that in no event shall Tenant be permitted to install any underground storage tanks). Landlord shall have the right at all times during the Term to (i) inspect the Premises, (ii) conduct tests and investigations to determine whether Tenant is in compliance with this Section 27 or to determine if Hazardous Materials are present in, on or about the Project, and (iii) request lists of all Hazardous Materials used, stored or otherwise located on, under or about any portion of the Premises and/or the Common Areas. The cost of all such inspections, tests and investigations (collectively, "Inspections") shall be borne by Tenant, if Tenant or any of Tenant's Representatives are directly or indirectly responsible for any contamination revealed by such Inspections. The aforementioned rights granted herein to Landlord and its representatives shall not create (a) a duty on Landlord's part to perform Inspections, monitor or otherwise observe the Premises or Tenant's and Tenant's Representatives' activities with respect to Hazardous Materials, including without limitation, Tenant's operation, use and any remediation related thereto, or (b) liability on the part of Landlord and its representatives for Tenant's use, storage, disposal or remediation of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith.

27.4     Tenant's Environmental Obligations: Tenant shall give to Landlord immediate verbal and follow-up written notice of any spills, releases, discharges, disposals, emissions, migrations, removals or transportation of Hazardous Materials on, under or about any portion of the Premises or in any Common Areas (collectively, a "Release"); provided that Tenant has knowledge of such event(s). Tenant, at its sole cost and expense, covenants and warrants to promptly investigate, clean up, remove, restore and otherwise remediate (including, without limitation, preparation of any feasibility studies or reports and the performance of any and all closures) any Release of Hazardous Materials arising from or related to the acts or omissions of Tenant or Tenant's Representatives such that the affected portions of the Project and any adjacent property are returned to the condition existing prior to the appearance of such Hazardous Materials. Any such investigation, clean up, removal, restoration and other remediation shall only be performed after Tenant has obtained Landlord's prior written consent, which consent shall not be unreasonably withheld so long as such actions would not potentially have a material adverse long-term or short-term effect on any portion of the Project. Notwithstanding the foregoing, Tenant shall be entitled to respond immediately to an emergency without first obtaining Landlord's prior written consent. Tenant, at its sole cost and expense, shall conduct and perform, or cause to be conducted and performed, all closures as required by any Environmental Laws or any agencies or other governmental authorities having jurisdiction thereof. If Tenant fails to so promptly investigate, clean up, remove, restore, provide closure or otherwise so remediate, Landlord may, but without obligation to do so, take any and all steps necessary to rectify the same and Tenant shall promptly reimburse Landlord, upon written demand, for all costs and expenses to Landlord of performing investigation, clean up, removal, restoration, closure and remediation work. All such work undertaken by Tenant, as required herein, shall be performed in such a manner so as to enable Landlord to make full economic use of the Premises and the other portions of the Project after the satisfactory completion of such work. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be responsible for any Hazardous Materials existing within the Premises, Common Areas or Project prior to the Delivery Date. Closures for any operating permits (but not for any contamination) are not due until the earlier of (a) the cessation of the operations which require such operating permit, or (b) the expiration or earlier termination of this Lease.

27.5     Environmental Indemnity: Tenant shall, protect, indemnify, defend (with counsel acceptable to Landlord) and hold Landlord and the other Indemnitees harmless from and against any and all Claims (including, without limitation, diminution in value of any portion of the Premises or the Ridder Park Technology Center, damages for the loss of or restriction on the use of rentable or usable space, and from any adverse impact of Landlord's marketing of any space within the Ridder Park Technology Center) arising at any time during or after the Term in connection with or related to, directly or indirectly, the use, presence or Release of Hazardous Materials on, in or about any portion of the Project as a result (directly or indirectly) of the acts or omissions of Tenant or any of Tenant's Representatives. Neither the written consent of Landlord to the presence, use or storage of Hazardous Materials in, on, under or about any portion of the Project nor the strict compliance by Tenant with all Environmental Laws shall excuse Tenant from its obligations of indemnification pursuant hereto. Tenant shall not be relieved of its indemnification obligations under the provisions of this Section 27.5 due to Landlord's status as either an "owner" or "operator" under any Environmental Laws. Landlord represents to Tenant (which representation is made without any investigation or inquiry) that it has no actual knowledge concerning the existence of any Hazardous Materials on or under the Premises as of the date of this Lease which Landlord would be required to remove in order to comply with applicable environmental laws. Such representation is based solely on, and Landlord’s actual knowledge is limited to, the information contained in that certain Phase I Environmental Site Assessment dated July 25, 2005, prepared by Ninyo & Moore under its Project No. 401131001 and that certain Phase I Environmental Site Assessment dated August 7, 2006 prepared by Ninyo & Moore under its Project No. 401238001. Copies of the Executive Summary of such environmental reports have been provided to Tenant. In addition, to the actual knowledge of Landlord, Landlord has not received any written notice that any action, proceeding or claim is pending or threatened regarding the Premises concerning any Hazardous Materials or pursuant to any Environmental Laws. Landlord shall, protect, indemnify, defend and hold Tenant harmless from and against any and all Claims arising at any time during or after the Term in connection with or related to, directly or indirectly, the use, presence or Release of Hazardous Materials on, in or about any portion of the Project by Landlord.

27.6     Survival: Tenant's obligations and liabilities under this Section 27 shall survive the expiration or earlier termination of this Lease. If Landlord determines that the condition of any portion of the Project violates the provisions of this Lease with respect to Hazardous Materials, then Landlord may require Tenant to hold over possession of the Premises until Tenant can surrender the Premises to Landlord in the condition in which the Premises existed prior to the appearance of such Hazardous Materials (except for reasonable wear and tear), including without limitation, performing closures as required by any Environmental Laws. For purposes hereof, the term "reasonable wear and tear" shall not include any deterioration in the condition or diminution of the value of any portion of the Project in any manner whatsoever related to directly, or indirectly, Hazardous Materials. Any such holdover by Tenant will be with Landlord's consent and will not be terminable by Tenant in any event or circumstance.

28.          Financial Statements

Tenant and any permitted Transferee, for the reliance of Landlord, any lender holding or anticipated to acquire a lien upon any portion of the Project or any prospective purchaser of any portion of the Project, shall deliver to Landlord the then current audited financial statements of Tenant (including interim periods following the end of the last fiscal year for which annual statements are available) within ten (10) business days after Landlord's request therefor, but not more often than once annually so long as Tenant is not in material default of this Lease. If audited financial statements have not been prepared, Tenant and any permitted Transferee shall provide Landlord with unaudited financial statements (certified by an authorized representative or officer of Tenant) and such other information, the type and form of which are reasonably acceptable to Landlord, which reflect the financial condition of Tenant and any permitted Transferee, as applicable.

29.          General Provisions

29.1     Time: Time is of the essence in this Lease and with respect to each and all of its provisions in which performance is a factor.

29.2     Successors and Assigns: The covenants and conditions herein contained, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

29.3     Recordation: Tenant shall not record this Lease or a short form memorandum hereof.

29.4     Landlord Exculpation: The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to the actual interest of Landlord and its present or future partners or members in the Project, and Tenant agrees to look solely to Landlord's interest in the Project for satisfaction of any liability and shall not look to other assets of Landlord nor seek any recourse against the assets of the individual partners, members, directors, officers, shareholders, agents or employees of Landlord, including without limitation, any property management company of Landlord (collectively, the "Landlord Parties"). It is the parties' intention that Landlord and the Landlord Parties shall not in any event or circumstance be personally liable, in any manner whatsoever, for any judgment or deficiency hereunder or with respect to this Lease. The liability of Landlord under this Lease is limited to its actual period of ownership of title to the Building.

29.5     Severability and Governing Law: Any provisions of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provisions hereof and such other provisions shall remain in full force and effect. This Lease shall be enforced, governed by and construed in accordance with the laws of the State of California. Tenant expressly agrees that any and all disputes arising out of or in connection with this Lease shall be litigated only in the Superior Court of the State of California for the county in which the Premises are located (and in no other), and Tenant hereby consents to the jurisdiction of said court.

29.6     Attorneys' Fees: In the event any dispute between the parties results in litigation or other proceeding, the prevailing party shall be reimbursed by the party not prevailing therein for all reasonable costs and expenses, including, without limitation, reasonable attorneys' and experts' fees and costs incurred by the prevailing party in connection with such litigation or other proceeding, and any appeal thereof. Such costs, expenses and fees shall be included in and made a part of any judgment recovered by the prevailing party.

29.7     Entire Agreement: It is understood and agreed that there are no oral agreements between the parties hereto affecting this Lease and this Lease (including all exhibits and addenda) supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. This Lease and any separate agreement executed by Landlord and Tenant in connection with this Lease and dated of even date herewith (a) contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises, and (b) shall be considered to be the only agreement between the parties hereto and their representatives and agents. This Lease may not be modified, deleted or added to except by a writing signed by the parties hereto. All negotiations and oral agreements have been merged into and are included herein. There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Lease. The parties acknowledge that (i) each party and/or its counsel have reviewed and revised this Lease, and (ii) no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation or enforcement of this Lease or any amendments or exhibits to this Lease or any document executed and delivered by either party in connection with this Lease.

29.8     Warranty of Authority: On the date that Tenant executes this Lease, Tenant shall deliver to Landlord an original certificate of status for Tenant issued by the California Secretary of State or a duly recorded statement of partnership for Tenant, as applicable, and such other documents as Landlord may reasonably request with regard to the lawful existence of Tenant. Each person executing this Lease on behalf of a party represents and warrants that (i) such person is duly and validly authorized to do so on behalf of the entity it purports to so bind, and (ii) if such party is a limited liability company, partnership, corporation or trustee, that such limited liability company, partnership, corporation or trustee has full right and authority to enter into this Lease and perform all of its obligations hereunder. Tenant hereby warrants that this Lease is legal, valid and binding upon Tenant and enforceable against Tenant in accordance with its terms.

29.9     Notices: All notices, demands, statements or communications (collectively, "Notices") given or required to be given by either party to the other hereunder shall be in writing, delivered by a nationally recognized same-day or overnight courier (e.g. FedEx or UPS) or delivered personally (i) to Tenant at the Tenant's Address set forth in the Basic Lease Information, or to such other place as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at Landlord's Address set forth in the Basic Lease Information, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given upon the earlier of receipt or upon confirmation of delivery by a nationally recognized courier, or upon the date personal delivery is made.

29.10     Joint and Several; Covenants and Conditions: If Tenant consists of more than one person or entity, the obligations of all such persons or entities shall be joint and several. Each provision to be performed by Tenant hereunder shall be deemed to be both a covenant and a condition.

29.11     Confidentiality: Intentionally deleted.

29.12     Landlord Renovations: Tenant acknowledges that Landlord may from time to time, at Landlord's sole option, renovate (collectively, "Renovations") portions of the 1001 Ridder Building, 1717 Fox Building, Common Areas and the Project in accordance with customary operating and maintenance practices for similar commercial projects, including without limitation, systems and equipment, roof, and structural portions of the same; provided Landlord shall utilize commercially reasonable efforts to minimize the disruption and interference with Tenant's business and operations at the Premises and that such Renovations do not change the design and general appearance of the Project. All Renovations shall be performed by Landlord in a timely manner. In connection with such Renovations, Landlord may, among other things, erect scaffolding (but in no event longer than 60 days) or other necessary structures in the 1001 Ridder Building or the 1717 Fox Building, limit or eliminate access to portions of the Project, including portions of the Common Areas, or perform work in the 1001 Ridder Building or the 1717 Fox Building, which work may create noise, dust or leave debris in the 1001 Ridder Building or the 1717 Fox Building. Tenant hereby agrees that such Renovations and Landlord's actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility, or for any reason be liable to Tenant, for any direct or indirect injury to or interference with Tenant's business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant's Property, Alterations or improvements resulting from the Renovations or Landlord's actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord's actions in connection with such Renovations; provided Landlord shall utilize commercially reasonable efforts to minimize the disruption and interference with Tenant's business and operations at the Premises.

29.13     Waiver of Jury Trial: The parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way related to this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, the 1001 Ridder Building, the 1717 Fox Building or the Project and/or any claim of injury, loss or damage.

29.14     Submission of Lease: Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

29.15     No View, Light or Air Rights: No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the 1001 Ridder Building and/or the 1717 Fox Building, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to or in the vicinity of the Project shall not affect this Lease, abate any payment owed by Tenant hereunder or otherwise impose any liability on Landlord.

29.16     Counterparts: This Lease may be executed in counterparts, each of which shall be deemed an original, but such counterparts, when taken together, shall constitute one agreement.

30.          Signs

All signs and graphics of every kind visible in or from public view shall be subject to (i) Landlord's prior written approval, which approval shall not be unreasonably withheld, and (ii), and in compliance with, all applicable Laws, Development Documents, Recorded Matters, Rules and Regulations, and Landlord's sign criteria ("Sign Criteria") as same may exist from time to time. Landlord's Sign Criteria is set forth in Exhibit G hereto. Subject to the foregoing, the originally named Tenant in this Lease or any Affiliate shall have the right, at Tenant’s sole cost and expense, to install (x) signage in the lobby of the Premises, (y) signage on any existing monument sign for the 1001 Ridder Building and the 1717 Fox Building, and (z) signage on the top of the front of the 1001 Ridder Building facing Ridder Park Drive and the back of the 1717 Fox Building facing the freeway, which monument signage and Building top signage shall consist only of the name “Spansion” or such other name acceptable to Landlord and Tenant and/or Tenant’s logo, which logo signage may be back lit if permitted by applicable laws and approved by Landlord, such approval not to be unreasonably withheld. Such monument and Building top signage rights are personal to the originally named Tenant in this Lease or an Affiliate. Tenant shall remove all such signs and graphics prior to the expiration or earlier termination of this Lease. Such installations and removals shall be made in a manner as to avoid damage or defacement of the Premises and all other affected portions of the Project. Tenant shall repair any such damage, including without limitation, discoloration caused by such installation or removal. Landlord shall have the right, at its option, to deduct from the Security Deposit such sums as are reasonably necessary to remove such signs and make any repairs necessitated by such removal. Notwithstanding the foregoing, in no event shall any: (a) neon, flashing or moving sign(s) or (b) sign(s) which are likely to interfere with the visibility of any sign, canopy, advertising matter, or decoration of any kind of any other business or occupant of the Project or other portions of the Ridder Park Technology Center be permitted hereunder. Tenant further agrees to maintain each such sign and graphics, as may be approved, in good condition and repair at all times. Commencing on the date of this Lease and continuing until the expiration or earlier termination of this Lease, Landlord shall not enter into any lease or agreement with another tenant or occupant of the Ridder Park Technology Center which provides Building naming rights to such tenant or occupant whose primary business is the design, development and sale of flash memory products competing with Tenant’s business then being conducted at the Premises.

31.          Mortgagee Protection

Upon any default on the part of Landlord, Tenant will give written Notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage covering the Premises who has provided Tenant with Notice of their interest together with an address for receiving Notice, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure. If such default cannot be cured within such time period, then such additional time as may be necessary will be given to such beneficiary or mortgagee to effect such cure so long as such beneficiary or mortgagee has commenced the cure within the original time period and thereafter diligently pursues such cure to completion, in which event this Lease shall not be terminated while such cure is being diligently pursued. Tenant agrees that each lender to whom this Lease has been assigned by Landlord is an express third party beneficiary hereof. Tenant shall not make any prepayment of Rent more than one (1) month in advance without the prior written consent of each such lender. Tenant waives the collection of any deposit from each such lender or purchaser at a foreclosure sale unless said lender or purchaser shall have actually received and not refunded the deposit. Tenant agrees to make all payments under this Lease to the lender with the most senior encumbrance upon receiving a direction, in writing, to pay said amounts to such lender. Tenant shall comply with such written direction to pay without determining whether an event of default exists under such lender's loan to Landlord. If, in connection with obtaining financing for the Premises or any other portion of the Project, Landlord's lender shall request reasonable modification(s) to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay or defer its consent thereto, provided such modifications do not materially and adversely affect Tenant's rights hereunder, including Tenant's use, occupancy or quiet enjoyment of the Premises or monetary obligations under this Lease.

32.          Warranties of Tenant

Tenant warrants and represents to Landlord, for the express benefit of Landlord, that Tenant has undertaken a complete and independent evaluation of the risks inherent in the execution of this Lease and the operation of the Premises for the use permitted hereby, and that, based upon said independent evaluation, Tenant has elected to enter into this Lease and hereby assumes all risks with respect thereto. Tenant further warrants and represents to Landlord, for the express benefit of Landlord, that in entering into this Lease, Tenant has not relied upon any statement, fact, promise or representation (whether express or implied, written or oral) not specifically set forth herein and that any statement, fact, promise or representation (whether express or implied, written or oral) made at any time to Tenant, which is not expressly incorporated herein, is hereby waived by Tenant.

33.          Brokerage Commission

Landlord and Tenant each represents and warrants for the benefit of the other that it has had no dealings with any real estate broker, agent or finder in connection with the Premises and/or the negotiation of this Lease, except for the Broker(s) specified in the Basic Lease Information, and that it knows of no other real estate broker, agent or finder who is or might be entitled to a real estate brokerage commission or finder's fee in connection with this Lease or otherwise based upon contacts between the claimant and Tenant. Each party shall indemnify and hold harmless the other from and against any and all Claims with respect to a fee or commission by any real estate broker, agent or finder in connection with the Premises and this Lease other than the Broker(s) (if any) resulting from the actions of the indemnifying party. Unless expressly agreed to in writing by Landlord and the Broker(s), no real estate brokerage commission or finder's fee shall be owed to, or otherwise payable to, the Broker(s) for any renewals or other extensions of the initial term of this Lease or for any additional space leased by Tenant other than the Premises as same exists as of the Lease Date. Tenant further represents and warrants to Landlord that Tenant will not receive (i) any portion of any brokerage commission or finder's fee payable to the Broker(s) in connection with this Lease, or (ii) any other form of compensation or incentive from the Broker(s) with respect to this Lease.

34.          Quiet Enjoyment

Landlord covenants with Tenant, upon the paying of Rent and observing and keeping the covenants, agreements and conditions of this Lease on its part to be kept, during the periods that Tenant is not otherwise in default of this Lease, and subject to the rights of any of Landlord's lenders, (i) that Tenant shall and may peaceably and quietly have, hold, occupy and enjoy the Premises during the Term, and (ii) neither Landlord, nor any successor or assign of Landlord, shall disturb Tenant's occupancy or enjoyment of the Premises. The foregoing covenant is in lieu of any other covenant express or implied.

35.          Roof Equipment

Provided that this Lease is then in full force and effect and Tenant is not then in default under this Lease beyond any applicable notice and cure period, Tenant shall be permitted, without any obligation to pay any additional Rent for such permission (except for the costs expressly provided in this Section 35), subject to approval by all applicable governmental authorities, to install, maintain, replace and operate antennae, security equipment, satellite dish or dishes, and/or supplemental heating, ventilation and air-conditioning equipment on the roof of the 1001 Ridder Building and the 1717 Fox Building (collectively, the “Roof Equipment”), the size, weight and precise location of which shall be subject to Landlord’s prior written approval not to be unreasonably withheld, conditioned or delayed, and pursuant to plans, all of which have been approved in writing by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed), at Tenant’s sole cost and expense. Tenant shall obtain Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, to any roof penetrations and any such penetrations permitted by Landlord shall be performed by Landlord’s contractors at Tenant’s expense. The installation, maintenance and operation of the Roof Equipment shall be in accordance with the provisions of this Lease and shall be performed at Tenant’s sole cost and expense. Tenant will ensure that the Roof Equipment, and each part of them, will be installed by licensed contractors in accordance with all federal, state and local rules and building codes. Tenant will obtain, at its sole cost and expense, all Federal Communications Commission and other licenses or approvals required to install and operate the Roof Equipment and shall repair any and all damage to the Ridder Park Technology Center (including, but not limited to, the roof of the 1001 Ridder Building and the 1717 Fox Building) caused as a result of Tenant’s installation of the Roof Equipment. The Roof Equipment is and shall remain the property of Tenant or Tenant’s assignee, transferee or sublessee, and Landlord and Tenant agree that the Roof Equipment is not, and installation of the Roof Equipment at the Ridder Park Technology Center shall not cause the Roof Equipment to become, a fixture pursuant to this Lease or by operation of law. Tenant shall not be entitled to receive any income from any third-party individual or entity for the use of the Roof Equipment. Tenant shall be responsible for the operation, repair and maintenance of the Roof Equipment during the Term, at Tenant’s sole cost and expense, and upon the expiration or other termination of this Lease, Tenant shall remove the Roof Equipment and repair any and all damage to the Ridder Park Technology Center (including, but not limited to, the roof of the 1001 Ridder Building and the 1717 Fox Building) caused as a result of such removal. Tenant agrees to operate the Roof Equipment in such a manner so as not to unreasonably interfere with or impair the operation of other antennae or telecommunication equipment of Landlord or other tenants or occupants of the Ridder Park Technology Center. If Tenant’s use of the Roof Equipment shall cause such interference or impairment, Tenant shall, at its sole cost and expense, promptly eliminate such condition by relocating, adjusting or modifying the Roof Equipment. In the event Landlord repairs or replaces the roof during the Term, Tenant will relocate or, if necessary, remove the Roof Equipment from the roof at Tenant’s sole cost upon receipt of written request from Landlord during the time of such repair or replacement. Landlord shall use commercially reasonable efforts to avoid the removal of the Roof Equipment during any such repair or replacement of the roof. Tenant shall be able to place the Roof Equipment on the roof, at Tenant’s sole cost and expense, after Landlord completes repairing or replacing the roof. Landlord may have its representative present at the installation or any reinstallation of the Roof Equipment and the Roof Equipment shall be properly screened and shall not be visible by someone standing in the reasonable vicinity of the 1001 Ridder Building and the 1717 Fox Building.

Landlord assumes no liability or responsibility for interference with the Roof Equipment caused by other tenants placing similar equipment on the roof of any building in the Ridder Park Technology Center. The Roof Equipment shall be included within the coverage of all insurance policies required to be maintained by Tenant under the Lease and Tenant shall obtain at its cost all permits required by governmental authorities for the Roof Equipment. The Roof Equipment shall be used solely in connection with the business operations in the Premises, and shall not be used by any party who is not a tenant of the Premises.

36.          Right of First Offer

Subject to any rights granted to other tenants or occupants at the Ridder Park Technology Center prior to the date of this Lease (including any tenant’s renewal of an existing lease at the 1717 Fox Building, whether or not such tenant has an express right to renew), and provided that Tenant is not in default under the terms of this Lease beyond any applicable notice and cure period, the original Tenant named in this Lease and any Affiliate (the “Original Tenant”) shall have a right (“First Offer Right”) to lease any space located within the 1717 Fox Building (the “First Offer Space”), each time any First Offer Space comes available for lease at any time during the period commencing on the date of this Lease and expiring at the expiration of the Term of this Lease (the “Exercise Period”). The First Offer Right shall be exercisable by the Original Tenant or an Affiliate only if the Original Tenant and/or any Affiliate is in possession of one hundred percent (100%) of the Premises at the time the First Offer Space becomes available. During the Exercise Period, Landlord shall give Tenant a one-time written notice (“Offer Notice”) of the availability of the First Offer Space, which Offer Notice shall include a site plan identifying the First Offer Space and a summary of the economic terms for which Landlord is willing to enter into a lease of the First Offer Space for a term equal to the greater of (a) a term that is coterminous with the Term of this Lease, and (b) two (2) years. The parties acknowledge and agree that except with respect to such economic terms, all of the terms and provisions of the Lease shall apply to any lease by Tenant of the First Offer Space. Upon receipt by Tenant of the Offer Notice, if Tenant desires to lease the First Offer Space but objects to the economic terms set forth in the Offer Notice, Landlord and Tenant shall negotiate in good faith in an attempt to reach an agreement with respect to the economic terms of a lease of the First Offer Space within ten (10) business days after Landlord’s delivery of the Offer Notice. If the parties fail to agree with respect to the economic terms of the lease of the First Offer Space within such ten (10) business day period, Landlord shall thereafter be free to lease such space to any third party on such terms and conditions that Landlord deems appropriate in its sole and absolute discretion, except as otherwise expressly provided in this Section. In the event the lease of the First Offer Space is completed within nine (9) months after the date of the Offer Notice on economic terms which are more than ninety percent (90%) of the total economic terms set forth in the Offer Notice, then Tenant’s rights under this Section with respect to the First Offer Space set forth in the Offer Notice shall expire (subject to any rights of Tenant under this Section following the termination or expiration of such Superior Lease [as defined below] prior to the expiration of the Exercise Period as provided in this Section). If the lease of the First Offer Space is not completed within nine (9) months after the date of the Offer Notice or if Landlord desires to enter into a lease of the First Offer Space on economic terms which are ninety percent (90%) or less than the total economic terms set forth in the Offer Notice, then before consummating a lease on the terms contained in the Offer Notice, Landlord shall give Tenant a new Offer Notice, and the terms of this Section shall apply with respect to such First Offer Space. Notwithstanding anything to the contrary contained herein, with respect to any First Offer Space leased by Landlord to a third party after the date of this Lease (a “Superior Lease”) where Tenant has not exercised its First Offer Right after having been given the opportunity to do so as required herein, the rights granted to Tenant herein with respect to such First Offer Space shall recommence only following the expiration or earlier termination of the Superior Lease, including any renewal of such lease, whether or not such renewal is pursuant to an express written provision in such lease, and regardless of whether any such renewal is consummated pursuant to a lease amendment or a new lease. Landlord and Tenant acknowledge that the First Offer Space is currently available for lease on the same economic terms as this Lease, that Tenant has been provided with an Offer Notice with respect to the First Offer Space and that Tenant does not at this time desire to lease the First Offer Space. Consequently, Tenant shall not have a First Offer Right until any First Offer Space is available for lease following the termination or expiration of any future Superior Lease of the First Offer Space.

37.          Energy Use Disclosure

Tenant hereby acknowledges timely receipt of any and all data, ratings and other reports required to be disclosed by Landlord under California Public Resources Code Section 25402.10.

38.          Brokaw Commons Amenities

Following the Commencement Date, at Landlord’s sole cost and expense, Landlord shall provide Tenant with fifty (50) one year fitness memberships for Tenant’s and its employees’ use at City Sports Club located in the retail center on East Brokaw Road across the street from the Property and commonly known as “Brokaw Commons”.

IN WITNESS WHEREOF, this Lease is executed by the parties as of the Lease Date specified in the Basic Lease Information.

LANDLORD:

HINES VAF NO CAL PROPERTIES, L.P.,

a Delaware limited partnership

By:     Hines VAF No Cal Properties GP LLC,

its general partner

By:     Hines VAF No Cal Mezz, L.P.,

its sole member

By:     Hines VAF No Cal Mezz GP LLC,

its general partner

By:     Hines VAF Northern California, L.P.,

its sole member

By:     Hines VAF Northern California GP LLC,

its general partner

By:          /s/ James C. Buie

Name:     James C. Buie

Title:       Executive Vice President

TENANT:

SPANSION INC.,

a Delaware corporation

By: /s/ Randy W. Furr

Name: Randy W. Furr

Title: Corporate Executive Vice President and Chief Financial Officer

Exhibit A to Lease Agreement

Premises, Building and Ridder Park Technology Center

This exhibit, entitled "Premises, Building and Ridder Park Technology Center", is and shall constitute Exhibit A to that certain Lease Agreement dated for reference purposes as of May 20, 2014 (the "Lease"), by and between Hines VAF No Cal Properties, L.P., a Delaware limited partnership ("Landlord") and Spansion Inc., a Delaware corporation ("Tenant"), for the leasing of certain premises located at 1001 Ridder Park Drive and 1717 Fox Drive, San Jose, California (the "Premises").

The Premises consist of the rentable square footage of space specified in the Basic Lease Information and has the address specified in the Basic Lease Information. The Premises are a part of and are contained in 1001 Ridder Building and the 1717 Fox Building specified in the Basic Lease Information. These site plans depict the 1001 Ridder Premises, the 1717 Fox Premises, the 1001 Ridder Building, the 1717 Fox Building and the approximate areas of the the Ridder Park Technology Center:

1001 Ridder Premises

Exhibit A, Page 1

1717 Fox Premises

Exhibit A, Page 2

Ridder Park Technology Center

RIDDER PARK
TECHNOLOGY CENTER
1 1717 FOX DRIVE ±49,024 SF
2 1730 FOX DRIVE ±79,508 SF
3 1001 RIDDER PARK DRIVE ±124,375 SF
4 1751 FOX ±64,943 SF
FOX DRIVE
RIDDER PARK DRIVE
OAKLAND ROAD
BROKAW
NORTH
RETAIL CENTER
E BROKAW ROAD
880

Jeff Houston, CBRE
T +1 408 453 7497

Sherman Chan, CBRE
T +1 408 453 7488

Steve Horton, Cassidy Turley
T +1 408 615 3412

Kelly Yoder, Cassidy Turley
T +1 408 615 3427

Hines Cassidy Turley CBRE

Exhibit A, Page 3

Exhibit B to Lease Agreement

Tenant Improvements

(Tenant Constructs)

This exhibit, entitled “Tenant Improvements”, is and shall constitute EXHIBIT B to that certain Lease Agreement, dated for reference purposes as of May 20, 2014 (the “Lease”), by and between Hines VAF No Cal Properties, L.P., a Delaware limited partnership (“Landlord”), and Spansion Inc., a Delaware corporation (“Tenant”), for the leasing of certain premises located at 1001 Ridder Park Drive and 1717 Fox Drive, San Jose, California, California (the “Premises”). The terms, conditions and provisions of this EXHIBIT B are hereby incorporated into and are made a part of the Lease. Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Lease.

1.            Tenant To Construct Tenant Improvements. Subject to the provisions below, Tenant shall be solely responsible for the planning, construction and completion of the interior tenant improvements ("Tenant Improvements") to the Premises, including the demise of the 1717 Fox Premises, in accordance with the terms and conditions of this Exhibit B. The Tenant Improvements shall not include any of Tenant's personal property, trade fixtures, furnishings, equipment or similar items. The Tenant Improvements may include a covered walkway between the 1001 Ridder Building and the 1717 Fox Building and Tenant acknowledges that if such walkway takes away any parking shown on Exhibit I to the Lease, Landlord shall not be responsible for supplying any additional parking. Notwithstanding the foregoing and anything to the contrary contained herein, Tenant shall have the right to use up to Four Million and No/100 Dollars ($4,000,000.00) of the Tenant Improvement Allowance (as defined below), to pay for relocation costs relating to Tenant’s move into the Premises, including the cost of moving, cabling, signage and furniture (collectively, “Relocation Costs”), provided that Tenant contributes an equal amount to pay the cost of Tenant Improvements permanently affixed to the Premises (for example, if Tenant uses $2,000,000.00 of the Tenant Improvement Allowance to pay for Relocation Costs, Tenant must contribute $2,000,000.00 to pay for the cost of Tenant Improvements permanently affixed to the Premises). Any Relocation Cost items other than moving costs shall be the property of Landlord, but such ownership shall not change or remove any removal, restoration or surrender obligations of Tenant under the Lease.

2.            Tenant Improvement Plans.

A.     Preliminary Plans and Specifications. After execution of the Lease, Tenant shall retain RMW Architecture and Interiors ("Architect") to prepare preliminary working architectural and engineering plans and specifications ("Preliminary Plans and Specifications") for the Tenant Improvements. Tenant shall deliver the Preliminary Plans and Specifications to Landlord. Landlord shall reasonably approve or disapprove the Preliminary Plans and Specifications within ten (10) business days after Landlord receives the Preliminary Plans and Specifications and, if disapproved, Landlord shall return the Preliminary Plans and Specifications to Tenant, who shall make all necessary revisions within ten (10) business days after Tenant's receipt thereof. This procedure shall be repeated until Landlord approves the Preliminary Plans and Specifications. The approved Preliminary Plans and Specifications, as modified, shall be deemed the "Final Preliminary Plans and Specifications".

B.     Final Plans and Specifications. After the Final Preliminary Plans and Specifications are approved by Landlord and are deemed to be the Final Preliminary Plans and Specifications, Tenant shall cause the Architect to timely prepare following Landlord's approval of the Final Preliminary Plans and Specifications, the final working architectural and engineering plans, specifications and drawings, ("Final Plans and Specifications") for the Tenant Improvements. The Final Plans and Specifications shall be in sufficient detail to show locations, types and requirements for all heat loads, people loads, floor loads, power and plumbing, regular and special HVAC needs, telephone communications, telephone and electrical outlets, lighting, lighting fixtures and related power, and electrical and telephone switches. Tenant shall then deliver the Final Plans and Specifications to Landlord. Landlord shall reasonably approve or disapprove the Final Plans and Specifications within ten (10) business days after Landlord receives the Final Plans and Specifications and, if disapproved, Landlord shall return the Final Plans and Specifications to Tenant who shall make all necessary revisions and resubmit to Landlord for approval. This procedure shall be repeated until Landlord approves, in writing, the Final Plans and Specifications. The approved Final Plans and Specifications, as modified, shall be deemed the "Construction Documents".

C.     Miscellaneous. All deliveries of the Preliminary Plans and Specifications, the Final Preliminary Plans and Specifications, the Final Plans and Specifications, and the Construction Documents shall be delivered by messenger service, by personal hand delivery or by overnight parcel service. While Landlord has the right to approve the Preliminary Plans and Specifications, the Final Preliminary Plans and Specifications, the Final Plans and Specifications, and the Construction Documents, Landlord's interest in doing so is to protect the Premises, the buildings and the Project. Accordingly, Tenant shall not rely upon Landlord's approvals and Landlord shall not be the guarantor of, nor responsible for, the adequacy and correctness or accuracy of the Preliminary Plans and Specifications, the Final Preliminary Plans and Specifications, the Final Plans and Specifications, and the Construction Documents, or the compliance thereof with applicable laws, and Landlord shall incur no liability of any kind by reason of granting such approvals.

Exhibit B, Page 1

D.     Building Standard Work. The Construction Documents shall provide that the Tenant Improvements to be constructed in accordance therewith must be at least equal, in quality, to Landlord's building standard materials, quantities and procedures set forth in the Tenant Improvement Manual ("Building Standards") attached hereto as Exhibit B-2.

E.     Construction Agreements. Tenant hereby covenants and agrees that a provision shall be included in each and every agreement made with the Architect and the Contractor with respect to the Tenant Improvements specifying that Landlord shall be a third party beneficiary thereof, including without limitation, a third party beneficiary of all covenants, representations, indemnities and warranties made by the Architect and/or Contractor.

3.            Permits. Tenant at its sole cost and expense (subject to the provisions of Paragraph 5 below) shall obtain all governmental approvals of the Construction Documents to the full extent necessary for the issuance of a building permit for the Tenant Improvements based upon such Construction Documents. Tenant at its sole cost and expense shall also cause to be obtained all other necessary approvals and permits from all governmental agencies having jurisdiction or authority for the construction and installation of the Tenant Improvements in accordance with the approved Construction Documents. Tenant at its sole cost and expense (subject to the provisions of Paragraph 5 below) shall undertake all steps necessary to insure that the construction of the Tenant Improvements is accomplished in strict compliance with all statutes, laws, ordinances, codes, rules, and regulations applicable to the construction of the Tenant Improvements and the requirements and standards of any insurance underwriting board, inspection bureau or insurance carrier insuring the Premises and/or the 1001 Ridder Building and/or the 1717 Fox Building.

4.            Construction.

A.     Tenant shall be solely responsible for the construction, installation and completion of the Tenant Improvements in accordance with the Construction Documents approved by Landlord and is solely responsible for the payment of all amounts when payable in connection therewith without any cost or expense to Landlord, except for Landlord's obligation to contribute the Tenant Improvement Allowance in accordance with the provisions of Paragraph 5 below. Tenant shall diligently proceed with the construction, installation and completion of the Tenant Improvements in accordance with the Construction Documents and the completion schedule reasonably approved by Landlord. No material changes shall be made to the Construction Documents and the completion schedule approved by Landlord without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed.

B.     Tenant at its sole cost and expense (subject to the provisions of Paragraph 5 below) shall employ a XL Construction, Inc. ("Contractor") to construct the Tenant Improvements in accordance with the Construction Documents. The construction contracts between Tenant and the Contractor and between the Contractor shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed. Proof that the Contractor is licensed in California, is bonded as required under California law, and has the insurance specified in Exhibit B-1, attached hereto and incorporated herein by this reference, shall be provided to Landlord at the time that Tenant requests approval of the Contractor from Landlord. Tenant shall comply with or cause the Contractor to comply with all other terms and provisions of Exhibit B-1.

C.     Prior to the commencement of the construction and installation of the Tenant Improvements, Tenant shall provide the following to Landlord, all of which shall be to Landlord's reasonable satisfaction:

         (i)            An estimated budget and cost breakdown for the Tenant Improvements.

         (ii)           Estimated completion schedule for the Tenant Improvements.

         (iii)          If required by the applicable governmental entities, copies of all required approvals and permits from governmental agencies having jurisdiction or authority for the construction and installation of the Tenant Improvements; provided, however, if prior to commencement of the construction and installation of Tenant Improvements Tenant has not received the electrical, plumbing or mechanical permits, Tenant shall only be required to provide Landlord with evidence that Tenant has made application therefor, and, upon receipt by Tenant of such permits, Tenant shall promptly provide Landlord with copies thereof.

                         (iv)          Evidence of Tenant's procurement of insurance required to be obtained pursuant to the provisions of Paragraphs 4.B and 4.G.

Exhibit B, Page 2

                         (v)          A fully executed copy of all construction contracts relating to the Tenant Improvements.

D.     Landlord shall at all reasonable times have a right to inspect the Tenant Improvements (provided Landlord does not materially interfere with the work being performed by the Contractor or its subcontractors) and Tenant shall immediately cease work upon written notice from Landlord if the Tenant Improvements are not in compliance with the Construction Documents approved by Landlord. If Landlord shall give notice of faulty construction or any other deviation from the Construction Documents, Tenant shall cause the Contractor to make corrections promptly. However, neither the privilege herein granted to Landlord to make such inspections, nor the making of such inspections by Landlord, shall operate as a waiver of any rights of Landlord to require good and workmanlike construction and improvements constructed in accordance with the Construction Documents.

E.     Subject to Landlord complying with its obligations in Paragraph 5 below, Tenant shall pay and discharge promptly and fully all claims for labor done and materials and services furnished in connection with the Tenant Improvements. The Tenant Improvements shall not be commenced until five (5) business days after Landlord has received notice from Tenant stating the date the construction of the Tenant Improvements is to commence so that Landlord can post and record any appropriate Notice of Non-responsibility.

F.     Tenant acknowledges and agrees that the agreements and covenants of Tenant in Sections 10 and 9 of the Lease shall be fully applicable to Tenant's construction of the Tenant Improvements.

G.     Tenant shall maintain, and cause to be maintained, during the construction of the Tenant Improvements, at its sole cost and expense, insurance of the types and in the amounts specified in Exhibit B-1 and in Section 12 of the Lease, together with builders' risk insurance for the amount of the completed value of the Tenant Improvements on an all-risk non-reporting form covering all improvements under construction, including building materials, and other insurance in amounts and against such risks as the Landlord shall reasonably require in connection with the Tenant Improvements.

H.     No materials, equipment or fixtures shall be delivered to or installed upon the Premises pursuant to any agreement by which another party has a security interest or rights to remove or repossess such items, without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

I.      Landlord reserves the right to establish reasonable rules and regulations for the use of the Building during the course of construction of the Tenant Improvements, including, but not limited to, construction parking, storage of materials, hours of work, use of elevators, and clean-up of construction related debris.

J.     Upon completion of the Tenant Improvements, Tenant shall deliver to Landlord the following, all of which shall be to Landlord's reasonable satisfaction:

(i)	Any certificates required for occupancy, including a permanent and complete Certificate of Occupancy issued by the City of San Jose.

(ii)	A Certificate of Completion signed by the Architect who prepared the Construction Documents, reasonably approved by Landlord.

(iii)	A cost breakdown itemizing all expenses for the Tenant Improvements, together with invoices and receipts for the same or other evidence of payment.

(iv)	Final and unconditional notarized mechanic's lien waivers for all the Tenant Improvements.

(v)

A Notice of Completion for execution by Landlord, which certificate once executed by Landlord shall be recorded by Tenant in the official records of the county of Santa Clara, and Tenant shall then deliver to Landlord a true and correct copy of the recorded Notice of Completion.

(vi)	A true and complete copy of all as-built plans and drawings for the Tenant Improvements.

Exhibit B, Page 3

5.             Tenant Improvement Allowance.

A.     Subject to Tenant's compliance with the provisions of this Exhibit B, Landlord shall provide to Tenant an allowance (the “Tenant Improvement Allowance”) in an amount equal to the sum of (i) Thirty Five and No/100 Dollars ($35.00) per rentable square feet of that portion of the 1001 Ridder Premises which was improved by Landlord prior to the date of the Lease with new lighting and ceiling grid, new carpet and paint, and new restrooms and consists of approximately 30,000 rentable square feet (for a total of up to $1,050,000.00), and (ii) Sixty and No/100 Dollars ($60.00) per rentable square feet of the remaining portion of the 1001 Ridder Premises and the 1717 Fox Premises (for a total of up to $7,464,960.00), to construct and install only the Tenant Improvements. The Tenant Improvement Allowance shall be used to design, prepare, plan, obtain the approval of, construct and install the Tenant Improvements and for no other purpose. Landlord shall have no obligation to contribute the Tenant Improvement Allowance unless and until the Construction Documents have been approved by Landlord and Tenant has complied with all requirements set forth in Paragraph 4.C. of this Exhibit B. In addition to the foregoing, Landlord shall have no obligation to disburse all or any portion of the Tenant Improvement Allowance to Tenant unless Tenant makes a progress payment request pursuant to the terms and conditions of Section 5.B. below prior to December 1, 2015. In addition, Landlord shall provide to Tenant an allowance in the amount of up to Ten Thousand and No/100 Dollars ($10,000.00) to pay for space planning fees for the Premises. Landlord shall reimburse Tenant for the cost of such space planning fees up to the amount of such allowance following Landlord’s receipt of an invoice evidencing such fees and a copy of the plans and base CAD files prepared by such space planner. The costs to be paid out of the Tenant Improvement Allowance shall include all reasonable costs and expenses associated with the design, preparation, approval, planning, management, construction and installation of the Tenant Improvements (the "Tenant Improvement Costs"), including all of the following:

         (i)     All costs of the Preliminary Plans and Specifications, the Final Plans and Specifications, and the Construction Documents, and engineering costs associated with completion of the State of California energy utilization calculations under Title 24 legislation:

         (ii)    All costs of obtaining building permits and other necessary authorizations from local governmental authorities;

         (iii)   All costs of interior design and finish schedule plans and specifications including as-built drawings, if applicable;

         (iv)   All direct and indirect costs of procuring, constructing and installing the Tenant Improvements in the Premises, including, but not limited to, the construction fee for overhead and profit and the cost of all on-site supervisory and administrative staff, office, equipment and temporary services rendered by the Contractor in connection with the construction of the Tenant Improvements; provided, however, that the construction fee for overhead and profit, the cost of all on-site supervisory and administrative staff, office, equipment and temporary services shall not exceed amounts which are reasonable and customary for such items in the local construction industry;

         (v)     All fees payable to the Architect and any engineer if they are required to redesign any portion of the Tenant Improvements following Tenant's and Landlord's approval of the Construction Documents;

         (vi)    Utility connection fees;

         (vii)   Inspection fees and filing fees payable to local governmental authorities, if any;

         (viii)  All costs of all permanently affixed equipment and non-trade fixtures provided for in the Construction Documents, including the cost of installation;

         (ix)     A construction management fee payable to Landlord in the amount of two percent (2%) of the aggregate of principal amount of the Tenant Improvement Allowance (the "CM Fee");

         (x)     The reasonable fees of any third party consultants and engineers reasonably incurred by Landlord in connection with Landlord’s review of the preparation and review of the Preliminary Plans and Specifications and the Final Plans and Specifications; and

         (xi)     Excess HVAC Costs as provided in Section 5 of the Lease.

The Tenant Improvement Allowance shall be the maximum contribution by Landlord for the Tenant Improvement Costs, and the disbursement of the Tenant Improvement Allowance is subject to the terms contained hereinbelow.

Exhibit B, Page 4

B.     Except for payment of the CM Fee, and subject to Section 5.A. above, Landlord will make payments to Tenant from the Tenant Improvement Allowance to reimburse Tenant for Tenant Improvement Costs paid or incurred by Tenant. Payment of the CM Fee shall be the first payment from the Tenant Improvement Allowance and shall be made by means of a deduction or credit against the Tenant Improvement Allowance. All other payments of the Tenant Improvement Allowance shall be by progress payments not more frequently than once per month and only after satisfaction of the following conditions precedent: (a) receipt by Landlord of conditional notarized mechanics' lien releases for the work completed and to be paid by said progress payment, conditioned only on the payment of the sums set forth in the mechanics' lien release, executed by the Contractor and all subcontractors, labor suppliers and materialmen; (b) receipt by Landlord of unconditional notarized mechanics' lien releases from the Contractor and all subcontractors, labor suppliers and materialmen for all work other than that being paid by the current progress payment previously completed by the Contractor, subcontractors, labor suppliers and materialmen and for which Tenant has received funds from the Tenant Improvement Allowance to pay for such work; (c) receipt by Landlord of any and all documentation reasonably required by Landlord detailing the work that has been completed and the materials and supplies used as of the date of Tenant's request for the progress payment, including, without limitation, invoices, bills, or statements for the work completed and the materials and supplies used; and (d) completion by Landlord or Landlord's agents of any inspections of the work completed and materials and supplies used as deemed reasonably necessary by Landlord. Except for the CM Fee payment (credit), Tenant Improvement Allowance progress payments shall be paid to Tenant or, at Tenant’s written request, to the Contractor, as soon as commercially practicable following the satisfaction of the conditions set forth in the immediately preceding sentence, but in no event in excess of forty-five (45) days after the satisfaction of such conditions. The preceding notwithstanding, all Tenant Improvement Costs paid or incurred by Tenant prior to Landlord's approval of the Construction Documents in connection with the design and planning of the Tenant Improvements by Architect shall be paid from the Tenant Improvement Allowance, without any retention, within forty-five (45) days following Landlord's receipt of invoices, bills or statements from Architect evidencing such costs. Notwithstanding the foregoing to the contrary, Landlord shall be entitled to withhold and retain five percent (5%) of the Tenant Improvement Allowance, or of any Tenant Improvement Allowance progress payment until the lien-free expiration of the time for filing of any mechanics' liens claimed or which might be filed on account of any work ordered by Tenant or the Contractor or any subcontractor in connection with the construction and installation of the Tenant Improvements.

C.     Landlord shall not be obligated to pay any Tenant Improvement Allowance progress payment or the Tenant Improvement Allowance retention if on the date Tenant is entitled to receive the Tenant Improvement Allowance progress payment or the Tenant Improvement Allowance retention, Tenant is in default of this Lease. Such payments shall resume upon Tenant curing any such default within the time periods which may be provided for in the Lease.

D.     Should the total cost of constructing the Tenant Improvements be less than the Tenant Improvement Allowance, the Tenant Improvement Allowance shall be automatically reduced to the amount equal to said actual cost, except as otherwise provided herein.

E.     The term "Excess Tenant Improvement Costs" as used herein shall mean and refer to the aggregate of the amount by which the actual Tenant Improvement Costs exceed the Tenant Improvement Allowance. Tenant shall promptly pay any and all Excess Tenant Improvement Costs.

6.             Termination. If the Lease is terminated prior to the date on which the Tenant Improvements are completed, for any reason due to the default of Tenant hereunder, in addition to any other remedies available to Landlord under the Lease, Tenant shall pay to Landlord as Additional Rent under the Lease, within five (5) days of receipt of a statement therefor, any and all costs incurred by Landlord and not reimbursed or otherwise paid by Tenant through the date of termination in connection with the Tenant Improvements to the extent planned, installed and/or constructed as of such date of termination, including, but not limited to, any costs related to the removal of all or any portion of the Tenant Improvements and restoration costs related thereto. Except to the extent Landlord’s conditions its approval of any Tenant Improvements upon Tenant’s agreement to remove such Tenant Improvements at the expiration or earlier termination of the Lease, Tenant shall not be required to remove the Tenant Improvements upon the expiration or earlier termination of the Lease, it being the intention of the parties that the Tenant Improvements are to be considered incorporated into the Building.

7.             Lease Provisions; Conflict. The terms and provisions of the Lease, insofar as they are applicable, in whole or in part, to this Exhibit B, are hereby incorporated herein by reference, and specifically including all of the provisions of Section 29 of the Lease. In the event of any conflict between the terms of the Lease and this Exhibit B, the terms of this Exhibit B shall prevail. Any amounts payable by Tenant to Landlord hereunder shall be deemed to be Additional Rent under the Lease and, upon any default in the payment of same, Landlord shall have all rights and remedies available to it as provided for in the Lease.

Exhibit B, Page 5

Exhibit B-1

Construction Insurance Requirements

Before commencing work, the contractor shall procure and maintain at its sole cost and expense until completion and final acceptance of the work, at least the following minimum levels of insurance.

A.            Workers' Compensation in statutory amounts and Employers Liability Insurance in the minimum amounts of $100,000 each accident for bodily injury by accident and $100,000 each employee for bodily injury by disease with a $500,000 policy limit, covering each and every worker used in connection with the contract work.

B.            Comprehensive General Liability Insurance on an occurrence basis including, but not limited to, protection for Premises/Operations Liability, Broad Form Contractual Liability, Owner's and Contractor's Protective, and Products/Completed Operations Liability*, in the following minimum limits of liability.

Bodily Injury, Property Damage, and

                Personal Injury Liability          $2,000,000/each occurrence

    $3,000,000/aggregate

*     Products/Completed Operations Liability Insurance is to be provided for a period of at least one (1) year after completion of work.

Coverage should include protection for Explosion, Collapse and Underground Damage.

C.            Comprehensive Automobile Liability Insurance with the following minimum limits of liability.

Bodily Injury and Property     $1,000,000/each occurrence

                Damage Liability                       $2,000,000/aggregate

This insurance will apply to all owned, non-owned or hired automobiles to be used by the Contractor in the completion of the work.

D.            Umbrella Liability Insurance in a minimum amount of two million dollars ($2,000,000), providing excess coverage on a following-form basis over the Employer's Liability limit in Paragraph A and the liability coverages outlined in Paragraphs B and C.

E.             Equipment and Installation coverages in the broadest form available covering Contractor's tools and equipment and material not accepted by Tenant. Tenant will provide Builders Risk Insurance on all accepted and installed materials.

All policies of insurance, duplicates thereof or certificates evidencing coverage shall be delivered to Landlord prior to commencement of any work and shall name Landlord, and its partners and lenders as additional insureds as their interests may appear. All insurance policies shall (1) be issued by a company or companies licensed to be business in the state of California, (2) provide that no cancellation, non-renewal or material modification shall be effective without thirty (30) days prior written notice provided to Landlord, (3) provide no deductible greater than $15,000 per occurrence, (4) contain a waiver to subrogation clause in favor of Landlord, and its partners and lenders, and (5) comply with the requirements of Sections 12.2, 12.3 and 12.4 of the Lease to the extent such requirements are applicable.

Exhibit B-1, Page 1

Exhibit B-2

Tenant Improvement Manual

TENANT IMPROVEMENT MANUAL

1001 Ridder Park Drive and 1717 Fox Drive

The attached Tenant Improvement Manual for construction performed at 1001 Ridder Park Drive and 1717 Fox Drive is provided to assist General Contractors, Subcontractors, Mechanical Engineers, Electrical Engineers, Structural Engineers, Architects and any other parties involved in completing Tenant Improvement Work in an acceptable manner consistent with applicable Local, State and Federal codes, laws, regulations and within the guidelines of 1001 Ridder Park Drive and 1717 Fox Drive Building Standards.

It is the responsibility of the Tenant and their General Contractor to ensure adherence to the Tenant Improvement Manual. This Tenant Improvement Manual is provided as an overview and is not intended to be a complete and comprehensive document or specifically applicable to Tenant’s use and certain of Tenant’s specialized improvements; any questions regarding specifications should be addressed to the Property Management Office for clarification.

Tenant will make improvements to meet Tenants functional and programmatic needs. Where improvements vary from the Tenant Improvement Manual and/or Building Standard Materials, Tenant will submit plans for the Owner’s approval, which approval shall not be unreasonably withheld.

I

TENANT IMPROVEMENT MANUAL

1001 Ridder Park Drive and 1717 Fox Drive

TABLE OF CONTENTS

Page

PREFACE	I

TABLE OF CONTENTS	II

FACT SHEET	IV

REQUIRED ITEMS CHECKLIST	IV

SIGNATURE PAGE	VI

CERTIFICATE OF INSURANCE REQUIREMENTS	VII

INDEMNITY AGREEMENT	VII

SECTION I - RULES OF THE SITE

1 - GENERAL BUILDING RULES	1

SECTION II - MECHANICAL SPECIFICATIONS

1 - GENERAL	5

2 - HVAC & CONTROLS	6

3 - DUCTING	6

4 - PIPING	7

5 - PLUMBING	8

6 - INSULATION	8

7 - FLEXIBLE CONNECTION	8

8 - FIRE DAMPERS	9

9 - SMOKE DAMPERS	9

10 - SPRINKLER SPECIFICATIONS	10

II

SECTION III - ELECTRICAL SPECIFICATIONS

1 - GENERAL NOTES	11

2 - ELECTRICAL SPECIFICATIONS	12

3 - LIFE SAFETY SYSTEM	17

4 - BUILDING MANAGEMENT CONTROL SYSTEM	18

SECTION IV - MISCELLANEOUS SPECIFICATIONS

1 - KEYS AND CYLINDERS

2 - WINDOW SHADES	19

3 - CEILING TILES	19

4 - LIGHT FIXTURES	19

5 - NOT USED	N/A

6 - RECYCLING	19

7 - GENERAL	19

SECTION V – Not Used

1 - Not Used	N/A

2 - Not Used	N/A

SECTION VI – BUILDING STANDARD MATERIALS

1 - GENERAL	23

2 - GENERAL REQUIREMENTS	23

3 - EXISTING CONDITIONS	23

4 - SPECIFICATIONS	23

SECTION VII – FACILITY ALTERATIONS REQUIREMENTS FOR LEED-EB OPERATIONS AND MAINTENANCE

1 - Architects, Designers and Engineers	27

2 - CONTRACTORS	27

1001 Ridder Park Drive and 1717 Fox Drive FACT SHEET

Address

1001 Ridder Park Drive and 1717 Fox Drive

San Jose, CA

Preferred Architect: Weske Karr Design Group, AAI, or RMW.

Plan Submittal Procedures

When submitting plans to Hines for approval, please provide the following:

●	3 (1 each full size, 2 each ½ size sets) of Architectural drawings stamped “permit set.”

●	Documentation showing the total construction cost related to the drawings.

●	One set of Mechanical, Electrical and Plumbing drawings stamped “permit set.”

●	A .pdf version of all plans submitted.

III

Other requirements:

●	Allow Hines review as described in the lease.

●	After plan review, Hines will notify the Project Manager as described in the lease

●	Hines asks that all correspondence related to the construction project be in writing.

●	When the plans are approved by the City of San Jose, a copy of the permit application and job card will be provided to Hines, along with any comments or addendums resulting from the plan check.

●	Construction plans and activities must comply with building general requirements, rules and regulations, including Section IV: “Facility Alterations Requirements for LEED-EB Operations & Maintenance”.

●

Doors/Frames: new main entry doors should have aluminum frame, tempered glass doors, and adjacent storefront windows to match the overall building window wall system. New Secondary entry doors shall also be aluminum frame with tempered glazing.

REQUIRED ITEMS CHECKLIST

FOR

1001 Ridder Park Drive and 1717 Fox Drive

Before commencement of any Tenant Improvement Work at 1001 Ridder Park Drive and 1717 Fox Drive, the following checklist must be completed by the Tenant and Tenant's Contractor. All forms, Certificates of Insurance, etc., must be received and accepted by the Owner. For purposes of this Manual, Owner shall also be referred to as Hines Interests Limited Partnership and/or the Property Management Office.

In addition, both Tenant and Tenant's Contractor must acknowledge their understanding and acceptance of the attached Tenant Improvement Manual for work at 1001 Ridder Park Drive and 1717 Fox Drive by signing in the appropriate areas and returning an executed copy to the Property Management Office. Tenant Improvement Work will not be allowed to begin until these items have been completed.

REQUIRED ITEMS CHECKLIST

●	A complete set of “Preliminary Plans and Specifications” as defined in the lease, approved by Owner and as submitted to the City of San Jose Department of Building Inspection.

Acceptable and complete Certificates of Insurance for:

►	Tenant (or Subtenant, if applicable)
►	Tenant's General Contractor
►	All Subcontractors/Vendors/Suppliers with a scope of work greater than $50,000

●	A fully executed Indemnity Agreement (attached as part of this Manual)

●	A job schedule of the work to be accomplished, detailed by trade.

●

A complete list of all proposed Contractors, Subcontractors, and Suppliers. All Contractors and Subcontractors with a scope of work greater than $50,000 must be approved by Owner prior to commencement of their work on-site.The name and phone number (including emergency phone numbers) of persons authorized to represent the Tenant, Tenant's Contractor and/or his Subcontractors in context of the Tenant Improvement Work.

●	Material Safety Data Sheets (MSDS) for all chemicals or products used on site as part of the Tenant Improvement Work.

●	Hazard Communication Standard Program as required by Cal-OSHA.

●	Commencement of Construction Tenant’s Contractor shall submit a copy of all Permit Job Cards to Landlord.

●	Completion of Construction Tenant’s Contractor shall submit a copy of all Final Signed Permit Job Cards to Landlord.

IV

SIGNATURE PAGE

Tenant and Tenant's Contractor hereby acknowledge receipt of the Tenant Improvement Manual for construction work at 1001 Ridder Park Drive and 1717 Fox Drive and agree to the provisions contained therein:

TENANT

Company Name:

Acknowledged and Agreed by:
(Print or type name)

(Signature)

(Title)

Date:

TENANT'S CONTRACTOR

Company Name:

Acknowledged and Agreed by:
(Print or type name)

(Signature)

(Title)

Date:

V

HINES VAF II 1001 Ridder Park Drive and 1717 Fox Drive, L.P.

CERTIFICATE OF INSURANCE REQUIREMENTS

Any companies performing work on behalf of a tenant or otherwise must have a valid Certificate of Insurance on file with the Property Management Office. Please make sure that the certificate is completed in accordance with the information and limits of liability stated below:

CERTIFICATE HOLDER:          Hines VAF No Cal Properties, L.P.

c/o Hines Interest Limited Partnership

2479 East Bayshore Road, Suite 265

Palo Alto, CA 94303

ADDITIONAL ISUREDS:          Hines VAF No Cal Properties, L.P.

and

Hines Interests Limited Partnership

COVERAGE:

a)	General Liability: $1,000,000 or greater as a Combined Single

               Limit for Bodily Injury and Property Damage.

b)	Auto Liability: $1,000,000 or greater as a Combined Single

                              Limit for Bodily Injury and Property Damage.

c)	Workers’ Compensation: As determined by statute.

d)	Employer’s Liability: $1,000,000 per occurrence.

e)	Umbrella Liability: $5,000,000 per occurrence.

Please note that this policy must not be cancelled or changed so as to affect insurance described by the certificate until thirty (30) days after written notice of such cancellation or change has been delivered to the Property Management Office.

Additionally, both Hines VAF No Cal Properties, L.P. and Hines Interests Limited Partnership must be named as additional insureds.

For your convenience, the documentation may be faxed to our attention at (650) 687-0027. If you have any questions regarding this matter, please call the Property Management Office at (650) 847-4023. Thank you in advance for your cooperation and assistance in this matter.

VI

INDEMNITY AGREEMENT

1.

To the fullest extent permitted by law, Tenant Contractor will indemnify and hold the Owner (Hines VAF No Cal Properties, L.P..) and their agents and employees harmless from and against liability claims, damages, losses and expenses, including but not limited to attorneys' fees, arising out of, resulting from, or in any way related to the performance of work pursuant to Tenant Contractor's contract with Tenant or the presence of Tenant Contractor, its subcontractors, or persons directly or indirectly employed by any of them on or about the project site, provided that such liability, claim, damage, loss or expense is attributable to bodily injury sickness, disease or death of any person (including Tenant Contractor's employees), or injury to or destruction of tangible property, including the loss of use resulting therefrom. Tenant Contractor's aforesaid indemnity and hold harmless agreement shall apply to any acts or omission, willful misconduct, or negligent conduct, whether active or passive, including Tenant Contractor's agents, subcontractors, or employees, except that said agreement shall not be applicable to injury, death, or damage to property arising from the sole negligence or willful misconduct of the Owner or their officers, agents, and servants. Tenant Contractor's aforesaid indemnity and hold harmless agreement shall not be construed to negate, abridge, or otherwise reduce any other right or obligation of indemnity which would otherwise exist as to any party or person described in this Paragraph 1.

2.

In any and all claims against the Owner, or any of their agents or employees by any employee of Tenant Contractor, any of its subcontractors, anyone directly or indirectly employed by any of them, or anyone for whose acts any of them may be liable, the indemnification obligation set forth in Paragraph 1 shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for Tenant Contractor or any of its subcontractors under workers' or workman's compensation acts, disability benefits acts, or other employee benefit acts.

3.

Tenant Contractor will name the Owner as additional insured on Tenant Contractor's bodily injury and property damage liability insurance policy or policies and will also require that each of its subcontractors also name the Owner as additional insured on their bodily injury and property damage liability insurance policies. All such liability insurance policies shall include the further provision that such insurance as is afforded by those policies shall be primary insurance as respects the interest of the Owner and that any other insurance in force for the Owner shall not be required to contribute with such insurance.

Accepted:

Name:

Title:

Signature:	Date:

VII

SECTION I

RULES OF THE SITE

GENERAL BUILDING RULES

1001 Ridder Park Drive and 1717 Fox Drive

1.

The following Rules of the Site for Tenant's Contractor's Work (Rules of the Site) shall govern the operation of Tenant's Contractor and are issued as additional Building Rules and Regulations pursuant to the Lease between Hines VAF No Cal Properties, L.P. ("Owner") and Tenant. Terms and requirements fo the Lease take precedence over the Rules of the Site. For purposes of this document, Owner shall also mean Hines Interests Limited Partnership and the Property Management Office of 1001 Ridder Park Drive and 1717 Fox Drive.

2.

Tenant will be responsible for all actions done on its behalf by Tenant's Contractor or its Subcontractors including but not limited to damage to the tenant areas, the loading dock, indoor and outdoor public areas, elevators, mechanical areas, and any exterior elements of 1001 Ridder Park Drive and 1717 Fox Drive (collectively referred to as the "Building"). Any such damages will be promptly repaired to the Owner's satisfaction at the sole cost of Tenant and its Contractor.

4.

No revisions or changes over $50,000 in value may be made to the construction plans without the consent of Owner. Such proposed revisions or changes must be submitted to Owner, for Owner's review and approval prior to commencement of such changes.

5.

All Tenant Contractor Work must be scheduled so that it in no way conflicts with, interferes with, or impedes the quiet and peaceful enjoyment of other tenants, or the progress of Owner's work or operations. Any work that is in conflict with the above conditions will be rescheduled by the Tenant's Contractor to such time as approved by Owner. Additionally, Owner shall have no liability for any costs or expenses incurred by Tenant or Tenant's Contractor in connection with such rescheduling. Any construction activities which create excessive noise, such as core drilling, shooting support wires, tack down of carpet strips, installation of door and window frames, use of roto-hammer, anchoring of framing, installation of floor coverings, etc., must be done before or after Building standard operating hours (7:30 a.m. - 6:00 p.m., or as Owner allows). Any activities which create odors (i.e. direct glue floor coverings, wall finishes, etc.) must be scheduled after 6:00 p.m. on weekdays or anytime on weekends, or as Owner allows. Any costs related to overtime HVAC required to exhaust the odors from the floor will be charged to the Tenant or Tenant's Contractor. The aforementioned scheduling restrictions may be waived until there are Tenants occupying the Building.

6.

The following provision shall apply only to Alterations (as defined in Section 10.1 of the Lease) and not the Tenant Improvements (as defined in Exhibit B to the Lease): Prior to any demolition, Contractors are required to notify the Building’s Property Management Office. Ventilation for the space will be secured prior to any demolition and during all drywall work. Filters will be added to the return air dampers on multi tenant floors where the air must be left on during construction.

7.	In the event that work is halted due to disturbances such as noise or odor, the tenant will be responsible for costs needed to complete work on overtime, if necessary.

8.

Tools or materials will not be loaned to construction personnel at any time. Tenant’s Contractor's materials and tool storage will be limited to the areas for which access has been granted. No flammable liquids, highly combustible liquids, or hazardous materials will be allowed to be stored on any floor.

9.

Clean-up and rubbish removal shall be performed by the Tenant's Contractor at Tenant's Contractor's expense. Tenant's Contractor must remove daily all rubbish, surplus and waste material resulting from the performance of their Work. At the request of Owner, Tenant's Contractor shall relocate any materials causing an obstruction as directed by Owner. Use of the Building's debris box or trash compactor is prohibited.

10.

In general, Owner will interact/coordinate activity with Tenant's Contractor to the extent necessary for work to be completed within the guidelines of project specifications and for the enforcement of Building Rules and Regulations.

11.

Tenant's Contractor shall be provided access to unloading areas as prearranged with Owner. All materials unloaded at these areas will be moved to an area of use immediately and shall not be stored or used in a way which adversely impacts use or operation of the Building.

12.

The following provision shall apply only to Alterations (as defined in Section 10.1 of the Lease) and not the Tenant Improvements (as defined in Exhibit B to the Lease): Work done on weekends must be approved at least seven days in advance by the Chief Engineer, Construction Manager, and/or the Property Manager.

13.	Tenant's Contractor shall be responsible for the security of their own materials, equipment and work and that of their Subcontractors.

14.	Tenant's Contractor shall comply with all applicable codes, laws and regulations pertaining to the work of Tenant's Contractor, including all safety and health regulations.

15.	Tenant's Contractor will not engage in any labor practice that may delay or otherwise impact the work of Owner or any other Contractor in the Building.

16.

The following provision shall apply only to Alterations (as defined in Section 10.1 of the Lease) and not the Tenant Improvements (as defined in Exhibit B to the Lease): No Building systems will be turned off, disengaged, or otherwise affected by Tenant's Contractor or any Subcontractor without approval and supervision by Owner. Said systems include but are not limited to sprinklers, electrical circuits, lighting, emergency lighting, life safety systems, air-handling units, smoke detectors and water supply. Access to any Building area will be at the direction and approval of the Property Management Office and Building Engineers only. No construction personnel will be permitted to operate, activate or in any way manipulate the HVAC or other base building equipment.

17.	Any plumbing lines that are to be demoed will be removed back to the riser and then capped.

18.	Any electrical circuits that are to be demoed will be pulled back to panel.

19.

All contractors hired to do any work that involves accessing the ceiling are responsible for ceiling tile removal and re-installation. The contractor is responsible for replacement of any broken or damaged tile as a result of such work.

20.

The following provision shall apply only to Alterations (as defined in Section 10.1 of the Lease) and not the Tenant Improvements (as defined in Exhibit B to the Lease): All “hot work” (i.e. hot carpet seaming, soldering, bracing, welding, etc.) requires that a hot work permit be obtained from the engineering department. The requestor fills out the permit and once properly filled out and signed, it is valid for that day only. No “hot work” is to be performed without a valid permit.

21.	Doors to all work areas, including mechanical and electrical closets, will remain closed at all times. Propping doors open is expressly prohibited.

22.

All gang boxes, tool boxes, tool chests, and other containers are subject to inspection when moved in or out of the Building. All Tenant Contractor and Subcontractor personnel, materials, tools and equipment are to enter and exit the Building through the Loading Dock and designated elevator only. Use of the passenger elevators is expressly prohibited. Tenant Contractor, Subcontractor, personnel, etc., will sign in and out daily at the Lobby Console and will observe all requirements of the badging system: and will agree to cooperate with any system implemented in the future for control of construction work or deliveries to the Building.

23.

Before ordering material or doing work which is dependent upon proper size or installation, the Tenant's Contractor shall field verify all dimensions for accessibility with Building conditions, and shall be responsible for same.

24.	Tenant's Contractor shall not be permitted any identifying signage or advertising within the Building or visible from outside the Building.

25.

During any construction activity, Tenant's Contractor shall maintain supervisory personnel on site at all times. Such personnel shall be fully authorized to coordinate, and authorize Tenant's Contractor's Work as necessary to enable all work to proceed in a timely and well-ordered fashion. Should Tenant's Contractor perform work which would cause or require Owner to provide personnel to be present or otherwise perform any work, Tenant's Contractor shall reimburse Owner for the expense of such personnel, plus a fifteen percent (15%) cost recovery fee.

26.	Tenant's Contractor shall be responsible for the protection of their work and the areas adjacent to their work at all times.

27.

Tenant's Contractor will ensure that all mechanical rooms, electrical and telephone closets, and other Building and common areas, entered by Tenant's Contractor or Subcontractors in conjunction with Contractor's work, will be cleaned and free of debris nightly.

28.

The following provision shall apply only to Alterations (as defined in Section 10.1 of the Lease) and not the Tenant Improvements (as defined in Exhibit B to the Lease): Public areas adjacent to the premises where Contractor's work is being performed shall remain free of dust and debris and materials at all times.

29.

The following provision shall apply only to Alterations (as defined in Section 10.1 of the Lease) and not the Tenant Improvements (as defined in Exhibit B to the Lease): Step-off mats are required at all entrances; mats are to be kept damp and are to be cleaned daily.

30.	If keys are required by Contractors, they must be checked out from the Property Management Office. No keys will be distributed if proper identification and Tenant authorization is not provided.

31.

The following provision shall apply only to Alterations (as defined in Section 10.1 of the Lease) and not the Tenant Improvements (as defined in Exhibit B to the Lease): No cutting, coring or patching of Owner's premises or installations, or those of any other Building tenant, shall be permitted without prior written consent of Owner. Request for permission to do cutting or coring shall include explicit details and description of work and shall not under any circumstances diminish the structural integrity of the Building components or systems. If any work is to be done in another tenant's space or in any public area, such work is to be done only with explicit written permission of Owner and at times as directed by Owner. Such work is to be done only under the direct supervision of a competent member of the Tenant's Contractor staff. Any such area is to be promptly repaired and returned to a fully functioning, complete, and clean condition.

32.

It is the responsibility of the Tenant's Contractor to be fully knowledgeable of the Building Drawings and Specifications. Materials, equipment and/or quality of work which do not meet the standards of Building Drawings and Specifications, as well as specifications listed in this Manual, will be corrected at Tenant Contractor's sole expense.

33.

All Life Safety Systems of the Building are to be maintained, and all of the Tenant's work is to be properly interfaced with and connected to the Base Building Systems as required by Code, or by Building operation. All work is to be done in such a way as to protect and maintain all Base Building operations and warranties. See Section III, Life Safety Systems.

34.	To the extent possible, light fixture switching shall be provided and maintained during construction and lights should be turned off at the end of each day.

35.	When work is performed by Tenant's Contractor or Subcontractor, certain charges may apply for additional services performed by Owner which include, but are not necessarily limited to the following:

●	Elevator usage which requires the assistance of an elevator technician.

●	Utility usage for construction activities, including power and water.

●	The use of the Building's debris box or use of the loading dock for Tenant's Contractor's debris box.

●

The following provision shall apply only to Alterations (as defined in Section 10.1 of the Lease) and not the Tenant Improvements (as defined in Exhibit B to the Lease): Review of construction drawings and verifying adherence to Base Building Drawings and Specifications and Building Standards.

●

The following provision shall apply only to Alterations (as defined in Section 10.1 of the Lease) and not the Tenant Improvements (as defined in Exhibit B to the Lease): Provision and coordination of Building Engineers for the disconnection and reconnection of Life Safety Systems affecting area under construction.

36.

In addition to cleaning requirements described above, Tenant's Contractor shall, in preparation for substantial completion or occupancy of the project by Tenant, perform the final cleaning of Tenant's Contractor's Work, including all light fixtures and diffusers being cleaned prior to the final walk through.

37.

When Tenant's Contractor commences construction activity, the Tenant’s Contractor shall maintain the area as necessary (at its sole cost and expense) in a safe and sanitary condition and to a standard meeting all applicable laws; regulations and Building Standards as determined by the Owner.

38.

The Owner may require job progress meetings no more frequently than every two weeks. The Tenant's Contractor, if requested, shall attend with a representative authorized to speak and act on the Tenant's Contractor's behalf. Additionally, the Tenant's Contractor shall notify the Owner of all job progress meetings.

39.	At no time will the Tenant's Contractor perform activities on the project site without the insurance in force as required in Attachment B to these Rules or as may be accepted by Owner.

40.	No radios or other audio devices are allowed.

41.	Contractors and their workers are not to loiter around the front of the building.

42.

Failure to perform work in a manner consistent with the Rules of the Site may result in immediate work stoppage by Owner. Owner shall have no liability for any costs or expenses incurred by Tenant, Tenant's Contractor, or any Subcontractors in connection with or as a result of such work stoppage.

43.

The following provision shall apply only to Alterations (as defined in Section 10.1 of the Lease) and not the Tenant Improvements (as defined in Exhibit B to the Lease): The Rules of the Site may be amended or revised at any time. The amended or revised Rules of the Site shall become effective upon delivery to Tenant and Tenant's Contractor or publication by posting at the project site, whichever is earlier.

SECTION II

MECHANICAL SPECIFICATIONS

1001 Ridder Park Drive and 1717 Fox Drive

1 - GENERAL

Tenant’s Contractor shall:

1.1	Ensure that all work is in accordance with applicable Local, State and Federal Codes, Laws and Regulations and the Building Standard Specifications.

1.2         Visit site and be fully cognizant of all conditions prior to submitting proposals.

1.3

Refer to the architectural interior details, floor plans, elevations, and the structural and other contract drawings, and coordinate the work with that of the other trades to avoid interference. All dimensions and existing conditions will be confirmed in the field.

1.4	Obtain a complete set of As-Built drawings from the Owner if available. The Contractor is responsible for visually verifying all existing conditions.

1.5        Obtain and pay for all required fees, permits and inspections.

1.6

Coordinate all work with architectural, mechanical and structural drawings. Install all work to clear new and existing architectural and structural members. No item such as pipes, ducts, or ductwork, etc., is to be in contact with any equipment. Adjust existing piping and ductwork if required to accommodate new work. Install all ductwork and piping as high as possible.

1.7

Coordinate all cutting and patching with Subcontractor. Subcontractor shall be responsible for all cutting and patching to his work. Any penetration made in or through any wall, ceiling or floor must be properly sleeved and fire stopped with 3M CP25S/L fireproofing material or approved equal in accordance with Building Specifications and Code requirements.

1.8

The following provision shall apply only to Alterations (as defined in Section 10.1 of the Lease) and not the Tenant Improvements (as defined in Exhibit B to the Lease): Obtain written permission of Owner before proceeding with any cutting or patching of structural systems.

1.9	Furnish and install materials, equipment and labor as shown and as necessary for complete workable systems.

1.10	Guarantee all work and materials for one (2) years from date of filing a Notice of Completion.

1.11

Restore all damage resulting from work and leave premises in clean condition when finished with work. Any damage not repaired to Owner's satisfaction will be completed by Owner. All costs will be the responsibility of Tenant and Tenant's Contractor.

1.12       Connect all equipment furnished under other trades as required.

1.13

The following provision shall apply only to Alterations (as defined in Section 10.1 of the Lease) and not the Tenant Improvements (as defined in Exhibit B to the Lease): Notify Owner forty-eight (48) hours in advance before any Building system is shut down. Coordinate shutdown with Property Management Office and Chief or Assistant Chief Building Engineer. The aforementioned advanced notice requirement may be waived until there are Tenants occupying the Building.

1.14

Provide "As built" plans as follows: one (1) AutoCAD file and (1) PDF file on CD, two (2) sets of full size hard copy drawings and two (2) bound sets of all operations manuals, diagrams, service contract, guarantees, and other applicable documents, to Owner.

1.15

Provide and coordinate installation of access panels required for maintenance and inspection of all equipment. Provide access panels for all items of equipment. Coordinate exact location with architect and identify on "As-Built" drawings.

1.16	Clean each newly installed system of piping and ductwork of all foreign material and rough spots prior to being placed in service and before operational tests are performed.

1.17	Pressure test each system of piping and ductwork in accordance with recognized industry standards.

1.18	Protect the public from injury during progress of the work by a reasonable method as approved by Owner.

1.19       Maintain adequate fire extinguishers ready for use.

1.20       Verify all connections to existing work.

1.21	Remove all abandoned mechanical equipment and associated ductwork, piping, etc., unless otherwise specified by Owner.

1.22	Insure that all existing base building thermostats are re-installed, calibrated and operational as part of contract close out.

2 - HVAC & CONTROLS

2.1

It is the responsibility of the Tenant’s Contractor to utilize a third party service to ensure that the HVAC and water systems serving all areas within the Leased Premises are in proper balance following the completion of the Tenant Improvement Work. Hines requires all HVAC and water system balancing be performed by Agency which shall be member of AABC and approved by Owner at tenant’s expense.

2.2	All wall heating/cooling thermostats shall have concealed adjustments.

2.3       All thermostats shall maintain space temperature set points from 60°F to 90°F.

2.4       All thermostats shall have locking covers.

2.5       All thermostats shall be mounted at 5'0" above finished floor, or as required by City of San Jose.

2.6       The contractor shall confirm all VAV are properly functioning, if they require replacement at the time of the TI, they shall be replaced at the tenants cost with DDC controlled VAV box or the current building standard.

3 - DUCTING

3.1	All ductwork shall be galvanized sheet metal, in accordance with SMACNA and ASHRAE standards and run tight to structure.

3.2	All supply ductwork shall be lined in accordance with Section II 6 - Insulation.

3.3	Ductwork shall be supported per SMACNA standards and braced per SMACNA Manual, "Guidelines for Seismic Restraint of Mechanical Systems".

3.4	Duct dimensions indicated on drawings are net, inside clear dimensions. For internally lined ducts, add lining thickness to determine actual duct dimensions.

3.5	Paint interior ends of ducts where visible through grilles and diffusers with one coat of dull black paint.

3.6	Seal air tight all supply and return duct seams with arabol and canvas or equivalent.

3.7	Coordinate locations of ceiling diffusers with architectural reflected ceiling plan.

3.8	Coordinate clearances of ducts and lights with Electrical Contractor, including any duct alterations if required by as-built conditions.

3.9	Install volume dampers where required for proper operation and turning vanes in all elbows.

3.10

Retain independent testing agency for testing and balancing of air system. Balance air flow at all openings to air quantities indicated. Agency shall be member of AABC and approved by Owner. Submit approved final balance report for Owner's review and approval.

3.11       The following provisions shall apply only to Alterations (as defined in Section 10.1 of the Lease) and not theTenant Improvements (as defined in Exhibit B to the Lease): Adjust drive on air conditioning unit if necessary to provide air quantities indicated. This must be done in conjunction with and at the direction of the Chief Building Engineer.

3.12	Round branch duct takeoffs may be straight. Bullhead taps are not permitted.

3.13	Insulation shall comply with the requirements of Title 24.

3.14	All flexible ductwork shall be in accordance with Section II 7 - Flexible Connections.

3.15	All internal linings, flex ducts and adhesives shall be labeled in accordance with UL 181 standard for safety.

4 - PIPING

4.1	All piping shall conform to the requirements of the ASA safety code, and be free from all defects.

Tenant’s Contractor shall:

4.2	Install piping to best suit field conditions. Coordinate layout of piping with ductwork and existing piping, and offset piping as required.

4.3

Provide sleeves and tight seal of incombustible material around all pipes which penetrate walls or floors. Packing shall retain original rating of wall or floor penetrated. Subcontractors shall be responsible for all cutting and patching to their work.

4.4	Ensure that pipe identification complies with ANSI A13.1, "Scheme for the Identification of Piping System," except match existing system in case of conflicts.

4.5

Retain independent testing agency for testing and balancing hydraulic system. Agency shall be member of AABC and approved by Owner. Submit approved final balance report to Owner for review and approval.

4.6	Ensure that all fittings, flanged union, strainers, check valves, etc., are manufactured by Crane, Stockham, Jenkins or equal.

4.7	Make all screwed joints with thread-tite compound, teflon tape or equal, and gasket and bolt all flanged connections.

4.8	Provide flexible connections between AC units and piping systems - Anaconda, Mason or approved equal.

4.9	Dielectric Unions shall be EPCO model FX for sizes two-inches (2") and smaller, or equal.

4.10	Size of shut-off valves, control valves, balance cocks, strainers, etc., shall be full line size unless otherwise noted.

4.11	Supports unistruts and three-eighths inch (3/8") rod shall be properly braced for seismic restraint and spaced as follows:

●	one-half inch to three-quarter inch (1/2"-3/4") - five feet (5’) on center
●	one inch to one and one-quarter inch (1"-1-1/4") - six feet (6') on center
●	one and one-half inch to three inches (1-1/2"-3") - eight feet (8') on center

4.12	Material:

Piping and fittings shall conform to the requirements of the working pressures indicated.

(a)	Heating Water Pipe and Fittings

One hundred fifty pounds per square inch (150 psi) Class Piping System.

(b)	Piping

Piping thickness shall be in accordance with ANSI B36.10, current edition and shall be as follows:

1.	For one hundred fifty pounds per square inch (150 psi): six inches (6") and smaller -- Schedule 40.

2.       Use black pipe for sprinkler lines; copper for all other.

Fitting material shall be as follows:

Pipe fittings for one hundred fifty pounds per square inch (150 psi) working pressure systems shall be Class 150, ANSI B16.3 screwed malleable iron.

(d) Valves

Valves shall be suitable for working pressure class where installed.

(e) Condensate Drain

Two inches (2") and smaller - copper DWV ASTM B306 with ANSI B16.23 fittings.

Two and one-half inches (2-1/2") and larger - service weight cast iron.

(f) Flexible Connectors

Amber/Booth style 2655.

4.13

Contractor shall pressure test all new work to one and one-half (1.5) times working pressure, and hold test pressure for twenty-four (24) hours with no change in reading or as required by Authority Having Jurisdiction.

5 - PLUMBING

5.1	Shut-off valves must be provided at all sinks and any equipment using the domestic water system.

5.2

The following provision shall apply only to Alterations (as defined in Section 10.1 of the Lease) and not the Tenant Improvements (as defined in Exhibit B to the Lease): Approval of Property Management Office and Chief Building Engineer is required when work is being performed which requires the disruption of supply water from risers or other piping.

5.3	Base Building Specifications regarding valve types for specific applications and joint types (sweated, union, etc.) for various applications will supersede any Tenant engineered specification.

6 - INSULATION

6.1	Insulation shall comply with the minimum requirements of Title 24 or the following, whichever is more restrictive.

6.2	Contractor shall insulate all new supply ducts and existing supply ducts not presently insulated.

6.3	Acoustical duct liner shall be equal to Owens Corning Fiberglass duct liner board of one inch (1") thickness installed in accordance with SMACNA duct liner application standards.

6.4       Where ducts are internally lined, exterior insulation is not required.

6.5	Condensate drain to be insulated with four pound (4 lb) density one-half inch (1/2") molded glass fiber insulation. Provide vapor barrier.

6.6	All materials shall comply with NFPA Standards 90A and 90B and Underwriter’s Laboratories (UL) 181 Standards as applicable.

7 - FLEXIBLE CONNECTIONS (FC)

7.1	All flexible connections shall meet the following and/or all applicable codes and regulations.

1.

Flexible Duct - Supply & Return Air (Insulated, Low Pressure):  Duct to be a factory fabricated assembly with a laminated inner liner of aluminum foil, fiberglass and polyester, a galvanized steel helix coil formed to the inner liner, a fiberglass insulation blanket, and a polyethylene outer jacket. Flexible duct shall be rated for 6.0” w.g. positive pressure, 4.0” w.g. negative pressure thru 16” diameter, 4000 FPM velocity, -20 to 250 deg. F operating temperature, 0.1 perm rating, and have a maximum thermal conductance of 0.23 BTUH/Hr-Deg F.  Flexible duct shall have a flame resistant rating of 25 or less and a smoke developed rating of 50 or less.  Flexible duct shall be tested in accordance with UL 181 and listed and labeled as Class 0 or Class 1.  Flexmaster Type 5 or equal.

2.

Flexible Duct - Supply & Return Air (Insulated, High Pressure):  Duct to be a factory fabricated assembly with a laminated inner liner of aluminum foil, fiberglass and polyester, a galvanized steel helix coil formed to the inner liner, a fiberglass insulation blanket, and a polyethylene outer jacket. Flexible duct shall be rated for 12.0” w.g. positive pressure, 5.0” w.g. negative pressure thru 16” diameter, 5500 FPM velocity, -20 to 250 deg. F operating temperature, 0.1 perm rating, and have a maximum thermal conductance of 0.23 BTUH/Hr-Deg F.  Flexible duct shall have a flame resistant rating of 25 or less and a smoke developed rating of 50 or less.  Flexible duct shall be tested in accordance with UL 181 and listed and labeled as Class 0 or Class 1.  Flexmaster Type 3 or equal.

8 - FIRE DAMPERS (FD)

8.1	Any required fire dampers must meet the type specified herein and/or as required by current code regulations.

1.

Fire Dampers shall be installed at locations shown on the drawings and shall meet the requirements of NFPA 90A. Dampers shall be constructed, tested and stamped in accordance with UL555 consistent with the fire rating of the partition in which they are installed.

2.

Dampers shall be classified for “Dynamic Closure” to shutoff against airflow for a minimum of 2375 FPM and 4” w.g. for horizontal or vertical flow.  Each damper shall bear a UL stamp be marked with the UL hour classification, flow direction, and maximum pressure and velocity and “for use in dynamic systems”.

3.	The dampers shall be curtain type and the fire damper's blades shall be retained in a recess such that the free area of connecting ductwork is not reduced.

4.	Fire dampers shall be rated for a minimum of 1 1/2 hours and have a fusible link rated 50 °F above the maximum temperature of the system, but not less than 160 °F.

5.	Manual Dampers - Provide a hook on the fusible link, so that the link can be easily removed to check damper for proper operation.

6.	Motor Driven Dampers – Belimo or equal, absent of requirement to cycle greater than annually.

7.	Each damper shall be shipped with the manufactures UL installation instructions and the dampers shall be installed in accordance with these instructions.

9 - SMOKE DAMPERS (SD)

9.1	Any electrical closet requiring additional cooling due to heat loads must utilize smoke dampers of the type specified herein and/or as required by current code regulations.

1.

Combination Fire/Smoke Dampers shall be installed at locations shown on the drawings and shall meet the requirements of NFPA 90A. Dampers shall be constructed, tested and stamped in accordance with UL555 and UL555S consistent with the fire rating of the partition in which they are installed.

2.

Dampers shall be classified for “Dynamic Closure” to shutoff against airflow for a minimum of 2375 FPM and 4” w.g. for horizontal or vertical flow.  Each damper shall bear a UL stamp be marked with the UL hour classification, flow direction, and maximum pressure and velocity and “for use in dynamic systems”.

3.	Dampers shall be supplied with a factory-mounted actuator. Single piece airfoil damper blades for rectangular dampers. Leakage Class I and temperature rated to withstand temperatures to 450[o]F.

4.	Fire dampers shall be rated for a minimum of 1 1/2 hours and have a fusible link rated 50 °F above the maximum temperature of the system, but not less than 160 °F.

5.	Manual Dampers - Provide a hook on the fusible link, so that the link can be easily removed to check damper for proper operation.

6.	Motor Driven Dampers – Belimo or equal, absent of requirement to cycle greater than annually.

7.	Each damper shall be shipped with the manufactures UL installation instructions and the dampers shall be installed in accordance with these instructions.

10 - SPRINKLER SPECIFICATIONS

10.1	Contractor shall determine size of existing piping and proper sizing of new piping. Provide any hydraulic calculations required by local authority or agency having jurisdiction or Owner.

10.2	Any installation must comply with the current City of San Jose Building Code, NFPA Pamphlet No. 13, and be performed by a C-16 licensed sprinkler contractor.

10.3

All approvals, inspections, examinations, and tests required by the authorities and/or agencies shall be arranged and paid for by the sprinkler contractor as necessary to obtain complete and final acceptance of the fire protection system. The sprinkler contractor shall deliver certificates of all such inspections to Owner.

10.4	All piping shall conform to the requirements of the ASA Safety Code, be free from all defects, and be identified. Material: black steel schedule 40.

10.5	Hangers and supports shall be installed per NFPA No. 13, sections on hangers and protection of piping against damage where subject to earthquake. Power driven anchor pins in concrete are not allowed.

10.6

All joints in sprinkler system are to be made with Victaulic Style 77 or 75 grooved couplings, threaded, or welded joints. Victaulic "Roust-a-Bout" style or plain end couplings are not acceptable. Mechanical tees shall be Victaulic Style 920 or approved equal. Victaulic style 921 or 922 mechanical tees are not approved.

10.7	Shutting and opening of valves must be completed by Building Engineers. Contractor shall notify the local fire department and maintain all sprinkler systems operations in all other Building areas.

10.9	Restore entire sprinkler system to full operation at the end of work each day. At no time will any area of the Building be without working sprinkler coverage when Tenant's Contractor is not on site.

10.10

Coordinate location of sprinkler heads with all other trades. Install piping to best suit field conditions. Coordinate layout of piping with ductwork and existing piping, and offset piping as required.

10.11	Locate all new and relocated sprinkler heads as close as possible to the center of the ceiling tile and along the centerline of an axis with maximum deviation of ±1" where applicable.

10.12	Submit new calculations to Owner before commencement of the work when sprinkler system changes are made that affect partial or entire system hydraulic calculations.

10.13	Remove blue plastic protective covers provided by the manufacturers to protect sprinkler heads. Use of any protective covering is expressly prohibited.

SECTION III

ELECTRICAL SPECIFICATIONS

1001 Ridder Park Drive and 1717 Fox Drive

1 - GENERAL NOTES

1.1	All work shall be in accordance with applicable Local, State and Federal Codes, Laws and Regulations and the Base Building Specifications.

1.2	It is the Electrical Contractor's responsibility to obtain and pay for all required fees, permits and inspections.

1.3	It is the Electrical Contractor's responsibility to visit the site and be fully cognizant of all conditions prior to proposal including identification of all conduit laid in concrete slab.

1.4	All electrical materials and equipment shall be listed by UL. Life Safety System equipment shall also be approved by the State Fire Marshal and the Owner.

Contractor shall:

1.5	Guarantee all work and materials for two (2) years from date of filing a Notice of Completion.

1.6	Install all items to clear new and existing architectural and structural members. No item such as pipe, duct, etc., shall be in contact with any electrical equipment.

1.7

The following provision shall apply only to Alterations (as defined in Section 10.1 of the Lease) and not the Tenant Improvements (as defined in Exhibit B to the Lease): Obtain permission from Owner, before proceeding with any cutting or patching of structural systems. Tenant's Contractor shall be responsible for all cutting and patching related to their work.

1.8

The following provision shall apply only to Alterations (as defined in Section 10.1 of the Lease) and not the Tenant Improvements (as defined in Exhibit B to the Lease): All rerouted power wiring shall be run in a manner to keep downtime and interference to a minimum. Shutdowns shall be approved by Owner prior to commencement of work.

1.9

The following provision shall apply only to Alterations (as defined in Section 10.1 of the Lease) and not the Tenant Improvements (as defined in Exhibit B to the Lease): The Building Engineers must be notified prior to the disruption of power or circuits to any Base Building Equipment.

1.10	Update panel board directory as circuits are installed or relocated (to be typed in panel board directory).

1.11	Properly label all electrical circuits that are relocated within, or added to, the electrical panels.

1.12

The following provision shall apply only to Alterations (as defined in Section 10.1 of the Lease) and not the Tenant Improvements (as defined in Exhibit B to the Lease): Obtain Owner's approval of all non-building standard switches, receptacles and wall plates prior to installation.

1.13

Provide at the project completion and prior to final payment As-Built Electrical plans as follows: One (1) Autodesk AutoCAD file on CD; Two (2) sets of full size “As-Built” prints noting actual routings of conduits, equipment location, etc., as well as any revisions made to design drawings. This shall be submitted to Owner, along with two (2) copies of equipment manuals, service recommendations, guarantees, etc.

1.14

The following provision shall apply only to Alterations (as defined in Section 10.1 of the Lease) and not the Tenant Improvements (as defined in Exhibit B to the Lease): Coordinate and consult with Building’s Life Safety Contractor and Building's Electrical Subcontractor for their installation and connection of all new and re-used life safety devices, and other equipment to Building Management and Life Safety Systems. Life safety devices and equipment shall include but not necessarily be limited to life safety speakers, strobes, smoke detectors, fan coil units, and exhaust fans. (See Section 3, Life Safety Systems.)

1.15

Provide new or reinstall all covers to outlets, switches, boxes, etc. when the Tenant Improvement Work is completed. Replace damaged or cracked receptacles, covers or other parts on new and existing outlets, switches, boxes, etc.

1.16         Run all home run conductors in conduit. Load and branch may be run in MC cable. Any conductors not run in conduit must be teflon coated, fire rated and completed in a orderly fashion and according to Base  Building Standards and Specifications regarding support. See Electrical Specifications, Subsection 2.8.

1.17          The following provision shall apply only to Alterations (as defined in Section 10.1 of the Lease) and not the Tenant Improvements (as defined in Exhibit B to the Lease): Reinstall panel covers on all operational panels at the end of each work day.

1.18

Remove all abandoned/vacated conduit, equipment, and data/tele-communication cabling from the ceiling plenum. Any further removal requirements as directed by the Bureau of Building Inspection will be completed at Tenant's expense.

1.19

Provide a metering device for all additional service taps from the bus riser and any other additions to the Base Building electrical distribution system provided to the Tenant. The connection of the Building's sub-meter program to this new service shall be furnished and installed at Tenant's expense.

1.20	Obtain prior approval of Owner for any bus tap/plug scheduled to be made to the Building's electrical distribution system.

1.21

The following provision shall apply only to Alterations (as defined in Section 10.1 of the Lease) and not the Tenant Improvements (as defined in Exhibit B to the Lease): To the extent possible, provide and maintain light fixture switching during construction so that lights may be turned off at the end of each day.

2 - ELECTRICAL SPECIFICATIONS

2.1             Panels and Transformers

Contractor shall:

1.	Provide and install seismic restraints for all equipment per state and local codes.

2.	Allow adequate space for clearance in accordance with code requirements and the requirements of the local inspector having jurisdiction.

3.

Provide adequate ventilation for all new equipment installed, which may require the addition of exhaust fans, smoke/fire dampers and their proper connection to the Building’s Life Safety System. See Section III 3 - Life Safety System.

2.2             Sleeves, Cutting and Patching

1.

The Contractor shall be responsible for the placement of sleeves for all conduit passing through walls, partitions and floors. A conduit sleeve shall be one size larger than the size of conduit it serves, except where "Link Seal" casing seals are used in sleeves through walls below grade. Sleeves set in concrete floor construction shall be eighteen (18) gauge galvanized steel. Sleeves shall extend two inches (2") above the finished floor. All conduit passing through concrete or masonry walls shall have standard weight galvanized steel sleeves. Sleeves shall be set flush with finished wall. Caulk around conduit penetrating floors, and roof with sufficient layers of fire safety insulation and further seal off opening between conduit and sleeve with a fire rated non-hardening mastic. See Item 4, below.

2.

Sleeves penetrating walls below grade shall be standard weight black steel pipe with one-quarter inch (1/4") thick steel plate secured to the pipe with continuous fillet weld. The plate shall be located in the middle of the wall and shall be four inches (4") wider all around than the sleeve it encircles. The entire assembly shall be hot-dipped galvanized after fabrication. Seal off annular opening between conduit and sleeve with "Link Seal" casing seal as manufactured by Thunderline Corporation, Wayne, Michigan. The sleeve shall be sized to accommodate the Thunderline casing seal. Casing seals shall be Series 300 for conduit sizes three-quarter inch (3/4") through four inches (4") and Series 400 for pipe conduit five inches (5") and larger.

3.

If holes and/or sleeves are not properly installed and cutting and patching becomes necessary, it shall be done at no expense to the Owner. The Contractor shall undertake no cutting or patching without Owner's approval.

.

4.

3M CP25S/L fireproofing material or approved equal shall be used for all floor and ceiling penetrations including cores/sleeves for telephone/data, power, plumbing, and capping of floor monuments. One inch (1") of ceramic wool material shall be placed between one inch (1") of fireproofing material at each opening.

2.3             Building Standard Fluorescent Light Fixtures

Contractor shall:

1.

Support each fixture independently from the ceiling suspension system by installing approved suspension supports extending from the structure to a permanent connection support on the fixture itself. Two (2) diagonally opposite suspension supports for each fixture are required.

2.	Replace any lamps damaged or inoperable during relocation or installation. The louver surface shall be cleaned and free of dust at the completion of the project.

3.	Provide all lighting fixtures with required outlet boxes in accordance with applicable codes.

4.	Install all perimeter 2’ x 4’ light fixtures in accordance with Building’s Typical Lighting Lay-out.

5.

All lighting circuits other than emergency lighting will be wired through the lighting control panel. All lighting circuits on multi tenant floors will be wired in a manner to be independent of other suites. All lighting other than emergency lighting will have a means of isolation either by motion sensor or switching or both so that all lights within a suite can be isolated during unoccupied periods.

2.4             Wall Plug Receptacles

Contractor shall:

1.	Furnish and install a complete plug and plate unit using Building Standard Materials.

2.	Install electrical receptacles with isolated ground identified by an orange plug.

3.	Install electrical dedicated circuit identified by a grey plug, and label with circuit and panel number.

2.5             Wall Telephone/Data Outlets

Contractor shall:

1.

Provide wall outlets complete, including a four square deep junction box, white cover plate, pull string and three-quarter inch (3/4") or larger EMT stubbed up to ceiling height, mud ring and pull string may be installed in non-acoustical partitions.

2.	Use Teflon telephone/data cable from the telephone/data outlet and connect to the Tenant's telephone backboard or data termination point located within the Tenant's space.

3.

All feeders in telephone riser closet shall be installed by Building Riser Closet Manager, or preferred vendors; submit written request via fax at (650) 573-0387 to Property Management Office with Tenant name and contact, Contractor name and contact, and description of requested work to be performed.

2.6             Electrical Conduit

1.	All electric home runs between electrical distribution panels and tenant suites shall be run in metal conduit. Lighting and low voltage branch circuits may be run in MC cable.

2.	Metal conduit is defined as steel conduit or EMT.

3.	No EMT shall be smaller than one-half inch (1/2").

4.

All conduit shall be run parallel to or at right angles with the lines of the Building. All bends shall be made with screw-jointed steel conduit fittings or with standard ells in which the conduit is bent to a radius of not less than specified by code. All bends shall be free of dents or flattening. Not more than the equivalent of four (4) quarter-bends shall be used in any run between terminals and cabinets, or between outlets and junction or pull boxes.

5.

All conduit shall be continuous from outlet to outlet and from outlet to cabinets, junction or pull boxes and shall enter and be secured at all boxes in such a manner that each system shall be electrically continuous throughout.

6.

All conduit for telephone, signal, communication, and temperature control systems shall be provided with pull boxes of approved sizes after two (2) right angle bends and at intervals not exceeding seventy (70) feet. Boxes shall be in access locations. Conduit shall be sized in accordance with the percent fill requirements of the National Electrical Code (NEC).

7.	Contractor shall furnish and install OZ Electric Manufacturing Company type EX or type TX expansion fittings where metallic conduits cross building expansion joints. (See Section 2.15, Grounding.)

2.7             Flexible Conduit

1.	Flexible metallic conduit shall be steel and shall be used for all vibration installations to the following:

(a)

Continuity of the equipment ground across flexible conduit connections shall be maintained for all systems that are over one hundred fifty Volt (150 v) to ground. The continuity shall be maintained by installing a grounding conductor sized in accordance with the NEC. The grounding conductor shall be inside the flexible conduit and shall be connected on one end of the flexible conduit by a suitable binding post and similarly connected on the opposite end with another suitable binding post. All grounding conductors shall be solid copper conductors.

2.	Armored type BX metal clad cable shall not be used in the Building except for the following:

(a)

Final connections to motors and motorized equipment shall be made with eighteen inches (18") grounding type flexible metallic conduit installed with grounding type connectors. For conduits larger than one and one-quarter inches (1-1/4"), provide bonding conductor around the flexible conduit.

(b)

Final connections to individually mounted dry type transformers shall be made with eighteen inches (18") grounding type flexible metallic conduit installed with grounding type connectors. For conduit larger than one and one-quarter inches (1-1/4"), provide bonding conductor around the flexible conduit.

2.8             Conduit Hangers and Supports

1.

All horizontal conduits and data/telecommunications cabling throughout the Building shall be thoroughly and substantially supported with individually approved expansion ring hangers or supported in groups using Unistrut or Kindorf and suitable hangers. Hangers shall not be spaced more than ten feet (10') apart. Perforated extension bar hangers will not be accepted. All vertical conduits shall be substantially supported at floor lines to carry the weight of the conduit and cable in a satisfactory manner with allowance for expansion and contraction. Special hangers and supports shall be provided where they may be required because of any peculiarities of construction. Hanger rod sizes shall be as recommended by the hanger manufacturer for the service intended.

2.

Conduit carrying branch circuit wiring may be suspended by "caddy clips" attached to the ceiling support system in a manner acceptable to the ceiling installer and subject to the approval of the local inspector having jurisdiction. All existing conduit will also be attached to the ceiling support system as required by Code.

3.

Subject to the approval of the local inspector having jurisdiction, lighting grid conduit systems up to a maximum conduit size of three-quarter inch (3/4") may be substantially supported in accordance with the NEC spacing using No. 12 gauge galvanized tie wire.

4.	The use of conduit pipe to pipe supports is prohibited.

2.9             Wire and Cable

1.	Wire shall be copper conductor minimum 75°C insulation, THHN minimum = 12 AWG unless otherwise noted. All wiring shall be in conduit.

(a)	Flexible conduit: steel.
(b)	EMT connectors: steel, set screw or water tight.
(c)	Provide fish-cord in all empty conduits.
(d)	EMT to be steel.
(e)	Insulating bushings to be on all terminations of conduit one and one-quarter inch (1-1/4") and larger unless otherwise noted on the construction drawings.

2.

All wire and cable shall be of soft drawn annealed copper wire having a conductivity of not less than ninety-eight percent (98%) of that of pure copper, except that wire size No. 2 and larger where indicated on the drawings by the symbol “Al” shall be EC grade aluminum. All aluminum conductors shall be terminated with compression fittings of the type specified hereinafter. The use of aluminum conductors not terminated with compression fittings is unacceptable.

The Tenant’s Contractor shall provide copper conductors of the same capacity instead of aluminum conductors indicated by symbol "Al” for electrical equipment that will not properly accept compression fittings. Places where use of Bellville washers is prohibited, modifications in fittings, bare conductors in panel gutters, etc., are examples of some situations that do not permit the proper acceptance of compression fittings. Each wire and cable shall be continuous without weld, splice, or joint throughout its length between panels, junction boxes, pull boxes, etc. Each wire and cable shall be uniform in cross-section.

3.

All wire No. 8 and larger shall be stranded and No. 10, No. 12, and No. 14 wire shall be solid. Conductor for feeders and branch circuits shall not be smaller than No. 12, except branch circuits serving no more than one lighting fixture, may be No. 14.

4.

All copper conductors shall be standard code, type THHN insulated except wire No. 12 and No. 14 branch circuits and indicated otherwise on the drawings. Branch circuit conducts No. 12 and No. 14 shall be type THHN insulated wire.

5.	All wire within lighting fixtures shall be temperature rated as required by NEC, latest edition. Branch circuit wiring within three inches (3") of a fluorescent ballast shall be type THHW or XHHW.

6.	All wire shall bear the stamped seal of approval of the National Board of Fire Underwriters. All wire shall be properly coded for identification.

7.

All wire and cable shall be as manufactured by Simplex, Kaiser, Alcoa, Reynolds, Hatfield Wire and Cable, Roebling, General Cable Corporation, National Electric Products, Rome Cable Corporation, General Electric, Triangle, Parantie, Anaconda, Okonite, Phelps-Dodge, or Brand-Rex.

8.	The use of aluminum wire is prohibited.

2.10           Circuiting

1.

All computer circuits must be installed with a dedicated neutral and isolated ground. In addition, all dedicated circuits must be designed and/or engineered so as to not cause harmonics to the Building's electrical system.

2.

All circuits shall be balanced with respect to the overall electrical system of the Building. Any questions regarding phasing should be directed to Property Management Office or Chief Building Engineer.

3.	No more than six (6) duplex outlets on one general circuit are permitted.

4.	All provisions of the NEC shall apply to equipment and to the maximum number of amperes allowed per circuit.

5.	No more than four (4) workstations per circuit.

2.11           Lugs, Taps and Splices

1.

Splices and taps on branch circuits shall occur only when such circuits divide as shown on the drawings and shall consist of one "through" circuit to which the branch circuit shall be spliced or tapped. No splices shall be made in conductors and panel boards except at outlet boxes, junction boxes, or splice boxes.

2.	Any conductors No. 4 and larger shall be installed with approved compression lugs or splices.

2.12           Vertical Supports (Includes Telecommunication and Data Cables)

1.

Conductors in vertical raceways shall be supported at intervals as required by the NEC. Provide additional supports if so indicated on the drawings. Supports shall be of the insulating type and shall be installed in suitable boxes with covers. Insulated supports shall properly secure the conductors and shall have the strength to carry the weight of the conductors attached.

2.13           Outlets and Boxes

1.

Outlet boxes for switches and plug receptacles in finished walls shall be of proper design to accommodate the switches, receptacles, and conduits required to each location and shall provide ample room for connections. Exposed outlet boxes for switches and plug receptacle outlets shall be type FS or FD as required.

2.	All plug receptacles and telephone outlet boxes shall be mounted vertically, unless otherwise noted on the drawings.

3.	If it complies with these specifications, one of the following manufacturers will be acceptable: Appleton Electric Company, Raco, Steel City, Bowers, or Sylvania.

4.	Unless otherwise shown, specified, or directed, outlet boxes, etc., shall be located with their center lines at the following elevations above the finished floor line.

(a)	Wall switches (toggle type) vertical forty-eight inches (48") (above floor).

(b)	Wall receptacles (duplex type) vertical eighteen inches (18") (above floor), excepted as noted on the drawings.
(c)	Wall telephone outlets (desk type) vertical eighteen inches (18") (above floor).

2.14           Junction and Pull Boxes

1.	Furnish junction and pull boxes where required by the National Electric Code or where indicated or required to facilitate pulling wires, either feeders or branch circuits.

2.	All junction and pull boxes shall be supported independently above the ceiling. Use of the grid system for support is prohibited.

2.15           Grounding

1.	Bonding and grounding wires shall be sized, run in conduit, and clamped to various services in accordance with the requirements of the local inspector having jurisdiction and the NEC.

2.

Grounding shall be done in accordance with the requirements of, and subject to, the approval of the NEC and local inspector having jurisdiction. Approved materials, devices and workmanship shall be utilized.

3.	Mechanical equipment shall be bonded electrically to the Building equipment grounding systems only, not Building steel. This includes but is not limited to flexible duct connections, fans, pumps, etc.

2.16           Furniture Panel Connections

1.	All electrical components of furniture panel systems must be assembled by a qualified electrician with proper permits secured by the installer.

2.	Hardwire connections shall be Seal tight. The use of flexible conduit is prohibited.

3 - LIFE SAFETY SYSTEM

3.1

All additions to and modifications of the Building’s Life Safety System (BLSS) shall be designed by the building life safety vendor (please check with Property Management Office). The BLSS vendor’s scope shall include design, engineering, programming, and life safety devices.

3.2

All connections to the Life Safety System must be made by the building life safety vendor and an Electrical Subcontractor approved by the Building. The Building Engineers must be notified prior to work being performed. The building life safety vendor must be "on-site" if any Data Gathering Panel (DGP), or device is to be addressed. The building life safety vendor is to monitor all work as it progresses. At no time is the Life Safety System to be worked on without the prior approval of or presence of a building life safety technician. Devices that are accidentally or otherwise made inoperative must be repaired or replaced immediately.

3.3	The addition, removal, change, relocation or other alteration must be reflected at the fire command station through programming and nomenclature changes at the Tenant's expense.

3.4

All Tenant supplemental air conditioning units (FCU's, FSD’s etc.) and exhaust fans over 2,000 CFM must have their own duct smoke detectors. These units to be isolated by smoke control sequencing will be programmed to shut down when the associated smoke detector only is activated. The programming will also include language overriding this sequence when the smoke control switch located in the F.C.C. room is activated for testing purposes.

3.5

Smoke detectors and other fire alarm system devices must be protected when spray painting or performing other work which may cause these devices to become unduly dusty. Any protecting materials such as paper, tape, and plastic, etc., must be removed at the end of each day.

3.6	Life Safety System equipment must remain in operation at all times during Tenant’s Improvement Work.

3.7

No pre-action of other stand alone tenant life safety system, such as halon, etc., may be connected the Building Life Safety Management System without said system having been approved by the City of San Jose Fire Department or Bureau of Building Inspection. Copies of such approval must be provided to Owner before tie-in authorization is given. Any system that is connected to the Building’s Life Safety System must reflect the following three (3) conditions:

1.     Water Flow Alarm.

2.     System Trouble.

3.     Isolation Valve Tamper.

3.8

The Tenant or Tenant's Contractor is responsible for filing and obtaining all approvals, inspections and tests relative to stand alone life safety systems, security access systems, or other materials/systems requiring local law compliance. Copies of all approvals for these systems must be provided to Owner before connecting authorization is given.

3.9	The maintenance of any subsystem installed for Tenant is the direct responsibility of Tenant unless otherwise arranged with the Owner.

3.10	Smoke detectors are required in all electrical and telephone equipment rooms and/or closets. These detectors must be connected to the Life Safety System.

3.11

It is the responsibility of Tenant's Contractor or Tenant to ensure that adequate coverage by life safety speakers is provided. Addition or relocation of life safety speakers as required by the Tenant, Bureau of Building Inspection, Fire Marshall, or the Owner shall be at Tenant's sole expense.

3.12	All existing and new life safety speakers within the area of construction shall be mounted flush with the ceiling tile.

3.13

Strobe lights and smoke detectors shall be placed according to the NFPA fire code, Title 24 NEC code, applicable building codes, 1001 Ridder Park Drive and 1717 Fox Drive Building Standard Specifications, and/or at the direction of the local inspector having jurisdiction.

3.14	All contractors preparing to perform work on the existing life Safety system shall review the existing conditions in the area of new construction and all related areas on the same floor.

3.15	All testing must be submitted to Property Management Office in writing, with a minimum of 3 working days notification.

4 – BUILDING MANAGEMENT CONTROL SYSTEM

4.1	All additions to and modifications of the Building Management Control System (BMCS) shall be approved by Owner and installed by the Tenant. BMCS system shall be an “open system”.

SECTION IV

MISCELLANEOUS SPECIFICATIONS

1001 Ridder Park Drive and 1717 Fox Drive

1 - KEYS AND CYLINDERS

1.1

Building Engineers are the only personnel allowed to change door cylinders. Keys and cylinders required for doors must be coordinated through the Owner. Any unauthorized door cylinders will be removed.

1.2	No master keys will be issued to or loaned to any construction personnel at any time.

3 - CEILING TILES

3.1	Access tiles and/or panels must be located under all equipment, including junction boxes.

3.2	Wherever a sheetrock ceiling is installed, access panels must be provided to any overhead equipment or junction boxes located above.

4 – RECYCLING

4.1

Construction and Demolition (C&D) debris including concrete, gypsum wallboard, cardboard, ceramic tile, carpeting, fixtures, plastic pipe, metals, and ceiling tile, must be transported off site by a registered transporter and taken to a registered facility that can process mixed C&D debris and divert a percentage of the material from landfill. The percentage is determined by the greater value between local jurisdiction (San Jose Ordinance) and MR Credit 9 C&D materials source-separated at the construction site for reuse or recycling must be taken to a facility that reuses or recycles those materials. Contractors are required to provide Bills of Lading from the recycling company(s) specific to the project to the Building Owner as proof of debris diversion. Refer to the San Jose Ordinance and see MR Credit 9.

5 – GENERAL

5.1	It is the Contractor's responsibility to ensure that his personnel are informed of and abide by the Rules and Regulations of the Building. See Rules of the Site, Section I.

5.2

The stairwell doors must not be held open by any means or the locksets on the doors tampered with in any way to allow access to and from the stairwells. At no time will the stairwells be used to access an occupied floor, to gain entry to the passenger elevators or for any other reason except for emergency exits. No access will be allowed on occupied or any other non-construction floors without prior approval and coordination by the Owner.

5.3

When a burning or welding device is to be used, all surrounding areas must be protected from the heat and/or flame of the device. Fire extinguishers provided by the Contractor must be kept on standby and readily available for use if needed. All personnel who are welding or using any type of cutting torch must hold and present to the Owner prior to the initiation of this work, a copy of their Certificate of Fitness to perform such activities. Additionally, all personnel employed to perform fire watch responsibilities must provide to the Owner a copy of their certification to do such.

5.4	All Contractors and/or Subcontractors must provide Owner with:

(a)	A list of materials or products which the Tenant’s Contractor and/or Subcontractors plan to use. The list should include dates and shifts. The list is to be updated as Work progresses.
(b)	Material Safety Data Sheets (MSDS) are required for all hazardous materials used on the property. Copies are to be submitted to the Property Management Office.

5.5

Certificates of Insurance are required from Tenant, Tenant's Contractor and any Subcontractor performing work in the Building. These must be provided prior to the commencement of any construction activity. The parties to be named as Additional Insureds on the Certificates are as follows:

Hines Interests Limited Partnership

Hines VAF No Cal Properties, L.P.

2479 East Bayshore Road, Suite 265

Palo Alto, CA 94303

5.6

It is the responsibility of the Tenant and Tenant's Contractor to ensure that all work requiring permits is properly and fully closed out. Sign-offs by City departments and/or the Tenant’s architect should be obtained within a reasonable time period after the job is complete. The Owner is to be provided with a copy of the document which certifies that the project has been signed off by the Bureau of Building Inspection and the complete PDF sets upon completion and sign-off by the Bureau of Building Inspection.

5.7	All systems within the Tenant's Leased Premises are to be turned over to the Tenant in a fully operable condition.

5.8

Owner reserves the right to revoke any individual's or Contractor's privileges to work in the Building should said party be found to be in violation of these guidelines and those guidelines set forth in the Rules of the Site.

5.9

The Tenant's Contractor and/or its Subcontractor are responsible to ensure that the work place is maintained in a safe and orderly manner for all persons. All Local, State and Federal labor laws regarding work place safety criteria are applicable. Contractor is to provide Owner with the name of their representative who is to serve as the "safety officer" for the job prior to the initiation of work. Owner reserves the right to shut down any job which continues in an unsafe condition for any time period greater than one (1) hour after Owner has advised Contractor of said condition.

5.10

Contractor is to provide Owner, within twenty-four (24) hours of each occurrence of injury, a copy of the written incident report for each incident where an individual is injured on the job regardless of the severity of the injury.

5.11

Contractor and/or their employees are fully responsible for the complete adherence to, and fulfillment of, all legal requirements concerning the construction of the job any changes to applicable and/or Building Specifications which may have occurred during the course of the Work.

5.12	Tenant or Tenant’s Contractor shall provide to Landlord a complete construction Close Out package within thirty (30) days of project completion. Project Close Out shall include:

(a)	As-Built Architectural Plans, two (2) bond copies and one (1) AutoCad file on CD.

(b)	As-Built Mechanical, Electrical, Plumbing, Sprinkler, Life Safety Plans, two (2) bond copies and one (1) AutoCad file on CD or in “pdf” format.

(c)	Operations Manuals for tenant equipment.

(d)	Product maintenance information for non-standard products.

(e)	Original Job Permit Cards with final inspections and signature, and Temporary Certificate of Occupancy noted.

(f)	Complete list of all subcontractors including contact information.

(g)	Copy of warranties.

(h)	Copy of unconditional lien waiver on final payment from contractor and all subcontractors.

2 - PROTECTION

2.1

Moving companies must provide masonite to cover finished corridors from the loading dock to the designated elevator and from the elevator lobby to the entrance door of the tenant space. Corner boards must be provided on all door jambs, including elevators.

Walk-off plates must be provided to protect door thresholds on all floors.

SECTION VI

BUILDING STANDARD MATERIALS

1001 Ridder Park Drive and 1717 Fox Drive

1 - GENERAL

1.1

Below is a general guideline for the Tenant Improvement Standards for 1001 Ridder Park Drive and 1717 Fox Drive for the build-out of a typical tenant suite. Tenant will make improvements to meet Tenants functional and programmatic needs. Where improvements vary from the Tenant Improvement Manual and/or Building Standard Materials, Tenant will submit plans for the Owners approval.

2 – GENERAL REQUIREMENTS

2.1

2.2	All bidding contractors and subcontractors shall walk the sites prior to submitting bids.

2.3

All electrical, HVAC, Title 24, Plumbing, Sprinkler and Fire/Life Safety shall be fully Engineered for Landlord review and approval. Contractors to provide and submit all required engineering and permitting documentation as required by the City of San Jose and obtain permits as required.

3 – EXISTING CONDITIONS

3.1            Suite entry door, frame and hardware currently exist at some locations only.

3.2            Exterior walls are finished sheetrock.

3.3            Floor is exposed concrete throughout and will require minor prep prior to finishing.

4 – SPECIFICATIONS

4.1            Vinyl Composition Tile (V.C.T.)/Vinyl Base

(a)	Floor adhesives shall meet the requirements outlined in LEED-EB O&M guidelines; see credit MR Credit 3 for additional information.

1.	Vinyl Base:

(a)	Base adhesives shall meet the requirements outlined in LEED-EB O&M guidelines; see credit MR Credit 3 for additional information.

4.2            Painting

1.	Interior Paint:

(a)	Two coats latex eggshell finish with one coat of primer.

4.3	Suspended Acoustical Ceiling

4.4            Fire Extinguishers and Cabinets

1.	Fire Extinguisher:

(a)	5 lb. Multi-purpose dry chemical (2A – 10BC for offices), (4A – 40BC for warehouse) with wall bracket or recessed wall cabinet as indicated on plans.

Exhibit B-2, Page 21

2.	Cabinet:

(a)	Semi-recessed by Larsen No. AL2409-5R
Trim: Steel, clear anodized aluminum finish.
Door: Vertical Duo with glazing.
Provide code required graphics.

4.5            Metal Door and Window Frames

Door Frames: Size to accommodate 1 —” thick door. Raco frame or equal, clear anodized aluminum. Miter corners. Window Frames and full front butt joined glazing, Raco frame to match door frame. Miter corners. Color to be clear anodized or as approved by Owner.

4.6            Glazing

3/8” Clear tempered glass at all conditions where glazing is within 18” of the floor or within 24” of wall openings.

Exterior penetrations to building shall match the existing building standard storefront system.

4.7            Doors

1.	(Tenant Interior) 3’-0” x 9’-0” high, 1 —” thick solid core door.

2.	Wood to be Forest Stewardship Council (FSC)-certified..

4.8            Door Hardware

1.	Office doors shall have, 2 pair of butt hinges, 1 floor stop

2.	Conference room doors shall have latchsets, 2 pair of butt hinges, 1 floor stop

3.	Private Office Lockset: Schlage “D” series #626 or equal

4.	Door Stops: Quality No. 331 floor mounted

5.	Butt Hinges: Hager 1279 4” x 4” BB

6.	Finish: Brushed Chrome or as approved by Owner

4.9             Custom Cabinets and Millwork

1.	Counter Tops: – Laminate plastic on —” plywood or MDF, with 4” backsplash or better

2.	Base Cabinets: – Plastic laminate including door and drawer faces and edges, face, frames, toe kicks, and exposed sides. White melamine interiors.

3.	Upper Cabinets: – Plastic laminate including door face and edges, face frames, and exposed sides. White melamine interiors.

4.	Adhesives used in field and shop-fabricated assemblies containing above products must contain no urea-formaldehyde,

5.

Composite panels and agrifiber products (particleboard, medium-density fiberboard (MDF), plywood orient-strand board (OSB), wheatboard, strawboard, panel substrates, and door cores) should contain no added urea-formaldehyde resins.

6.	Adjustable Shelves: – —” White melamine edge banded with finish on both sides.

7.	Recessed Shelf Standards: – Grant No. 120 with #21 closed type shelf supports, aluminum finish.

8.	Drawer Slides: – Grant full extension slides, side mounted, 50 lb. capacity. 100 lb. capacity at file drawers.

9.	Pulls: – Quality No. 812, 3” c.c. US26D finish (satin chrome).

Exhibit B-2, Page 22

10.	Appliances to meet Energy Star requirements.

4.10           Recycling Program

1.	Waste reduction policy to meet requirements for LEED-EB O&M.

4.11           Current Approved Vendors and Contractors (Please verify with Property Management Office prior to bid process):

1.	Structural Engineer – Approved by Landlord
2.	Vertical Distribution Data & Telecommunications Cabling Vendor – Approved by Landlord
3.	General Contractors – Approved by Landlord
4.	Roofing – Existing Roofing Manufacturer Certified Installer, Approved by Landlord
5.	HVAC – Approved by Landlord
6.	HVAC Controls – Approved by Landlord
7.	HVAC Balancing – Approved by Landlord
8.	Plumbing – Approved by Landlord
9.	Electrical – Approved by Landlord
10.	Fire Life Safety – Approved by Landlord

Exhibit B-2, Page 23

Exhibit C to Lease Agreement

Rules & Regulations

This exhibit, entitled "Rules & Regulations," is and shall constitute Exhibit C to that certain Lease Agreement dated for reference purposes as of May 20, 2014 (the "Lease"), by and between Hines VAF No Cal Properties, L.P., a Delaware limited partnership ("Landlord") and Spansion Inc., a Delaware corporation ("Tenant") for the leasing of certain premises located at 1001 Ridder Park Drive and 1717 Fox Drive, San Jose, California (the "Premises"). The terms, conditions and provisions of this Exhibit C are hereby incorporated into and are made a part of the Lease. Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Lease:

1.       Subject to Section 30 of the Lease, no advertisement, picture or sign of any sort shall be displayed on or outside the Premises or the Building without the prior written consent of Landlord. Landlord shall have the right to remove any such unapproved item without Notice and at Tenant's expense.

2.       Tenant shall park motor vehicles in those general parking areas, as designated by Landlord, except for loading and unloading. During those periods of loading and unloading, Tenant shall not unreasonably interfere with (i) traffic flow within the Ridder Park Technology Center and (ii) loading and unloading activities of other tenants. Tenant shall not regularly park motor vehicles in designated parking areas after the conclusion of normal daily business activity (excluding company vans which are in good condition [any inoperable vehicles must be removed from the Project as soon as reasonably practicable] and any vehicles owned by employees who are traveling on business trips but in no event shall such vehicle be permitted to park overnight for more than ten (10) consecutive days without prior written notice to Landlord).

3.       Subject to Section 10 of the Lease and Exhibit B attached to the Lease, Tenant shall not use any heating or air conditioning equipment other than that supplied by Landlord without the prior written consent of Landlord.

4.       All window coverings installed by Tenant and visible from the outside of the Building require the prior written approval of Landlord.

5.       Subject to Section 27 of the Lease, Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance or any flammable or combustible materials in or around the Premises or the Building.

6.       Intentionally deleted.

7.       Tenant shall not disturb, solicit or canvas any occupant of the Ridder Park Technology Center and shall cooperate to prevent same.

8.       Except as otherwise permitted in the Lease (i.e., Tenant’s maintenance of the HVAC Units and installation and maintenance of the Roof Equipment), no person shall go on the roof without Landlord's permission.

9.       Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building, to such a degree as to be objectionable to Landlord or other tenants, shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to reasonably minimize noise or vibration.

10.     All goods, including material used to store goods, delivered to the Premises shall be immediately moved into the Premises and shall not be left in parking or receiving areas overnight. Tenant shall not store or permit the storage or placement of goods, merchandise, pallet ors equipment of any sort outside of the Premises or the Building. No displays or sales of merchandise are allowed in the parking lots or other portions of the Common Areas.

11.     Tractor trailers which must be unhooked or parked with dolly wheels beyond the concrete loading areas must use steel plates or wood blocks under the dolly wheels to prevent damage to the asphalt paving surfaces. No parking or storing of such trailers will be permitted in the auto parking areas of the Premises or on streets adjacent thereto.

12.     Forklifts which operate on asphalt paving areas shall not have solid rubber tires and shall only use tires that do not damage the asphalt.

13.     Tenant is responsible for the storage and removal of all trash and refuse. All such trash and refuse shall be contained in suitable receptacles and stored behind screened enclosures at locations approved by Landlord.

Exhibit C, Page 1

14.     Tenant shall not permit any animals, including, but not limited to, any household pets, to be brought or kept in the Premises, Building or Common Areas.

15.     Tenant shall not permit (i) any motor vehicles to be washed in any portion of the Premises (excluding Tenant’s car wash vendor’s cleaning of employees’ cars which is offered as a benefit to Tenant’s employees and does not use water), and (ii) any mechanical work or maintenance of motor vehicles to be performed in any portion of the Premises.

Exhibit C, Page 2

Exhibit D to Lease Agreement

New HVAC Units Specifications

[to be provided by Tenant and attached]

Exhibit D, Page 1

Exhibit E to Lease Agreement

Hazardous Materials Disclosure Certificate

Your cooperation in this matter is appreciated. Initially, the information provided by you in this Hazardous Materials Disclosure Certificate is necessary for the Landlord (identified below) to evaluate and finalize a lease agreement with you as Tenant. After a lease agreement is signed by you and the Landlord (the "Lease Agreement"), on an annual basis in accordance with the provisions of Section 27 of the signed Lease Agreement, you are to provide an update to the information initially provided by you in this certificate. The information contained in the initial Hazardous Materials Disclosure Certificate and each annual certificate provided by you thereafter will be maintained in confidentiality by Landlord subject to release and disclosure as required by (i) any lenders and owners and their respective environmental consultants, (ii) any prospective purchaser(s) of all or any portion of the property on which the Premises are located, (iii) Landlord to defend itself or its lenders, partners or representatives against any claim or demand, and (iv) any laws, rules, regulations, orders, decrees, or ordinances, including, without limitation, court orders or subpoenas. Any and all capitalized terms used herein, which are not otherwise defined herein, shall have the same meaning ascribed to such term in the signed Lease Agreement. Any questions regarding this certificate should be directed to, and when completed, the certificate should be delivered to:

Landlord:                      Hines VAF No Cal Properties, L.P.

Name of (Prospective) Tenant:     Spansion Inc.

Mailing Address:

Contact Person, Title and Telephone Number(s):

Contact Person for Hazardous Waste Materials Management and Manifests and Telephone Number(s):

Address of (Prospective) Premises:  1001 Ridder Park Drive and a portion of 1717 Fox Drive, San Jose, California

Length of (Prospective) Initial Term:  Twelve  (12)  years

1.	General Information

Describe the initial proposed operations to take place in, on, or about the Premises, including, without limitation, principal products processed, manufactured or assembled services and activities to be provided or otherwise conducted. Existing Tenants should describe any proposed changes to on-going operations.

2.	Use, Storage and Disposal of Hazardous Materials

2.1

Will any Hazardous Materials be used, generated, stored or disposed of in, on or about the Premises? Existing Tenants should describe any Hazardous Materials which continue to be used, generated, stored or disposed of in, on or about the Premises.

                                 Wastes                                                      Yes [    ]             No [    ]

                                 Chemical Products                                  Yes [    ]             No [    ]

                                 Other                                                         Yes [    ]             No [    ]

If Yes is marked, please explain:

2.2

If "Yes" is marked in Section 2.1, attach a list of any Hazardous Materials to be used, generated, stored or disposed of in, on or about the Premises, including the applicable hazard class and an estimate of the quantities of such Hazardous Materials at any given time; estimated annual throughput; the proposed location(s) and method of storage (excluding nominal amounts of ordinary household cleaners and janitorial supplies which are not regulated by any Environmental Laws); and the proposed location(s) and method of disposal for each Hazardous Material, including, the estimated frequency, and the proposed contractors or subcontractors. Existing Tenants should attach a list setting forth the information requested above and such list should include actual data from on-going operations and the identification of any variations in such information from the prior year's certificate.

Exhibit E, Page 1

3.             Storage Tanks and Sumps

3.1

Is any above or below ground storage of gasoline, diesel, petroleum, or other Hazardous Materials in tanks or sumps proposed in, on or about the Premises? Existing Tenants should describe any such actual or proposed activities.

Yes [ ] No [ ]

If yes, please explain:

4.             Waste Management

4.1	Has your company been issued an EPA Hazardous Waste Generator I.D. Number? Existing Tenants should describe any additional identification numbers issued since the previous certificate.

                                 Yes [   ]          No [   ]

4.2	Has your company filed a biennial or quarterly reports as a hazardous waste generator? Existing Tenants should describe any new reports filed.

                                 Yes [   ]          No [   ]

                 If yes, attach a copy of the most recent report filed.

5.             Wastewater Treatment and Discharge

5.1            Will your company discharge wastewater or other wastes to:

                                                  storm drain?                                   sewer?

                                                  surface water?                               no wastewater or other wastes discharged.

Existing Tenants should indicate any actual discharges. If so, describe the nature of any proposed or actual discharge(s).

5.2           Will any such wastewater or waste be treated before discharge?

                                 Yes [   ]          No [   ]

If yes, describe the type of treatment proposed to be conducted. Existing Tenants should describe the actual treatment conducted.

6.             Air Discharges

6.1

Do you plan for any air filtration systems or stacks to be used in your company's operations in, on or about the Premises that will discharge into the air; and will such air emissions be monitored? Existing Tenants should indicate whether or not there are any such air filtration systems or stacks in use in, on or about the Premises which discharge into the air and whether such air emissions are being monitored.

Yes [ ] No [ ]

If yes, please describe:

Exhibit E, Page 2

6.2

Do you propose to operate any of the following types of equipment, or any other equipment requiring an air emissions permit? Existing Tenants should specify any such equipment being operated in, on or about the Premises.

                                                  Spray booth(s)                                    Incinerator(s)

                                                  Dip tank(s)                                           Other (Please describe)

                                                  Drying oven(s)                                    No Equipment Requiring Air Permits

If yes, please describe:

7.             Hazardous Materials Disclosures

7.1

Has your company prepared or will it be required to prepare a Hazardous Materials management plan ("Management Plan") pursuant to Fire Department or other governmental or regulatory agencies' requirements? Existing Tenants should indicate whether or not a Management Plan is required and has been prepared.

                                 Yes [   ]          No [   ]

If yes, attach a copy of the Management Plan. Existing Tenants should attach a copy of any required updates to the Management Plan.

7.2

Are any of the Hazardous Materials, and in particular chemicals, proposed to be used in your operations in, on or about the Premises regulated under Proposition 65? Existing Tenants should indicate whether or not there are any new Hazardous Materials being so used which are regulated under Proposition 65.

                                 Yes [   ]          No [   ]

If yes, please explain:

8.             Enforcement Actions and Complaints

8.1

With respect to Hazardous Materials or Environmental Laws, has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees or has your company received requests for information, notice or demand letters, or any other inquiries regarding its operations? Existing Tenants should indicate whether or not any such actions, orders or decrees have been, or are in the process of being, undertaken or if any such requests have been received.

                                 Yes [   ]          No [   ]

If yes, describe the actions, orders or decrees and any continuing compliance obligations imposed as a result of these actions, orders or decrees and also describe any requests, notices or demands, and attach a copy of all such documents. Existing Tenants should describe and attach a copy of any new actions, orders, decrees, requests, notices or demands not already delivered to Landlord pursuant to the provisions of Section 27 of the signed Lease Agreement.

8.2	Have there ever been, or are there now pending, any lawsuits against your company regarding any environmental or health and safety concerns?

                                 Yes [   ]          No [   ]

If yes, describe any such lawsuits and attach copies of the complaint(s), cross-complaint(s), pleadings and all other documents related thereto as requested by Landlord. Existing Tenants should describe and attach a copy of any new complaint(s), cross-complaint(s), pleadings and other related documents not already delivered to Landlord pursuant to the provisions of Section 27 of the signed Lease Agreement.

Exhibit E, Page 3

8.3

Have there been any problems or complaints from adjacent Tenants, owners or other neighbors at your company's current facility with regard to environmental or health and safety concerns? Existing Tenants should indicate whether or not there have been any such problems or complaints from adjacent Tenants, owners or other neighbors at, about or near the Premises.

                                  Yes [   ]          No [   ]

If yes, please describe. Existing Tenants should describe any such problems or complaints not already disclosed to Landlord under the provisions of the signed Lease Agreement.

9.	Permits and Licenses

9.1

Attach copies of all Hazardous Materials permits and licenses including a Transporter Permit number issued to your company with respect to its proposed operations in, on or about the Premises, including, without limitation, any wastewater discharge permits, air emissions permits, and use permits or approvals. Existing Tenants should attach copies of any new permits and licenses as well as any renewals of permits or licenses previously issued.

The undersigned hereby acknowledges and agrees that (A) this Hazardous Materials Disclosure Certificate is being delivered in connection with, and as required by, Landlord in connection with the evaluation and finalization of a Lease Agreement and will be attached thereto as an exhibit; (B) that this Hazardous Materials Disclosure Certificate is being delivered in accordance with, and as required by, the provisions of Section 27 of the Lease Agreement; and (C) that Tenant shall have and retain full and complete responsibility and liability with respect to any of the Hazardous Materials disclosed in the HazMat Certificate notwithstanding Landlord's/Tenant's receipt and/or approval of such certificate. Tenant further agrees that none of the following described acts or events shall be construed or otherwise interpreted as either (a) excusing, diminishing or otherwise limiting Tenant from the requirement to fully and faithfully perform its obligations under the Lease with respect to Hazardous Materials, including, without limitation, Tenant's indemnification of the Indemnitees and compliance with all Environmental Laws, or (b) imposing upon Landlord, directly or indirectly, any duty or liability with respect to any such Hazardous Materials, including, without limitation, any duty on Landlord to investigate or otherwise verify the accuracy of the representations and statements made therein or to ensure that Tenant is in compliance with all Environmental Laws; (i) the delivery of such certificate to Landlord and/or Landlord's acceptance of such certificate, (ii) Landlord's review and approval of such certificate, (iii) Landlord's failure to obtain such certificate from Tenant at any time, or (iv) Landlord's actual or constructive knowledge of the types and quantities of Hazardous Materials being used, stored, generated, disposed of or transported on or about the Premises by Tenant or Tenant's Representatives. Notwithstanding the foregoing or anything to the contrary contained herein, the undersigned acknowledges and agrees that Landlord and its partners, lenders and representatives may, and will, rely upon the statements, representations, warranties, and certifications made herein and the truthfulness thereof in entering into the Lease Agreement and the continuance thereof throughout the term, and any renewals thereof, of the Lease Agreement.

I (print name)                                                                   , acting with full authority to bind the (proposed) Tenant and on behalf of the (proposed) Tenant, certify, represent and warrant that the information contained in this certificate is true and correct.

(Prospective) Tenant:

SPANSION INC.,

a Delaware corporation

By:

Title:

Date:

Exhibit E, Page 4

Exhibit F to Lease Agreement

First Amendment to Lease Agreement

Change of Commencement Date

This First Amendment to Lease Agreement (the "Amendment") is made and entered into to be effective as of _________________________, by and between Hines VAF No Cal Properties, L.P., a Delaware limited partnership ("Landlord"), and Spansion Inc., a Delaware corporation ("Tenant"), with reference to the following facts:

Recitals

A.           Landlord and Tenant have entered into that certain Lease Agreement dated May 20, 2014 (the "Lease"), for the leasing of certain premises (the “Premises”) containing approximately 124,375 rentable square feet of space located at 1001 Ridder Park Drive, San Jose, California and approximately 30,041 rentable square feet of space located at 1717 Fox Drive, San Jose, California as such Premises are more fully described in the Lease.

B.            Landlord and Tenant wish to amend the Commencement Date of the Lease.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.     Recitals: Landlord and Tenant agree that the above recitals are true and correct.

2.     The Landlord’s Work is substantially complete.

3.     The Commencement Date of the Lease is ________________________ and the last day of the Term of the Lease (the "Expiration Date") is ______________.

4.     The dates on which the Base Rent will be adjusted are:

        for the period ________ to _______ the monthly Base Rent shall be $___________;

        for the period ________ to _______ the monthly Base Rent shall be $___________;

        for the period ________ to _______ the monthly Base Rent shall be $___________;

        for the period ________ to _______ the monthly Base Rent shall be $___________;

        for the period ________ to _______ the monthly Base Rent shall be $___________;

        for the period ________ to _______ the monthly Base Rent shall be $___________;

        for the period ________ to _______ the monthly Base Rent shall be $___________;

        for the period ________ to _______ the monthly Base Rent shall be $___________;

        for the period ________ to _______ the monthly Base Rent shall be $___________;

        for the period ________ to _______ the monthly Base Rent shall be $___________;

        for the period ________ to _______ the monthly Base Rent shall be $___________; and

        for the period ________ to _______ the monthly Base Rent shall be $___________.

5.     Effect of Amendment: Except as modified herein, the terms and conditions of the Lease shall remain unmodified and continue in full force and effect. In the event of any conflict between the terms and conditions of the Lease and this Amendment, the terms and conditions of this Amendment shall prevail.

6.     Definitions: Unless otherwise defined in this Amendment, all terms not defined in this Amendment shall have the meaning set forth in the Lease.

7.     Authority: Subject to the provisions of the Lease, this Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns. Each party hereto and the persons signing below warrant that the person signing below on such party's behalf is authorized to do so and to bind such party to the terms of this Amendment.

8.	The terms and provisions of the Lease are hereby incorporated in this Amendment.

[SIGNATURES ON NEXT PAGE]

Exhibit F, Page 1

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

LANDLORD:

HINES VAF NO CAL PROPERTIES, L.P.,

a Delaware limited partnership

By:     Hines VAF No Cal Properties GP LLC,

its general partner

By:     Hines VAF No Cal Mezz, L.P.,

its sole member

By:     Hines VAF No Cal Mezz GP LLC,

its general partner

By:     Hines VAF Northern California, L.P.,

its sole member

By:     Hines VAF Northern California GP LLC,

its general partner

By:
Name:	James C. Buie
Title:	Executive Vice President

TENANT:

SPANSION INC.,

a Delaware corporation

By:

Its:

By:

Its:

Exhibit F, Page 2

Exhibit G

Sign Criteria

This exhibit, entitled "Sign Criteria", is and shall constitute Exhibit G to that certain Lease Agreement dated for reference purposes as of May 20, 2014 (the "Lease"), by and between Hines VAF No Cal Properties, L.P., a Delaware limited partnership ("Landlord") and Spansion Inc., a Delaware corporation ("Tenant") for the leasing of certain premises located at 1001 Ridder Park Drive and 1717 Fox Drive, San Jose, California (the "Premises").

SIGN CRITERIA

These criteria have been established for the purpose of assuring an outstanding business complex and for the mutual benefits of all tenants. Conformance will be strictly enforced, and any installed non-conforming or unapproved signs must be brought into conformance at the expense of the tenant.

A.           GENERAL REQUIREMENTS

1.     Tenant shall submit a sketch of its proposed utilization of the Landlord designated sign to Landlord for written approval.

2.     Tenant’s sign base and frame shall be constructed by Landlord’s agent. The sign base shall be installed by Landlord’s agent at Tenant's expense. All tenant lettering shall be done by the agent at Tenant's expense.

3.     Tenant shall be responsible for the fulfillment of all requirements of these criteria.

B.            GENERAL SPECIFICATIONS

1.     No electrical or audible signs will be permitted. Internally illuminated signs may be installed by modification of the existing or designated sign base. Final details for modification and installation must be given written approval by Landlord.

2.     If the sign is lighted, the light source for the illumination of the sign shall be concealed from view, and the light source shall not travel from such light source straight to the viewer's eye. Instead, it shall be visible only from a reflecting or diffusing surface. No part of the sign's light shall revolve, rotate, move or create the illusion of same.

3.     The sign's dimensions will be in accordance with the established sign program for the building.

4.     Placement of the sign and method of attachment will be directed by Landlord (so long as the signage set forth in Section 30 of the Lease is provided). Sign copy will be restricted to company name, logo and address numbers. The style, color and size of the individual company's name may vary.

5.     Upon the removal of any sign, any damage to the building or sign base must be repaired by Tenant.

6.     Tenants may place gold leaf lettering on the interior window area, not to exceed more than 144 square inches (gross area). The letters are not to exceed 3 inches in height.

7.     Except as provided herein, no advertising placards, banners, pennants, names, insignia, trademarks or other description material shall be affixed or maintained upon the glass panes or exterior walls of the building.

REAR MAN DOORS

In order to insure uniformity in the printing of company names or receiving and shipping signs on real man doors, we have made the following specifications:

1.     The business name is to be the same as the name used on the tenant identification sign. In addition to the names, the words "shipping" and "receiving" and the tenant's logo may be used.

Exhibit G, Page 1

2.     The letters will be 2 inches high, black or white and in a specified, uniform style.

The proposed sign is to be approved by Landlord prior to installation to insure conformance.

Exhibit G, Page 2

Exhibit H

Utility Provider Authorization

This exhibit, entitled "Utility Provider Authorization", is and shall constitute Exhibit H to that certain Lease Agreement dated for reference purposes as of May 20, 2014 (the "Lease"), by and between Hines VAF No Cal Properties, L.P., a Delaware limited partnership ("Landlord") and Spansion Inc., a Delaware corporation ("Tenant") for the leasing of certain premises located at 1001 Ridder Park Drive and 1717 Fox Drive, San Jose, California (the "Premises").

AUTHORIZATION TO: RECEIVE CUSTOMER INFORMATION OR ACT ON A CUSTOMER'S BEHALF

SUBMITTED TO THE FOLLOWING.
Please check all that apply:
☐ PG&E ☐ SoCalGas
☐ SCE ☐ SDG&E

THIS IS A LEGALLY BINDING CONTRACT—READ IT CAREFULLY
(Please Print or Type)

I, ____
NAME TITLE (IF APPLICABLE

of ______________________________________ **(Customer) have the following mailing address**
NAME OF CUSTOMER OF RECORD

____ **, and do hereby appoint**
MAILING ADDRESS CITY STATE ZIP

______________________________ **of** ______________________________
NAME OF THIRD PARTY MAILING ADDRESS

____
CITY STATE ZIP

to act as my agent and consultant (Agent) for the listed account(s) and in the categories indicated below:

ACCOUNTS INCLUDED IN THIS AUTHORIZATION:

1. ______________________________ ______________________
SERVICE ADDRESS CITY SERVICE ACCOUNT NUMBER
2. ______________________________ ______________________
SERVICE ADDRESS CITY SERVICE ACCOUNT NUMBER
3. ______________________________ ______________________
SERVICE ADDRESS CITY SERVICE ACCOUNT NUMBER

(For more than three accounts, please list additional accounts on a separate sheet and attach it to this form)

INFORMATION, ACTS AND FUNCTIONS AUTHORIZED – This authorization provides authority to the Agent. The Agent must thereafter provide specific written instructions/requests (e-mail is acceptable) about the particular account(s) before any information is released or action is taken. In certain instances, the requested act or function may result in cost to you, the customer. Requests for information may be limited to the most recent 12 month period.

I (Customer) authorize my Agent to act on my behalf to perform the following specific acts and functions (initial all applicable boxes):

☐ 1. Request and receive billing records, billing history and all meter usage data used for bill calculation for all of my account(s), as specified herein, regarding utility services furnished by the Utility[1].

☐ 2. Request and receive copies of correspondence in connection with my account(s) concerning (initial all that apply):

☐ a. Verification of rate, date of rate change, and related information;
☐ b. Contracts and Service Agreements;
☐ c. Previous or proposed issuance of adjustments/credits; or
☐ d. Other previously issued or unresolved/disputed billing adjustments.

☐ 3. Request investigation of my utility bill(s).

☐ 4. Request special metering, and the right to access interval usage and other metering data on my account(s).

☐ 5. Request rate analysis.

☐ 6. Request rate changes.

☐ 7. Request and receive verification of balances on my account(s) and discontinuance notices.

[1] The Utility will provide standard customer information without charge up to two times in a 12 month period per service account. After two requests in a year, I understand I may be responsible for charges that may be incurred to process this request.

Revised 10/28/99 Page 1 of 2

Exhibit H, Page 1

AUTHORIZATION TO: RECEIVE CUSTOMER INFORMATION OR ACT ON A CUSTOMER'S BEHALF

I (CUSTOMER) AUTHORIZE THE RELEASE OF MY ACCOUNT INFORMATION AND AUTHORIZE MY AGENT TO ACT ON MY BEHALF ON THE FOLLOWING BASIS[2] (initial one box only):

[2]If no time period is specified, authorization will be limited to a one-time authorization

☐ One time authorization only (limited to a one-time request for information and/or the acts and functions specified above at the time of receipt of this Authorization).

☐ One year authorization - Requests for information and/or for the acts and functions specified above will be accepted and processed each time requested within the twelve month period from the date of execution of this Authorization.

☐ Authorization is given for the period commencing with the date of execution until ____________________ (Limited in duration to three years from the date of execution.) Requests for information and/or for the acts and functions specified above will be accepted and processed each time requested within the authorization period specified herein.

RELEASE OF ACCOUNT INFORMATION:

The Utility will provide the information requested above, to the extent available, via any one of the following. My (Agent) preferred format is (check all that apply):

☐ Hard copy via US Mail (if applicable).

☐ Facsimile at this telephone number: ____________________

☐ Electronic format via electronic mail (if applicable) to this e-mail address: ____________________

I (Customer), ______________________________(print name of authorized signatory), declare under penalty of perjury under the laws of the State of California that I am authorized to execute this document on behalf of the Customer of Record listed at the top of this form and that I have authority to financially bind the Customer of Record. I further certify that my Agent has authority to act on my behalf and request the release of information for the accounts listed on this form and perform the specific acts and functions listed above. I understand the Utility reserves the right to verify any authorization request submitted before releasing information or taking any action on my behalf. I authorize the Utility to release the requested information on my account or facilities to the above Agent who is acting on my behalf regarding the matters listed above. I hereby release, hold harmless, and indemnify the Utility from any liability, claims, demands, causes of action, damages, or expenses resulting from: 1) any release of information to my Agent pursuant to this Authorization; 2) the unauthorized use of this information by my Agent; and 3) from any actions taken by my Agent pursuant to this Authorization, including rate changes. I understand that I may cancel this authorization at any time by submitting a written request. **[This form must be signed by someone who has authority to financially bind the customer (for example, CFO of a company or City Manager of a municipality).]**

______________________________ AUTHORIZED CUSTOMER SIGNATURE

______________________________ TELEPHONE NUMBER

Executed this __________ **day of** __________ MONTH __________ YEAR **at** ______________________________ CITY AND STATE WHERE EXECUTED.

I (Agent), hereby release, hold harmless, and indemnify the Utility from any liability, claims, demand, causes of action, damages, or expenses resulting from the release of customer information obtained pursuant to this authorization and from the taking of any action pursuant to this authorization, including rate changes.

______________________________ AGENT SIGNATURE

______________________________ TELEPHONE NUMBER

______________________________ COMPANY

Executed this __________ **day of** __________ MONTH __________ YEAR

Revised 10/28/99

Page 2 of 2

Exhibit H, Page 2

Exhibit I

Location of Parking Area

PREMISES
PARKING AREA
REMAINDER
PARKING AREA
FOR 18,983 SF.
LOT 1751
243 SPACES
65,000 SF.
LOT 1717-B
95 SPACES
18,983 SF.
LOT 1717-A
102 SPACES
30,041 SF.
LOT 1001
431 SPACES
124,375 SF.

SITE PLAN

SITE PLAN

1001 RIDDER PARK DR.
/ 1717 FOX DR.

SAN JOSE, CALIFORNIA

SHEET

A1.1

Exhibit I, Page 1

Exhibit J

Inventory of Patio Furniture

1001 Ridder Out Door Patio Furniture list

Quantity	Description
5	Steel Patio Tables
23	Steel Patio Chairs
3	Patio Love Seats
4	Patio Lounge Chairs
2	Patio Coffee Tables
5	Patio Umbrellas
1	Trash Receptical
2	Sets of Bocce Balls
1	Patio End Table

Exhibit J, Page 1

Addendum 1

Options to Extend

This Addendum 1 (the "Addendum") is incorporated as part of that certain Lease Agreement, dated for reference purposes as of May 20, 2014 (the "Lease"), by and between Spansion Inc., a Delaware corporation ("Tenant"), and Hines VAF No Cal Properties, L.P., a Delaware limited partnership ("Landlord"), for the leasing of those certain premises located at 1001 Ridder Park Drive and 1717 Fox Drive, San Jose, California, as more particularly described in Exhibit A to the Lease (the "Premises"). Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Lease.

1.     Grant of Extension Options. Subject to the provisions, limitations and conditions set forth in this Addendum, Tenant shall have two (2) options (each, an "Option" and, collectively, the “Options”) to extend the initial term of the Lease for a period of five (5) years each (each, an “Extended Term” and, collectively, the "Extended Terms").

2.     Tenant's Option Notice. If Landlord does not receive written notice from Tenant of its exercise of an Option on a date which is not more than fifteen (15) months nor less than twelve (12) months prior to the end of the initial term of the Lease or the first Extended Term, as applicable (the "Option Notice"), the Options granted under this Addendum shall automatically terminate and shall be of no further force or effect.

3.     Establishing the Initial Monthly Base Rent for the Extended Terms. The initial monthly Base Rent for an Extended Term shall be in an amount equal to one hundred percent (100%) of the then current market rent for similar space within the competitive market area of the Premises (the "Fair Rental Value"). "Fair Rental Value" of the Premises means the current market rental value of the Premises as of the commencement of the Extended Term, taking into consideration all relevant factors, including length of term, the uses permitted under the Lease, the quality, size, design and location of the Premises, including the condition and value of existing tenant improvements, and the monthly base rent paid by tenants for premises comparable to the Premises, and located in the competitive market area of the Premises, as reasonably determined by Landlord. In addition, “Fair Rental Value” shall be adjusted to reflect the unamortized cost of any capital replacement performed by Landlord pursuant to Section 11.5 of the Lease if such capital replacement would affect the Fair Rental Value in the marketplace.

After the delivery by Tenant to Landlord of the Option Notice, if Landlord and Tenant are unable to agree on the Fair Rental Value for the Extended Term by the date which is forty-five (45) days after receipt by Landlord of the Option Notice for the Extended Term, then Landlord and Tenant each, at its cost and by giving notice to the other party, shall appoint a competent and impartial MAI appraiser (hereinafter "Appraiser") with at least ten (10) years experience in appraising rental values of commercial property similar to the Premises in the geographical area of the Premises to set the Fair Rental Value for the Extended Term. If either Landlord or Tenant does not appoint a Appraiser within ten (10) days after the other party has given written notice of the name of its Appraiser, the single Appraiser appointed shall be the sole Appraiser and shall set the Fair Rental Value for the Extended Term. If two (2) Appraisers are appointed by Landlord and Tenant as stated in this paragraph, they shall meet promptly and attempt to set the Fair Rental Value. If the two (2) Appraisers are unable to agree within ten (10) days after the second Appraiser has been appointed, they shall attempt to select a third Appraiser, meeting the qualifications stated in this paragraph within ten (10) days after the last day the two (2) Appraisers are given to set the Fair Rental Value. If the two (2) Appraisers are unable to agree on the third Appraiser, either Landlord or Tenant by giving ten (10) days' notice to the other party, can apply to the American Arbitration Association office in the county in which the Premises is located for the selection of a third Appraiser who meets the qualifications stated in this paragraph. Landlord and Tenant each shall bear one-half (½) of the cost of appointing the third Appraiser and of paying the third Appraiser's fee. The third Appraiser, however selected, shall be a person who has not previously acted in any capacity for either Landlord or Tenant. Within fifteen (15) days after the selection of the third Appraiser, the third Appraiser shall select one of the two Fair Rental Values submitted by the first two Appraisers as the Fair Rental Value for the Extended Term. If either of the first two Appraisers fails to submit their opinion of the Fair Rental Value within the time frames set forth above, then the single Fair Rental Value submitted shall automatically be the initial monthly Base Rent for the Extended Term.

Upon determination of the initial monthly Base Rent for the Extended Term pursuant to the terms outlined above, Landlord and Tenant shall immediately execute an amendment to the Lease. Such amendment shall set forth among other things, the initial monthly Base Rent for the Extended Term and the actual commencement date and expiration date of the Extended Term. Tenant shall have no other right to further extend the term of the Lease beyond the Extended Terms unless Landlord and Tenant otherwise agree in writing.

4.     Condition of Premises and Brokerage Commissions for the Extended Terms. If Tenant timely and properly exercises an Option, in strict accordance with the terms contained herein: (1) Tenant shall accept the Premises in its then "As-Is" condition and, accordingly, Landlord shall not be required to perform any additional improvements to the Premises; and (2) Tenant hereby agrees that it will solely be responsible for any and all brokerage commissions and finder's fees payable to any broker now or hereafter procured or hired by Tenant or who claims a commission based on any act or statement of Tenant ("Tenant's Broker") in connection with such Option; and Tenant hereby further agrees that Landlord shall in no event or circumstance be responsible for the payment of any such commissions and fees to Tenant's Broker.

Addendum 1, Page 1

5.     Limitations On, and Conditions To, Extension Options. The Options are personal to Tenant or an Affiliate and may not be assigned, voluntarily or involuntarily, separate from or as part of the Lease. At Landlord's option, all rights of Tenant under the Options shall terminate and be of no force or effect if any of the following individual events occur or any combination thereof occur: (1) Tenant has been in default of the provisions of this Lease more than two (2) times during the twelve (12) month period preceding the exercise of the Option (a "Chronic Default") at any time during the initial term of the Lease or the first Extended Term, if applicable, or at the time of exercise of the Option is then currently in default of any provision of this Lease; and/or (2) other than to an Affiliate in accordance with the provisions of Section 14 of the Lease, Tenant has assigned its rights and obligations under all or part of the Lease or Tenant has subleased all or part of the Premises; and/or (3) Tenant's financial condition is unacceptable to Landlord at the time the Option Notice is delivered to Landlord; and/or (4) Tenant has failed to exercise properly the Option in a timely manner in strict accordance with the provisions of this Addendum; and/or (5) Tenant and/or an Affiliate no longer has possession of all or any part of the Premises under the Lease, or if the Lease has been terminated earlier, pursuant to the terms of the Lease.

6.     Time is of the Essence. Time is of the essence with respect to each and every time period set forth in this Addendum.

Addendum 1, Page 2